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                                                                  EXHIBIT (b)(3)


                           LOAN AND SECURITY AGREEMENT
                               (ACQUISITION LOAN)

         THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of January 14, 2003 is made and entered into on the terms and conditions hereinafter set forth, by and between FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee ("Lender"), and LANDAIR ACQUISITION CORPORATION, a Tennessee corporation with principal offices in Greeneville, Tennessee ("Borrower").

                                    RECITALS:

         A.       Borrower, a newly created Subchapter S corporation pursuant to
Section 1362 of the Internal Revenue Code of 1986 as amended, desires to acquire the common voting stock of Landair Corporation ("Landair") to be tendered to Borrower by the present shareholders of Landair pursuant to a tender offer (the "Tender Offer") made by Borrower to the present shareholders of record of Landair, other than to Scott M. Niswonger ("Niswonger") and John A. Tweed ("Tweed"); and

         B. Borrower has requested that Lender make available to Borrower a loan facility in the original principal amount not to exceed $25,000,000 (the "Acquisition Loan") on the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth; and

         C. In order to induce Lender to make the Acquisition Loan to Borrower, Borrower has made certain representations to Lender; and

         D. Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Acquisition Loan upon the terms and conditions hereinafter set forth.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Acquisition Loan and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                    ARTICLE I.

                                   DEFINITIONS

         1.1. Defined Terms. As used in this Agreement, in addition to other terms defined herein, the following terms shall have the indicated meanings:

                  "Acquisition Note" shall mean the Acquisition Note in the original principal amount of Twenty Five Million and No/100 Dollars ($25,000,000) made and executed by the Borrower, payable to the order of Lender, and in the form attached hereto as Exhibit A, together with any and all extensions, modifications, renewals and/or replacements thereof.


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                  "Acquisition Period" shall mean the forty-day period in which the Acquisition Loan is outstanding and in which Borrower shall purchase the Shares tendered by the Shareholders pursuant to the Tender Offer, commencing with the Funding Date.

                  "Business Day" shall mean any day on which commercial banks in Greeneville, Tennessee are neither authorized nor required by law or executive order to close.

                  "Funding Date" shall mean the date of the initial funding of the Acquisition Loan or any portion thereof.

                  "Guaranty" shall mean the Guaranty Agreement, dated as of the date hereof, between Niswonger, Tweed and Lender, in which Niswonger and Tweed guarantee to Lender, among other things, the payment of the interest accruing on the indebtedness evidenced by the Acquisition Note.

                  "Landair Acquisition Pledged Shares" shall mean all of the outstanding shares of the common voting stock as the only class of capital stock of Borrower.

                  "LIBOR Rate" shall mean the London InterBank Offered Rate of interest for an interest period of one (1) month, as reported in The Wall Street Journal published on January 23, 2003. Each change in the rate which results from a change in the LIBOR Rate shall become effective, without notice to the undersigned, on same day of every month following any change in the LIBOR Rate; provided, however, that if The Wall Street Journal is not published on such date, the LIBOR Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date.

                  "Loan Documents" shall mean the Acquisition Note, the Security Instruments, this Agreement, the Guaranty, and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtedness evidenced in the Acquisition Note.

                  "Merger" shall mean the merger of Landair into Landair Acquisition by means of a statutory short-form merger in compliance with Tennessee Code Annotated Section 48-21-105.

                  "Obligations" shall have the meaning assigned in Section 3.2 hereof.

                  "Options" shall mean any outstanding options to acquire Shares, including options granted under the Landair Corporation Amended and Restated Non-Employee Director Stock Option Plan.

                  "Plan of Merger" shall mean the plan of the Merger to be distributed to the Shareholders in accordance with Section 6.24 hereof.

                  "Pledge Agreement" shall mean the Pledge Agreement between Borrower, Niswonger, Tweed and Lender, in which Borrower, Niswonger and Tweed pledge to Lender all


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of the Shares held by Borrower, Niswonger and Tweed and all of the Landair
Acquisition Pledged Shares.

                  "Security Instruments" shall mean collectively this Agreement, the Guaranty, the Pledge Agreement and any other instruments, documents or agreements now or hereafter securing the Obligations.

                  "Shareholder(s)" shall mean collectively all of the present shareholders of Landair and individually a Shareholder of Landair.

                  "Shares" shall mean all of the outstanding shares of the common voting stock as the only class of capital stock of Landair.

                  "Tender Offer" shall have the meaning assigned in the Recitals section of this Agreement.

                  "Tendered Shares" shall mean the Shares tendered by the Shareholders other than Niswonger and Tweed pursuant to the Tender Offer.

                  "Term Loan" shall have the meaning assigned in Section 6.25 hereof.

                  "Term Loan Documents" shall have the meaning assigned in
Section 6.25 hereof.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of Tennessee from time to time.

                                  ARTICLE II.

                              THE ACQUISITION LOAN

         2.1.     Evidence of Indebtedness; Advances; Repayment.

                  (a) The Acquisition Loan shall be evidenced by the Acquisition Note.

                  (b) Subject to and upon compliance with all applicable terms and conditions of this Agreement, and so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is continuing hereunder, Lender shall advance the proceeds of the Acquisition Loan to or as directed by Borrower in one or more advances in an aggregate principal amount outstanding not to exceed at any time $25,000,000, with such advances to be used solely to purchase the Shares during the Acquisition Period.

                  (c) The indebtedness of Borrower to Lender in connection with the Acquisition Loan shall be payable in accordance with the terms of the Acquisition Note and as provided in this subsection. The entire outstanding principal balance of the Acquisition Note shall be due and payable on February 28, 2003, together with interest


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         thereon, at an interest rate equal to the LIBOR Rate plus two hundred seventy five (275) basis points.

         2.2. Disbursement of Funds. The Acquisition Loan proceeds shall be advanced to Borrower on the Funding Date in a maximum amount equal to the aggregate purchase price of all Tendered Shares purchased by Borrower pursuant to the Tender Offer. In the event that any Acquisition Loan proceeds remain undisbursed on the Funding Date after purchase of all Tendered Shares pursuant to the Tender Offer, the remaining principal balance of the Loan shall be disbursed by Lender to Borrower, upon request by Borrower, during the Acquisition Period to purchase any remaining Shares not otherwise acquired pursuant to the Tender Offer.

         2.3. Purpose of Loan and Use of Proceeds. The purpose of the Acquisition Loan shall be to finance the acquisition of Tendered Shares and such other Shares as tendered pursuant to Section 2.2. The proceeds of the Acquisition Loan shall not be used for any other purposes.

                                  ARTICLE III.

                                    SECURITY

         3.1. Security. The Obligations (as hereinafter defined) shall be secured by the following:

                  (a) Pledge Agreement. The Pledge Agreement executed and delivered by Borrower, Niswonger and Tweed, pledging to Lender one hundred percent (100%) of the Landair Acquisition Pledged Shares and one hundred percent (100%) of the Shares held or to be acquired by Borrower, Niswonger and Tweed, with the exception of no more than 20,000 shares held on behalf of Tweed in an Individual Retirement Account and are not being pledged, are being tendered, and, accordingly, are not subject to the Pledge Agreement.

                  (b) Guaranty. The Guaranty Agreement of even date herewith, executed and delivered by Niswonger and Tweed jointly and severally (each individually a "Guarantor" and collectively the "Guarantors"), guaranteeing to Lender, among other things, the payment of the accrued interest on the indebtednesses evidenced by the Acquisition Note and the performance of the obligations of Borrower to Lender in connection therewith (the "Guaranty").

         3.2. Obligations. Without limiting any of the provisions thereof, the Security Instruments shall secure:

                  (a) The full and timely payment of the indebtedness evidenced by the Acquisition Note, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof,

                  (b) The full and prompt performance of all of the obligations of Borrower to Lender under the Loan Documents,

                  (c) The full and prompt payment of all court costs, expenses and costs of whatever kind incident to the collection of the indebtedness evidenced by the Acquisition Note,


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the enforcement or protection of the security interests of the Security
Instruments and/or the exercise by Lender of any rights or remedies of Lender with respect to the indebtedness evidenced by the Acquisition Note, including but not limited to attorney's fees and expenses incurred by Lender, all of which Borrower agrees to pay to Lender upon demand, and

                  (d) The full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower to Lender and all obligations under the Guaranty, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), or the obligation to reimburse Lender with respect to any draws on letters of credit issued by the Lender on Borrower's behalf, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrower.

All of the foregoing indebtedness and other obligations of this section as otherwise set forth in the Loan Documents are herein collectively referred to as the "Obligations"; provided, however, that the Guaranty shall only secure payment of accrued interest on the Acquisition Note.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Conditions Precedent to Acquisition Loan. The obligation of Lender to advance the proceeds of the Acquisition Loan to or for the account of Borrower is subject to the condition precedent that Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                  (a) Acquisition Note. The Acquisition Note, duly executed by Borrower, which Acquisition Note shall be deemed delivered as of the date all of the other conditions precedent set forth in this Section 4.1 have been met;

                  (b) Security Instruments; Shares. The Security Instruments, duly executed and delivered by the parties thereto, together with evidence satisfactory to Lender of the priority of the liens, security titles and/or security interests of such Security Instruments, along with all of the Shares pledged under the Pledge Agreement, with each stock certificate for the Shares being accompanied by a stock power in favor of Lender or endorsed in blank.

                  (c) Title to Assets. Evidence satisfactory to Lender demonstrating that Borrower is the owner of the collateral security described in the Security Instruments, free and clear of defects therein or claims thereto by persons other than Borrower and Lender;

                  (d) Guaranty. The Guaranty, duly executed and delivered by the Guarantors;

                  (e) Evidence of Corporate Action by Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents


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to which each is a party and each other document to be delivered by Borrower pursuant to this Agreement;

                  (f) Incumbency and Signature Certificates. A certificate (dated as of the date of this Agreement) of the Secretary or an Assistant Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower under this Agreement;

                  (g) Organizational Documents. Copies of the corporate charter and other publicly filed organizational documents of Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated;

                  (h) Evidence of Legal Existence/Good Standing. A certificate as to the legal existence and good standing of Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated;

                  (i) Evidence of Foreign Qualifications. Certificates of the Secretaries of State or other appropriate public officials as to Borrower's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted;

                  (j) Merger. Evidence satisfactory to Lender that Borrower has performed all actions necessary for the Merger under the laws of the State of Tennessee with the exception of the following: (a) adoption of the articles of merger and the passage of the applicable statutory period of one month for a short-form merger under the Tennessee Code Annotated Section 48-21-105, (b) the distribution of a summary of or the Plan of Merger to each Shareholder of record on the books of Landair who has not waived in writing the requirement of such mailing, and (c) filing of articles of merger with the Secretary of State of the State of Tennessee.

                  (k) Commitments from Niswonger and Tweed. Written commitments, acceptable to Lender, from Niswonger and Tweed, to fund or pay any difference between (i) the cost of acquiring the Shares pursuant to the Tender Offer, plus all expenses relating to such acquisition, and (ii) the principal amount of the Acquisition Loan. Such written commitments shall be accompanied by evidence satisfactory to Lender that Niswonger and Tweed have such funds available to pay any difference between (i) and (ii) herein.

                  (l) Legal Opinion of Borrower and Guarantors. The legal opinion of counsel to Borrower and Guarantors, which opinion shall cover such matters as Lender's attorneys shall reasonably require, without limitation: (i) Borrower and Guarantors have full authority and the legal right to carry out the terms of the Loan Documents; (ii) Borrower and Guarantors have taken all action necessary to authorize the execution and delivery of the Loan Documents; (iii) the Loan Documents will be legal, valid, and binding obligations of Borrower and Guarantors enforceable in accordance with their respective terms and conditions;
(iv) to the best of counsel's knowledge (A) the Securities and Exchange Commission has not issued a stop order or similar order adversely affecting the ability of Borrower or Guarantors to consummate the Tender Offer,


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and (B) no state or federal court has issued any form of injunction or order adversely affecting the ability of Borrower to consummate the Tender Offer or the Merger; and (v) there are no lawsuits or other legal or regulatory actions threatened or pending against Borrower and Guarantors known to such counsel, which could have a material effect on the Tender Offer, the Merger or the ability of Borrower and Guarantors to perform their obligations under the Loan Documents, except as previously disclosed by Borrower and Guarantors to Lender in Exhibit B attached hereto.

         4.2. Additional Condition(s) Precedent to Acquisition Loan. The obligation of Lender to make each advance of Acquisition Loan proceeds to or for the account of Borrower (including the initial advance or advances) is subject to the further condition(s) precedent that on and as of the date of such advance:

                  (a) Representations and Warranties True; Absence of Default. The following statements shall be true, and Borrower's request for such advance shall constitute an affirmation by Borrower that:

                           (1)      The representations and warranties contained
in Article V of this Agreement are correct on and as of the date of such advance as though made on and as of such date; and

                           (2)      Neither an Event of Default (as hereinafter
defined), nor any event that with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing, or would result from such advance; and

                  (b) Additional Documentation. Lender shall have received such other approvals, opinions and documents as Lender reasonably may request.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         5.1. Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and in good standing in the State of Tennessee and in each state in which a failure to be so qualified would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted.

         5.2. Authorization. Borrower has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the


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borrowing hereunder, the execution and delivery of each Loan Document to which
Borrower is a party and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or by-laws of Borrower or any agreement binding upon Borrower or its properties. The officer(s) executing this Agreement, the Acquisition Note and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

         5.3. Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms subject to applicable bankruptcy and other creditor rights laws and subject to principles of equity.

         5.4. Other Transactions. There are no prior loans, liens, security interests, agreements or other financings upon which Borrower is obligated or by which Borrower is bound that will in any way permit any third person to have or obtain priority over Lender as to any of the collateral security granted to Lender pursuant to this Agreement and the other Security Instruments. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents to which Borrower is a party will not result in any breach of, or constitute a default under, any loan or credit agreement, indenture, mortgage, deed of trust, security deed or agreement, lease, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or other instrument or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound or affected.

         5.5. Places of Business. The records with respect to all intangible personal property constituting a part of the collateral security for the Obligations are maintained at Borrower's chief place of business and chief executive office, which has the address of 430 Airport Road, Greeneville, Tennessee 37745. All tangible personal property constituting a part of the collateral security for the Obligations, except for transportation equipment subject to a certificate of title, is or will be located at Borrower's chief place of business and chief executive office.

         5.6. Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are covered by insurance or for which the Borrower has created reserves which in the opinion of the Borrower's management are reasonably calculated to cover claimed exposures, or which, if adversely determined, would not materially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents, except for those actions disclosed on Exhibit B attached hereto; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority that would materially affect Borrower's business.


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         5.7.     Financial Statements. The financial statements of Borrower heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial conditions of the subjects thereof as of the dates thereof. No material adverse change has occurred in the financial condition of Borrower since the dates thereof, and no additional borrowings have been made or liabilities incurred by Borrower since the dates thereof.

         5.8. No Defaults. With the exception of defaults or Events of Default which would not have a material adverse effect on the properties, business, results of operations, management or financial or other condition of Borrower or on the ability of Borrower to perform its obligations under the Loan Documents to which it is a party, no default or event of default by Borrower exists under any of the Loan Documents to which it is a party, or under any other instrument or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any Loan Document to which it is a party.

         5.9. Compliance With Law. Borrower have obtained all material licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its businesses and affairs as heretofore conducted and as hereafter intended to be conducted, including, but not limited to, any licenses, permits and governmental approvals and authorizations relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of hazardous materials. Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition, and the Tender Offer and all matters pertaining thereto), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect its ability to perform its obligations under the Loan Documents to which it is a party. Borrower has not received, and does not expect to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of its properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to its business, operations, property or financial condition, or which would or might materially impair its ability to perform its obligations under the Loan Documents to which it is a party.

         5.10. No Burdensome Restrictions. No instrument, document or agreement to which Borrower is a party or by which it or its properties may be bound or affected materially adversely affects, or may reasonably be expected so to affect, the business, operations, property or financial condition thereof.

         5.11. Taxes. Borrower has filed or caused to be filed all tax returns that to Borrower's knowledge are required to be filed (except for returns that have been appropriately extended), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority,


                                       9


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agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved) except to the extent that the failure to file such returns or pay such amounts would not have a material adverse effect on such Borrower. No tax liens have been filed against Borrower or any of the property of Borrower.

         5.12. Shares. Borrower, Niswonger and Tweed are the owners and holders of an amount of Shares equal to or greater than seventy percent (70%) of the total outstanding Shares. Borrower, Niswonger and Tweed each has full right, power and authority to grant to Lender a valid and enforceable security interest in such Shares owned and held by each of them, and such security interest constitutes a first and prior lien upon and security interest in such Shares, with no other person or entity having any right, title, interest, security interest, claim or lien with respect thereto.

         5.13 Merger. Borrower has performed all actions necessary for the Merger under the laws of the State of Tennessee Code with the exception of the following: (a) adoption of the articles of merger and the passage of the applicable statutory period of one month for a short-form merger under Tennessee Code Annotated Section 48-21-105, (b) the distribution of a summary of the Plan of Merger to each Shareholder of record on the books of Landair who has not waived in writing the requirement of such mailing, and (c) filing of articles of merger with the Secretary of State of the State of Tennessee.

         5.14 Commitments to Tender Shares. On or before the Funding Date, Borrower shall have received commitments from Shareholders, pursuant to the Tender Offer, to tender that number of Tendered Shares that, when added to the Shares owned or controlled by Niswonger and Tweed, equals at least 90% of the sum of (a) the total number of outstanding Shares on the Funding Date, and (b) the number of Options to purchase Shares outstanding on the Funding Date minus the aggregate number of Options to which the holders thereof have signed an agreement letter in the form of Exhibit D hereto.

                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

         Borrower covenants and agrees as follows, as long as the Obligations are outstanding:

         6.1. Payment of Obligations. Borrower will pay the indebtedness evidenced by the Acquisition Note according to the tenor thereof, and will timely pay or perform, as the case may be, all of the other Obligations.

         6.2. Sales of Assets. The Borrower will not sell, exchange, lease, transfer or dispose (other than in the normal course of business) of all or substantially all of its assets.

         6.3. Further Assurances. Borrower will take all reasonable actions requested by Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in the collateral security described in the Security Instruments and all other


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security for the Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower shall execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's security interests, and to cooperate with Lender in the filing or recording and renewal thereof.

         6.4. Financial Statements. Borrower has or will furnish to Lender upon request by Lender:

                  (a) A balance sheet of Borrower since its corporate formation, and the related statements of income, cash flow and shareholders' equity for such quarterly period, in such form and substance satisfactory to Lender.

                  (c) Such other financial data of Borrower as Lender reasonably may request.

         6.5. Maintenance of Books and Records; Inspection. Borrower will maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit any person designated by Lender in writing to visit and inspect any of its properties (including but not limited to the collateral security described in the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender reasonably may request.

         6.6. Insurance. Borrower has taken, and while any Obligations under this Agreement remain outstanding will take, no action to terminate or reduce the insurance coverage of Landair, as required under Section 8.6 of the Loan and Security Agreement, dated as of September 10, 1998, between Landair and Lender.

         6.7. Taxes and Assessments; Tax Indemnity. Borrower will (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, upon its income and profits or upon any properties belonging to any of it prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of any of their properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of any transaction of Borrower, which tax Lender is or may be required to withhold or pay, Borrower agrees to indemnify Lender and hold Lender harmless in connection with such taxes, and Borrower will immediately reimburse Lender for any such taxes paid by Lender and added to the Obligations pursuant to the terms hereof.

         6.8. Corporate Existence. Borrower will maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law. Borrower may from time to time change its name provided that Borrower has given Lender advance notice of such change and has taken such actions as Lender deems necessary to insure that such change of name does not impair Lender's security interest in the Collateral or its perfection therein.

         6.9. Compliance with Law and Other Agreements. Borrower will maintain its business operations and property owned or used in connection therewith in material compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, including, but not limited to, any laws, regulations or ordinances relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of hazardous materials and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower will pay all of its indebtedness promptly in accordance with the terms thereof.

         6.10. Notice of Default. Borrower will give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

         6.11. Notice of Litigation. Borrower will promptly notify Lender of all pending actions, suits, proceedings and disputes instituted by any persons whomsoever against Borrower or affecting any of Borrower's assets in connection with any applicable federal, state or local laws or regulations, or any dispute between Borrower on the one hand and any governmental regulatory body on the other hand.

         6.12. ERISA Plan. If Borrower has in effect, or hereafter institutes (with Lender's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss.
1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, (c) Borrower hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be timely filed with the Internal Revenue Service and a copy delivered to Lender within thirty (30) days of the preparation thereof, and (d) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed. Notwithstanding anything herein to the contrary, Borrower shall not be deemed to be in breach of this Agreement with regard to any breach of a warranty or covenant contained in this Section 6.12 which would not have a material adverse effect on the business operations or financial condition of such Borrower.

         No new Plan shall be instituted by Borrower unless Lender shall have given its written consent thereto.

         6.13. Places of Business; Mobile Goods. The location of the chief place of business and chief executive office of Borrower is 430 Airport Road, Greeneville, Tennessee 37745. Borrower agrees not to change the location at which it maintains its records concerning the intangible collateral security for the Obligations, without thirty (30) days' prior written notice to Lender in each instance.

         6.14 Indebtedness. During the Acquisition Period, Borrower shall not incur, create, assume or permit to exist any indebtedness or liability for borrowed money, or on account of deposit, advance or progress payments under contracts, or any other indebtedness or liability, including, but not limited to, indebtedness evidenced by notes, bonds, debentures or similar obligations, except:

         (a)      Indebtedness to Lender evidenced by the Acquisition Note;

         (b) Trade accounts payable, taxes payable, deferred sales, accrued employees' bonuses and withheld amounts, accrued liabilities with respect to contributions to pension plans and other similar short-term obligations incurred by Borrower in the normal course of operating its business, provided that (i) the amount of such obligations shall not be unduly large, in the reasonable judgment of Lender, considering the size and nature of Borrower's business, and
(ii) the Borrower shall not be in default with respect to any of such obligations; and

         (c) Other indebtedness incurred for any purpose which is not secured, in whole or in part, by any lien or security interest upon the collateral for the Acquisition Loan, provided that the incurring of any such indebtedness does not create or result in a violation of any other provision hereof.

         6.15 Mortgages, Liens, Etc. Borrower shall not create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, except for liens securing payment of the Acquisition Loan;

         6.16 Guaranties. Borrower shall not guarantee or otherwise in any way become or be responsible for the indebtedness or obligations of any other person, by any means whatsoever, whether by agreement to purchase the indebtedness of any other person or agreement for the furnishing of funds to any other person through the purchase of goods, supplies or services, or by way of stock purchase, or discharging the indebtedness of any other person, or otherwise, except for (i) guaranties in favor of Lender, (ii) the endorsement of negotiable instruments by Borrower in the ordinary course of business for collection, and (iii) guaranties of indebtedness which are not in the aggregate in excess of twenty-five percent (25%) of the tangible net worth of Borrower.

         6.17. Consolidation or Merger. Without the prior written consent of Lender, Borrower shall not enter into any transaction, acquisition, merger or consolidation which would result in an acquisition by Borrower of the assets of stock or other equity interests of another entity or a merger or consolidation of Borrower other than the Merger.

         6.18 Loans and Investments. Borrower shall not make any loans to or investments in, or, purchase any stock, other securities or evidence of indebtedness of any person, except as follows: (i) direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, (ii) marketable securities issued by an agency of the United States government, (iii) commercial paper rated A-1 by Standard and Poors Corporation, or P-1 by Moody's Investors Services, Inc., (iv) certificates of deposit of or bankers' acceptances accepted by domestic commercial banks in the United States of America having a combined capital and surplus of at least Ninety Million Dollars ($90,000,000.00), (v) repurchase agreements with respect to any of the foregoing, (vi) loans permitted by the provisions of Section 6.20 hereof, or
(vii) the Shares to be purchased pursuant to the Tender Offer.

         6.19.    Dividends, Redemptions and Other Payments. Borrower shall not
(a) declare or pay, or set aside any sum for the payment of, any dividends or make any other distribution upon any shares of its capital stock of any class, or (b) purchase, redeem or otherwise acquire for value any shares of its capital stock of any class, or commit to do any of same, or set aside any sum therefor, or permit any subsidiary to purchase or acquire for value any shares of its capital stock of any class, or commit do to any of the same, or set aside any sum therefor, or (c) make any payment to a profit sharing plan or to any other retirement or pension plan to or for the benefit of management shareholders which exceeds (based on a percentage of compensation) similar payments made for the benefit of all employees of Borrower, in such a manner which violates applicable law and/or any filings of Borrower with applicable securities agencies and stock exchanges and related restrictions and regulations.

         6.20. Loans to Officers and Employees. Without the prior written consent of Lender, Borrower shall not permit or allow loans to officers and employees of Borrower to exceed at any one time outstanding the sum of One Hundred Fifty Thousand Dollars ($150,000.00).

         6.21. Creation of Subsidiaries. Borrower may create additional subsidiaries, without the prior written consent of Lender, only if the following conditions are met:

                  (a) each such subsidiary is engaged in a business directly related to the Borrower's business, and

                  (b) (i) each such subsidiary guaranties the obligations of Lender hereunder and under the Acquisition Note by the execution of a Guaranty Agreement in form and substance satisfactory to Lender and in a form similar to the Guaranty executed by Guarantors, or (ii) Borrower pledges to the Lender all of the stock of such subsidiary; and

                  (c)      each such subsidiary delivers to the Lender:

                           (i)      a copy of its charter or certificate of
incorporation, certified by the appropriate official in its jurisdiction of organization, in form and substance satisfactory to the

Lender, and a copy of its bylaws, and all amendments thereto, together with a certificate of its Secretary stating that such copy is complete and correct;

                           (ii)     a certificate of the appropriate
governmental officials stating that such subsidiary exists, is in good standing with respect to the payment of franchise and similar taxes and is duly qualified to transact business in the state;

                           (iii)    a certificate of the secretary of the
subsidiary as to the incumbency and signature of all officers of such subsidiary authorized to execute or attest to the Loan Documents to which such subsidiary is a party, together with evidence of the incumbency of each such secretary or other officer;

                           (iv)     with respect to such subsidiary (A) copies
of the resolution authorizing, approving and ratifying the Loan Documents to which such subsidiary is a party, duly adopted by the board of directors of such subsidiary, together with (B) a certificate of the secretary or other appropriate officer of such subsidiary stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the board of directors of such subsidiary and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof; and

                           (v)      all other documents, instruments,
agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Lender and its counsel, as the Lender reasonably may request.

         6.22 Purchase of Shares. Borrower shall promptly, upon disbursement of the Acquisition Loan proceeds hereunder, purchase all of the Shares tendered pursuant to the Tender Offer.

         6.23 Merger Requirements. Borrower shall perform the following actions in order to complete the requirements of the Merger in accordance with Tennessee Code Annotated Section 48-21-105: (a) within five (5) Business Days of the Funding Date, enter into and mail the Plan of Merger or a summary thereof to each Shareholder of record on the books of Landair, unless such Shareholder has waived in writing its right to receive such Plan of Merger, and (b) permit one-month to expire after the distribution of the Plan of Merger in accordance with subsection (a) of this Section and Tennessee Code Annotated Section 48-21-105 before Borrower completes the Merger.

         6.24 Execution of Term Loan Documents. Borrower agrees to execute promptly upon the effectual date of the Merger all of the documents substantially in the form attached hereto as Exhibit C, which documents constitute the loan documents evidenced by the term loan to be extended by Lender to Borrower in the principal amount of $25,000,000 (the "Term Loan"), and shall include but not be limited to a $25,000,000 term note, an Amended and Restated Line of Credit Note, an Amended and Restated Loan and Security Agreement which amends and restates a Loan and Security Agreement dated as of September 10, 1998 between Landair and Lender, the Guaranty of all material subsidiaries of the Borrower, and all other loan documents evidencing the extension of the Term Loan (collectively the "Term Loan Documents").


                                   ARTICLE VII

                              DEFAULT AND REMEDIES

         7.1. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Borrower shall fail to pay the principal of, or interest on, the indebtedness evidenced by the Acquisition Note, or any other fee or charge payable by Borrower hereunder, as and within ten (10) days of when due and payable (provided that Borrower shall only be entitled to such ten-day grace period twice within any twelve-month period);

                  (b) Any representation or warranty made or deemed made by Borrower in this Agreement or any of the other Loan Documents, or that is contained in any certificate, document, opinion or financial or other statement furnished at any time under or in connection with any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and, to the extent any such misrepresentation or breach of warranty is capable of being cured, the same continues thirty (30) days after notice from the Lender;

                  (c) Borrower shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under this Agreement or any other Loan Document to which it is a party, and such default continues thirty (30) days after notice from the Lender;

                  (d) Borrower (1) shall generally not pay or shall be unable to pay its debts as such debts become due; or (2) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (3) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (4) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (5) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (6) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

                  (e) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

                  (f) A default or event of default shall occur under any of the other Loan Documents, subject to applicable cure periods; or

                  (g) Borrower shall (1) fail to pay any indebtedness for borrowed money in the amount of $50,000 or greater (other than the indebtednesses evidenced by the Acquisition Note), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), subject to applicable cure periods, including but not limited to any such indebtedness or obligation now or hereafter owed to Lender, or (2) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or the passage of time or both, of the maturity of such indebtedness, regardless of whether such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

         7.2. Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 7.1(d) as it relates to Borrower, the indebtedness evidenced by the Acquisition Note as well as any and all other indebtedness and obligations of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Acquisition Note as well as any and all other indebtedness and obligations of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Acquisition Note:

                  (a) any obligation of Lender to advance any theretofore undisbursed proceeds of the Acquisition Loan shall immediately cease and be of no further force or effect, and Lender shall be immediately entitled to exercise any and all rights, powers, privileges, options and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

                  (b) Lender shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee; and

                  (c) Lender shall have and may exercise any and all other rights, powers, privileges, options and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         7.3. Right of Setoff. Without limitation of the foregoing, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender or any of its affiliates, and any other indebtedness at any time owing by Lender or its affiliates to or for the credit or the account of Borrower, against any and all of the Obligations, irrespective of whether Lender shall have made any demand under this Agreement or the Acquisition Note or any other Loan Document and although such obligations may be unmatured. Lender agrees to notify Borrower within a reasonable time after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 7.3 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.

         7.4. Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         7.5. Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Acquisition Note, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

         8.2. Integration. This Agreement and the Loan Documents contain the entire agreement among the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. The execution and delivery of this Agreement and the other Loan Documents by Borrower were not based upon any facts or materials provided by Lender, nor was Borrower induced or influenced to execute and deliver this Agreement or any other Loan Document by any representation, statement, analysis or promise made by Lender.

         8.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from compliance with the terms of any Loan Document to which it is a party, shall be effective unless the same shall be in writing and signed on behalf of Lender by a duly authorized officer of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.4. Performance By Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement or any other Loan Document, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the greatest default rate provided in the Acquisition Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations and be secured hereby until fully repaid. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         8.5. Costs and Expenses. Lender shall not bear any cost or expense whatsoever in connection with the making, administration, servicing or collection of the Acquisition Loan. Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and/or administration of any of the Loan Documents, including but not limited to the fees and expenses of counsel for Lender, and local counsel who may be retained by Lender or said counsel, with respect thereto and with respect to advising Lender as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, Borrower shall pay any and all recording, indebtedness, stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and any other documents to be delivered under any such Loan Documents, and agrees to indemnify Lender and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         The provisions of this Section shall be effective regardless of whether Borrower shall be entitled to any advances hereunder and shall survive any termination of this Agreement.

         8.6. Assignment; Participations. The Acquisition Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Acquisition Note. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

         8.7. Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         8.8. Third Party Beneficiaries. This Agreement and the other Loan Documents are intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any person not a party hereto. No other person shall have any right to rely on this Agreement or the other Loan Documents, or to derive any benefit herefrom.

         8.9. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

         8.10. Severability. Any provision of this Agreement that is prohibited or unenforceable with respect to any person or circumstance or in any jurisdiction shall, as to such person, circumstance or jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision with respect to other persons or circumstances or in any other jurisdiction.

         8.11. Article and Section Headings; Terminology. Article and section headings used herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose. References herein to "Articles" and "Sections" shall be deemed to be references to Articles and Sections, respectively, of this Agreement unless the context otherwise requires. When used herein, the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate. Any reference herein to a person shall include natural persons, corporations, partnerships, limited liability companies, associations and other entities.

         8.12. Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express) to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy, or the date of mailing or delivery to such courier service, as the case may be, shall be the date of such notice, election or demand, and rejection, refusal to accept or inability to deliver because of a changed address of which no notice was sent shall not affect the validity of any notice, election or demand given in accordance with the provisions of this Agreement. For the purposes of this Agreement:


                  The address of Lender is:

                           First Tennessee Bank National Association
                           2841 E. Andrew Johnson Highway
                           Greeneville, Tennessee 37745
                           Attention: Larry Estepp
                           Telecopy Number: 423-798-2230

                  The address of Borrower is:

                           Landair Acquisition Corporation
                           430 Airport Road
                           Greeneville, Tennessee 37745
                           Attention: John A. Tweed
                           Telecopy Number: 423-783-1345

         8.13. Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. Anything in this Agreement, the Acquisition Note, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Acquisition Loan, acceleration of the maturity of the unpaid balance of the Acquisition Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the Acquisition Loan shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the Acquisition Loan and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Acquisition Loan exceed the maximum amounts permitted from time to time by applicable law.

         8.14. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

         8.15. Governing Law. This Agreement and the Acquisition Note shall be governed by, and construed in accordance with, the laws of State of Tennessee without regard to rules or laws of conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                   LENDER:

                                   FIRST TENNESSEE BANK
                                   NATIONAL ASSOCIATION


                                   By: /s/ Steven D. Mears
                                      -----------------------------------------

                                   Title: Senior Vice President
                                         --------------------------------------


                                   BORROWER:

                                   LANDAIR ACQUISITION CORPORATION


                                   By: /s/ Scott M. Niswonger
                                      -----------------------------------------

                                   Title: Secretary
                                         --------------------------------------

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE
                               (ACQUISITION LOAN)


$25,000,000                                                     January 14, 2003
                                                          Greeneville, Tennessee


                  FOR VALUE RECEIVED, the undersigned, LANDAIR ACQUISITION CORPORATION, a Tennessee corporation (referred to herein as "Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of up to TWENTY FIVE MILLION DOLLARS ($25,000,000), payable in full on the earlier of (i) March 5, 2003, or (ii) the effective time of the merger of Maker with Landair Corporation, together with interest on the aggregate unpaid principal balance of the Acquisition Loan evidenced hereby at the LIBOR Rate (as hereinafter defined), determined as of the date hereof, plus two hundred seventy five (275) basis points, pursuant to the terms of that certain Loan and Security Agreement dated as of January 14, 2003, by and among Maker and the Payee (as the same may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Acquisition Loan Agreement," capitalized terms used but not otherwise defined herein shall have the same meanings as in the Acquisition Loan Agreement).

                  The "LIBOR Rate" shall mean the London InterBank Offered Rate of interest for an interest period of one (1) month, as reported in The Wall Street Journal published on January 23, 2003. Each change in the rate which results from a change in the LIBOR Rate shall become effective, without notice to the undersigned, on the same day following any change in the LIBOR Rate; provided, however, that if The Wall Street Journal is not published on such date, the LIBOR Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date.

                  Notwithstanding any other provision hereof, in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated on the basis of a 360-day year for each day that all or any part of the indebtedness evidenced hereby shall be outstanding, to the extent permitted by applicable law.

                  All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects, except that payments shall be applied to accrued interest before principal.

                  The indebtedness evidenced hereby may be prepaid at any time without penalty.

                  Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default, as defined in the Acquisition Loan Agreement, shall occur; or should any default or event of default occur under any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to applicable cure periods; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Acquisition Loan Agreement or under any other instrument, document or agreement now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, in accordance with the terms of the Acquisition Loan Agreement and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at a rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4%) in excess of the interest rate designated from time to time by Payee as its "Base Rate," which rate shall be adjusted on each day that said "Base Rate" changes, or (ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

                  To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to four percent (4%) of any payment hereunder that is not received by Holder within fifteen (15) days of the date on which it is due, in order to cover the additional expense incident to the handling and processing of delinquent payments; provided, however, that nothing in this provision shall be deemed to waive any other right or remedy of the Holder hereof by reason of Maker's failure to make payments when due hereunder.

                  In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any indorsers hereof agree to pay a reasonable attorney's fee, all court and other costs and the reasonable costs of any other collection efforts.

                  Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  The indebtedness and other obligations evidenced by this Note are secured by (1) the Acquisition Loan Agreement, (2) the Guaranty Agreement dated as of the date hereof executed by Scott M. Niswonger and John A. Tweed (the "Guarantors"), guaranteeing the payment of accrued interest only, (3) the Pledge Agreement dated as of the date hereof executed by the Maker, and the Guarantor, and (4) certain other instruments and documents, as more particularly described in the Loan Agreement.

                  All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

                  This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

                  As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

                  IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

                                      MAKER:


                                      LANDAIR ACQUISITION CORPORATION


                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------

                                    EXHIBIT B

                                   LITIGATION


1. Dan Patton, on Behalf of Himself and All Others Similarly Situated vs. Landair Corporation, Scott M. Niswonger, John A. Tweed, Jerry A. Armstrong, C. John Langley, Jr., Andrew J. Mantey, Courtney J. Munson, and Richard H. Roberts, Case No. 02-CV 823, filed in the Circuit Court for Greene County, Tennessee.

2. Piazza v. Landair Corporation, et al., Case No. 02CV824, filed in the Circuit Court for Greene County, Tennessee.

3. Baker v. Landair Corporation, et al., Case No. 02CV830, filed in the Circuit Court for Greene County, Tennessee.

                                    EXHIBIT C

                               TERM LOAN DOCUMENTS


1.       Amended and Restated Loan and Security Agreement

2.       Amended and Restated $15,000,000 Line of Credit Note

3.       $25,000,000 Secured Promissory Note (Term Note)

4. Amended and Restated Guaranty Agreements of Volunteer Adjustment, Inc., Landair Transportation Properties, Inc. and Landair Transport, Inc.

5.       Amended and Restated Security Agreement (Guarantor Security Agreement)

6.       Amended and Restated Pledge and Security Agreement (Borrower)

7.       Closing Certificate of Borrower

8.       Closing Certificate of Volunteer Adjustments, Inc.

9.       Closing Certificate of Landair Transportation Properties, Inc.

10.      Closing Certificate of Landair Transport, Inc.

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of March 5, 2003, is made and entered into on the terms and conditions hereinafter set forth, by and between FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee ("Lender"), and LANDAIR ACQUISITION CORPORATION, a Tennessee corporation with principal offices in Greeneville, Tennessee, which corporation will upon completion of the statutory short-form merger described in Paragraph C of the Recitals, file articles of amendment to change its name to Landair Holdings, Inc. ("Borrower").

                                    RECITALS:

         A. Lender previously extended to Landair Corporation ("Landair") a revolving line of credit loan in the principal amount of $15,000,000 (the "Line of Credit Loan"), pursuant to the terms of a Loan and Security Agreement, dated as of September 10, 1998 (the "Loan Agreement"). The Line of Credit Loan is evidenced by a Master Secured Promissory Note (Line of Credit), dated September 10, 1998 (the "Line of Credit Note") and executed by Landair the obligations of which are now the obligations of Borrower as a result of the Merger (defined in paragraph C below).

         B. Lender also extended to Landair an equipment loan facility in the original principal amount of $10,000,000 (the "Equipment Loan") pursuant to the terms of the Loan Agreement. Landair paid the entire outstanding balance of the Equipment Loan, and the Equipment Loan facility has expired.

         C. Borrower is a newly created corporation, formed to acquire the outstanding capital stock of Landair. Landair and Borrower have merged by means of a short-form statutory merger conducted in accordance with Tennessee law (the "Merger"), with Borrower as the surviving entity. Borrower will, upon completion of the Merger, file articles of amendment to change its name to Landair Holdings, Inc.

         D. Borrower has requested that Lender extend a term loan facility in the original principal amount of $25,000,000 (the "Term Loan") evidenced by a Second Promissory Note (Term Note) of even date herewith (the "Term Note") upon the terms and conditions of this Agreement, and for the purposes hereinafter set forth, and to amend and restate the Line of Credit Loan, the terms of which shall govern Borrower's Line of Credit Loan with Lender from and after the date hereof.

         E. Lender has agreed to extend the Term Loan upon the condition that Borrower enter into this Agreement to establish the terms and conditions of the Term Loan and to amend and restate the terms of the Line of Credit Loan. The Term Loan and the Line of Credit Loan are collectively referred to as the "Loans."

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loans and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, in addition to other terms defined herein, the following terms shall have the indicated meanings:

                  "Account Debtor" shall mean any person which is now or hereafter obligated or indebted to Borrower or any Guarantor on any Account Receivable.

                  "Accounts Receivable", "Receivable" or "Account" shall mean all amounts owed to Borrower on account of sales, leases or rentals of goods or services rendered in the ordinary course of Borrower's or any Guarantor's trade or business.

                  "Applicable Margin" shall mean, with respect to any Borrowing, additional interest (which shall be added to the LIBOR Rate as and when applicable pursuant to the terms of the Notes and this Agreement) being two hundred seventy five (275) basis points at the time of the Merger, and, thereafter, the number of basis points being determined in accordance with the Debt to Tangible Net Worth Ratio of Borrower as follows:

         Debt to Tangible Net Worth Ratio                        Basis Points
         --------------------------------                        ------------
Equal to or less than 1.25 to 1                                       100
Greater than 1.25 up to and including 1.6 to 1                        125
Greater than 1.6 up to and including 2.25 to 1                        150
Greater than 2.25 up to and including 3.0 to 1                        175
Greater than 3.0 up to and including 3.85 to 1                        200
Greater than 3.85 up to and including 4.8 to 1                        225
Greater than 4.8 up to and including 5.9 to 1                         250
Greater than 5.9 up to and including 7.05 to 1                        275

Debt to Tangible Net Worth Ratio shall be determined by the quarterly financial statements delivered pursuant to Section 8.4 hereof, which determination shall be effective as of the date of the delivery of such financial statements with respect to all Borrowings outstanding hereunder.

                  "Borrowing" shall mean a Term Loan Borrowing or a Line of Credit Borrowing.

                  "Borrowing Base" means an aggregate amount equal to the sum of
(a) eighty percent (80%) of Eligible Receivables, plus (b) seventy-five percent (75%) of the value of the Real Property, which is $3,500,000, plus (c) sixty-five percent (65%) of the book value of the Rolling Stock minus the outstanding balance of the Term Loan, in a total amount not to exceed Six Million Dollars ($6,000,000).

                  "Business Day" shall mean any day on which commercial banks in Greeneville, Tennessee are neither authorized nor required by law or executive order to close.

                  "Cash Flow" shall mean, in any fiscal period, the net income of Borrower, Guarantors and Other Subsidiaries plus depreciation plus amortization of intangible assets plus the interest portion of scheduled debt service plus taxes plus payments made under operating leases less dividends paid to shareholders, all on a consolidated basis and as determined in accordance with generally accepted accounting principles.

                  "Cash Flow Coverage Ratio" shall mean the ratio of Cash Flow to (a) current maturities of long-term indebtedness and interest payments relating thereto (including payments made pursuant to capitalized leases) plus
(b) payments made under operating leases, all as determined with regard to Borrower, Guarantors and Other Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

                  "Debt" means, with respect to any Person at any time, all items that in conformity with generally accepted accounting principles would be shown on the balance sheet of such Person as a liability and in any event shall include, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) reimbursement obligations (regardless of when due) in respect of letters of credit issued for the account of such Person (including any such obligations in respect of any drafts drawn thereunder), (iv) all obligations of such Person upon which interest charges are customarily paid, (v) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (vi) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and not overdue), (vii) all obligations of others secured by any lien, security interest or encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all capitalized lease obligations of such Person, (ix) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product pursuant to which such Person is the obligor, to the extent such transaction is considered indebtedness for federal income tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles, and
(x) all contingent obligations.

                  "Debt to Worth Ratio" shall mean the ratio of consolidated total liabilities of Borrower, Guarantors and Other Subsidiaries to consolidated Net Worth of Borrower, Guarantors and Other Subsidiaries, all as determined on a consolidated basis and in accordance with generally accepted accounting principles.

                  "EBITDA" shall mean the consolidated net income of Borrower, Guarantors and Other Subsidiaries for each rolling four quarter period, plus interest expense for the Borrower, Guarantor and Other Subsidiaries whether or not actually paid during such period, plus income tax expense, plus depreciation, plus amortization of intangible assets and other non-cash charges.

                  "Eligible Receivables" shall mean Accounts Receivable (a) in which Lender holds a valid, perfected first security interest; (b) which arise from goods theretofore sold and delivered or services theretofore rendered to the Account Debtor; (c) with respect to which no setoffs, counterclaims or defenses are claimed by the Account Debtor; (d) which constitute the binding obligation of an Account Debtor which at the time a Line of Credit Loan advance or extension of credit is requested based upon such Account, and at all times thereafter while a Line of Credit Loan advance or extension of credit remains outstanding, is solvent, is financially able to pay its debts and obligations as they become due and is paying its debts and obligations as they become due; (e) which do not remain unpaid more than ninety (90) days after the date of the invoice relating to the Accounts Receivable; and (f) with respect to which the Account Debtor is not a Related Person.

                  "Funded Debt" shall mean the aggregate of both long-term and current portions (without duplication) of all Debt, including specifically any issued and outstanding letters of credit.

                  "Funded Debt to EBITDA Ratio" shall mean the ratio of Funded Debt of the Borrower, Guarantors and Other Subsidiaries to EBITDA, all as determined on a consolidated basis and in accordance with generally accepted accounting principals.

                  "Guarantor(s)" shall mean Landair Transport, Inc., Volunteer Adjustment, Inc. and Landair Transportation Properties, Inc. (each individually a "Guarantor" and collectively the "Guarantors").

                  "Guarantor Security Agreement" shall mean the Amended and Restated Security Agreement dated as of the date hereof, executed by the Guarantors.

                  "Guaranty Agreement" shall mean collectively: (i) the Amended and Restated Guaranty Agreement dated as of the date hereof executed by Landair Transportation Properties, Inc., (ii) the Amended and Restated Guaranty Agreement dated as of the date hereof executed by Landair Transport, Inc., and
(iii) the Amended and Restated Guaranty Agreement dated as of the date hereof executed by Volunteer Adjustment, Inc.

                  "Interest Payment Date" shall mean the first Business Day of each month and the maturity date of the Loans with respect to which such Borrowing relates.

                  "Interest Period" shall mean a period of one month, provided that:

                           (1) the first Interest Period shall begin on the
effective date of this Agreement and shall end on the first Business Day of the succeeding month;

                           (2) if any Interest Period would otherwise not end on
the first Business Day of a month, the Interest Period shall be automatically shortened so that such Interest Period ends on the first Business Day of the month next succeeding the month in which such Interest Period began;

                           (3) if any Interest Period otherwise would expire on
a day that is not a Business Day, then such Interest Period shall be extended to expire on the next succeeding Business Day;

                           (4) in the case of immediately successive Interest
Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

                           (5) no Interest Period for either of the Loans shall
extend beyond the maturity date of the Loans.

                  "Interest Rate Determination Date" shall mean each date for calculating LIBOR for purposes of determining the interest rate in respect of an Interest Period, which in each case shall be the second (2nd) Business Day prior to the first (1st) day of such Interest Period.

                  "LIBOR" shall mean shall mean the London InterBank Offered Rate of interest for an interest period of one (1) month, as reported in The Wall Street Journal published on the Reset Date of each month. Each change in the rate which results from a change in the LIBOR Rate shall become effective, without notice to the undersigned, on each Reset Date following any change in the LIBOR Rate; provided, however, that if The Wall Street Journal is not published on such date, the LIBOR Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date. The "Reset Date" shall mean (i) the date of this Note, for the initial period from the date hereof through _________, 2003, and (ii) the last day of every month thereafter, beginning on _________, 2003; provided, however that if such day is not a Business Day, then the first succeeding Business Day shall instead apply. For purposes of this Note and the Reset Date, the term "Business Day" shall mean any day on which commercial banks settle payments in U.S. dollars in New York City and London.

                  "Line of Credit Loan" shall mean the line of credit loan extended by Lender to Borrower pursuant to the Line of Credit Note.

                  "Line of Credit Borrowing" shall mean a borrowing against the Line of Credit Loan by Borrower pursuant to Article III hereof.

                  "Loan Documents" shall mean this Agreement, the Security Instruments, the Notes, and any other instruments and documents now or hereafter evidencing, securing, or in any way related to the indebtedness evidenced by the Notes.

                  "Net Worth" means the excess of the combined book value of the assets of Borrower, Guarantors and Other Subsidiaries over their combined liabilities, calculated in accordance with generally accepted accounting principles; provided, however, that in performing such calculation there shall be (a) excluded from the assets (i) any amounts owed to Borrower, any Guarantor or any Other Subsidiary by a Related Person, and (ii) any amounts owed to Borrower, any Guarantor or any Other Subsidiary by an employee of Borrower, of a subsidiary or of any Related Person, and (b) included, as equity, any indebtedness owed by Borrower, any Guarantor or any Other Subsidiary to any person which indebtedness has, by formal binding agreement (in form and substance satisfactory to Lender) been deferred and subordinated in priority of payment to the indebtednesses and obligations of Borrower and the Guarantors to Lender.

                  "Notes" shall mean the Term Loan Note and the Line of Credit Note, individually and collectively, together with any and all extensions, modifications, renewals and/or replacements thereof.

                  "Other Subsidiary" means any subsidiary of Borrower whose stock is now or hereafter pledged to Lender in a manner satisfactory to Lender (unless such pledge is waived in writing by Lender) and whose financial statements are consolidated with Borrower's financial statements under generally accepted accounting principles.

                  "Person" means any natural person, corporation, company, association, trust, joint venture, public body or other legal entity.

                  "Pledge Agreement" shall mean the Amended and Restated Pledge and Security Agreement of even date herewith, executed by Borrower.

                   "Real Property" shall mean the parcel of real property, constituting approximately 18.064 acres, located in the City of Columbus, County of Franklin, State of Ohio on Krieger Street, owned by Landair Transportation Properties, Inc., which real property is subject to a Mortgage Deed dated March 25, 1999, from Landair Transportation Properties, Inc. to Lender.

                  "Real Property Loan" shall mean the term loan in the original principal amount of $3,000,000, extended by Lender to Landair Transportation Properties, Inc., pursuant to the terms of a Note Secured by Real Estate dated March 25, 1999, and secured by a Mortgage Deed, dated March 25, 1999, on the Real Property.

                  "Related Person" shall mean any person (a) which now or hereafter directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower or any Guarantor, or
(b) which now or hereafter beneficially owns or holds five percent (5%) or more of the capital stock of Borrower or any Guarantor (or such greater percentage as may be approved in advance, in writing by Lender, such approval not to be unreasonably withheld or delayed), or (c) five percent (5%) or more of the capital stock of which is beneficially owned or held by Borrower or any Guarantor (or such greater percentage as may be approved in advance, in writing by Lender, such approval not to be unreasonably withheld or delayed). For the purposes hereof, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise.

                  "Rolling Stock" shall mean all of the tractors, trailers, and other motor vehicles of Borrower or any of the Guarantors utilized for transport.

                  "Security Instruments" means this Agreement, the Guaranty Agreement, the Guarantor Security Agreement and the Pledge and Security Agreement.

                  "Term Loan Borrowing" shall mean a borrowing against the Term Loan by Borrower pursuant to Article II hereof.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of Tennessee from time to time.

                                  ARTICLE II.

                                  THE TERM LOAN

         2.1.     Evidence of Term Loan Indebtedness; Advances; Repayment.

                  (a) The Term Loan shall be evidenced by a Secured Promissory Note (Term Loan) of even date herewith, in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00), made and executed by Borrower, payable to the order of Lender, in substantially the form attached hereto as Exhibit A-1.

                  (b) Subject to and upon compliance with all applicable terms and conditions of this Agreement, and so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is continuing hereunder, Lender shall advance the proceeds of the Term Loan at the effective time of the Merger to or as directed by Borrower in one or more advance upon not less than two (2) Business Day's notice from Borrower to Lender in an aggregate amount outstanding not to exceed $25,000,000, provided, however, that (i) all advances under the Term Loan shall be for the sole purpose of paying the entire outstanding balance of the $25,000,000 loan (the "Acquisition Loan"), extended by Lender to Borrower pursuant to the terms of a Loan and Security Agreement dated as of January 14, 2003, and to finance the cash costs of any remaining shares of the common voting stock of Landair not acquired by Borrower through the tender offer extended by Borrower to present shareholders of record in Landair on December 23, 2002 other than Scott M. Niswonger and John A. Tweed (the "Tender Offer") and to fund the cash-out of outstanding options, and (ii) Lender shall not be required to make any advances under the Term Loan on or after the effective date of the Merger unless Lender and Borrower mutually agree to extend such date on terms mutually satisfactory to both parties.

                  (c) The principal indebtedness and all accrued interest of Borrower to Lender in connection with the Term Loan shall be payable in accordance with the terms of the Term Loan Note and as provided in this subsection.

         2.2. Notice of Term Loan Borrowing. Whenever Borrower desires to make a Term Loan Borrowing, it shall deliver to Lender written notice (a "Notice of Term Loan Borrowing") no later than 12:00 noon (Eastern time) at least two
(2) Business Days in advance of the date on which the funding of the Term Loan Borrowing is to occur (an "Term Loan Funding Date"), which notice shall be accompanied by a Certificate of Draw Against Term Loan in the form contained in Exhibit A-1 attached hereto. The Notice of Term Loan Borrowing shall specify (i) the proposed Term Loan Funding Date (which shall be a Business Day), and (ii) the amount of the proposed Term Loan Borrowing. The execution and delivery of each Notice of Term Loan Borrowing shall be deemed a representation and warranty by Borrower that the requested Term Loan Borrowing may be made in accordance with, and will not violate the requirements of, this Agreement and any of the Loan Documents.

         2.3. Disbursement of Funds. Promptly after receipt of a Notice of Term Loan Borrowing and provided all conditions to such Borrowing contained herein have been met, Lender shall make the amount of the Term Loan Borrowing available to Borrower on the Term Loan Funding Date by causing an amount of immediately available (same day) funds equal to the amount of such Borrowing to be credited to or for the benefit of the account of Borrower at the office of the Lender.

         2.4. Purpose of Term Loan and Use of Proceeds. The purpose of the Term Loan shall be to pay the entire outstanding balance of the Acquisition Loan and to finance the cash costs of any remaining shares of the common voting stock of Landair not acquired by Borrower through the Tender Offer and to fund the cash-out of outstanding options. The proceeds of the Term Loan shall not be used for any other purposes.

                                  ARTICLE III.

                             THE LINE OF CREDIT LOAN
                              AND LETTERS OF CREDIT

         3.1.     Evidence of Line of Credit Indebtedness; Advances; Repayment.

                  (a) The Line of Credit Loan shall be evidenced by that certain Master Secured Promissory Note (Line of Credit Loan) of even date herewith, in the original principal amount not exceeding Fifteen Million and No/100 Dollars ($15,000,000), made and executed by Borrower, payable to the order of Lender, in substantially the form attached hereto as Exhibit A-2 (together with any extensions, modifications, renewals and/or replacements thereof, herein referred to as the "Line of Credit Note").

                  (b) Subject to and upon compliance with all applicable terms and conditions of this Agreement, and so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is continuing hereunder, Lender shall advance proceeds of the Line of Credit Loan to Borrower upon Borrower's request in an aggregate amount outstanding at any one time not to exceed the lesser of (1) the Borrowing Base in effect from time to time, or (2) $15,000,000, as reduced pursuant to Section 3.1(d) and Section 3.1(e) hereof.

                  (c) The indebtedness of Borrower to Lender in connection with the Line of Credit Loan shall be evidenced by, and payable in accordance with the terms of, the Line of Credit Note. In addition, Borrower covenants and agrees to maintain its Eligible Receivables in an aggregate amount sufficient to keep the aggregate outstanding principal balance of the advances made in respect of the Line of Credit Loan within the limits herein specified. If at any time the limits herein specified are exceeded, Borrower shall immediately pay to Lender an amount sufficient to reduce the aggregate outstanding principal balance of the Line of Credit Loan to an amount that is within the limits herein specified.

                  (d) The Lender has issued, as listed on Exhibit B, and shall from time to time hereafter issue, letters of credit for the account of Borrower pursuant to applications submitted to Lender by Borrower. It is understood and agreed that:

                           (1) the credit availability under the Line of Credit
                  Loan shall be reduced by the aggregate undrawn amount from time to time available under outstanding letters of credit, and

                           (2) any amounts paid by Lender under any such letters
                  of credit shall be deemed to be advances against the Line of Credit Note, and the indebtedness of Borrower to Lender in connection therewith shall constitute a part of the Obligations (as hereinafter defined) and shall be secured as hereinafter set forth in the same manner as all other advances made by Lender against the Line of Credit Note.

         Borrower acknowledges and agrees that Lender's issuance of additional letters of credit is subject to additional conditions and restrictions which Lender may impose in its sole discretion from time to time, including the execution by Borrower of a letter of credit application and reimbursement agreement with respect to the letter of credit.

                  (e) It is understood and agreed that the credit availability under the Line of Credit Loan shall be reduced by the total outstanding balance of the Real Property Loan.

         3.2. Automated Transfer Facility; Automated Principal Reductions. Borrower hereby agrees to participate in Lender's Automated Transfer Facility and hereby authorizes Lender to advance funds automatically under the Line of Credit Loan and to transfer such advances automatically to checking account number ________________ (the "Checking Account") in such amounts as may be needed from time to time to cover checks and other charges to the Checking

Account and to maintain in the Checking Account a ledger balance of not less than the $0.00 ("Pegged Balance"). Lender reserves the right to change from time to time the amount of the Pegged Balance.

         Borrower acknowledges that participation in Lender's Automated Transfer Facility is not a condition of the Line of Credit Loan, that the Pegged Balance applicable to the Checking Account is intended to compensate Lender, in whole or in part, for checking services and not as compensation for the Line of Credit Loan or advances under the Line of Credit Loan, and that Borrower may terminate the Automated Transfer Facility and thereafter make request, in writing or in such other manner as Lender may choose to accept, for each advance under the Line of Credit Loan.

         Each advance shall be subject to all terms, conditions, provisions, and covenants of the Line of Credit Note and the other Loan Documents. In the event that there is a positive collected balance in the Checking Account following posting of all checks and other charges, Lender will automatically transfer and apply such funds to reduction of any outstanding principal balance on the Line of Credit Loan, subject to maintenance of the Pegged Balance. If Borrower elects to make payments of principal on the Line of Credit Loan by any means other than through this Automated Transfer Facility, Borrower understands that such payments may not increase the credit available under the Line of Credit Loan for further advances under this Automated Transfer Facility for up to two (2) Business Days. Lender will bill Borrower for payment of accrued interest which becomes due and owing on the Line of Credit Loan pursuant to the terms of the Line of Credit Note and this Agreement.

         Lender may delay or discontinue, without notice, advances under the Line of Credit Loan pursuant to this Automated Transfer Facility in the event of any one or more of the following circumstances: (i) any insufficiency of Borrower's available credit under the Line of Credit Loan or any other circumstance which would excuse Lender from advancing funds under the Line of Credit Loan, (ii) Lender's receipt of notice of an act of insolvency, levy, garnishment, attachment or legal process affecting Borrower, (iii) act of God, fire, riot or civil disturbance, computer (hardware or software) or communications systems outage or malfunction, (iv) any cause beyond Bank's reasonable control, or (v) termination of the Checking Account or Line of Credit Loan. Borrower acknowledges that this Automated Transfer Facility is an accommodation for Borrower's convenience and agrees that Lender shall not be liable in any event for incidental or consequential damages, nor for special, exemplary or punitive damages, directly or indirectly arising from any action or inaction in connection with this Automated Transfer Facility. Lender or Borrower may terminate this Automated Transfer Facility effective upon written notice given three (3) Business Days in advance.

         3.3.     Interest; Interest Payments.

                  (a) The unpaid principal balance of the Line of Credit Loan, or any portion thereof, shall bear interest at a rate equal to LIBOR plus the Applicable Margin, as LIBOR and the Applicable Margin change from time to time.

                  (b) The interest accrued on each Borrowing shall be payable on each Interest Payment Date applicable to such Borrowing, upon any prepayment of any Borrowing (to the extent accrued on the amount being prepaid) and at maturity.

         3.4. Purposes of Loan and Use of Proceeds. The purpose of the Line of Credit Loan shall be to provide working capital to Borrower and Guarantors on a revolving basis. The proceeds of the Line of Credit Loan shall not be used for any other purposes.

         3.5.     Unused Commitment Fee. In addition to the fee payable under
Section 10.1 herein, a fee equal to the percentage per annum, as determined in accordance with the chart set forth below and calculated on the basis of a year of 360 days and payable for the actual number of days elapsed on the average daily balance, of the unused portion of the Line of Credit Loan shall be payable by Borrower quarterly in arrears, commencing on ___________, 2003 (for the period from the date hereof through such date) and continuing thereafter on the last day of each succeeding calendar quarter and on the maturity date of the Line of Credit Loan:

                    Debt to Worth                        Unused Commitment
                        Ratio                              Fee Percentage
                  -----------------                      ------------------
                  Less than 1.6:1.0                             .100%
                  1.6:1.0 or greater                            .125%

For purposes of the above chart, the Debt to Worth Ratio shall be determined by reference to the most recent financial statements delivered pursuant to Section
8.4 hereof.

         3.6. Letter of Credit Fees. Borrower agrees to pay to Lender a letter of credit fee on the date of issuance of each letter of credit issued by Lender equal to the stated amount of such letter of credit multiplied by the percentage determined in accordance with the chart set forth below and the fraction of a year such letter of credit is to be outstanding based upon a 360-day year and the actual number of days to elapse:

                  Debt to Worth                                 Letter of Credit
                      Ratio                                       Fee Percentage
                  -------------                                 ----------------
                  Less than or equal to 1.25:1.0                     .25%
                  From 1.25 up to and including 1.6:1.0              .50%
                  1.6:1.0 or greater                                 .75%

For purposes of the above chart, the Debt to Worth Ratio shall be determined by reference to the most recent financial statements delivered pursuant to Section
8.4 hereof.

                                  ARTICLE IV.

                            PAYMENTS AND COMPUTATIONS

         4.1. Prepayments. Borrower may prepay a Borrowing only upon the delivery to Lender of written notice or telephonic notice confirmed in writing not less than two (2) Business Days' prior to the date of prepayment provided that, in connection with any prepayment of a Borrowing, Borrower shall pay to the Lender the accrued interest on such Borrowing.

         4.2. Computations. To the extent permitted by applicable law, all computations of fees and interest under this Agreement payable in respect of any period shall be made by the Lender on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. In computing interest on any Borrowing, the date of the making of such advance or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, however, that if a Borrowing is repaid on the same day on which it is made, one day's interest shall be paid on that advance.

         4.3. Special Provisions Governing Borrowings. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Borrowings as to the matters covered:

                  (a) Determination of Interest Rate. As soon as is practicable after 11:00 a.m. (Eastern time) on the Interest Rate Determination Date, the Lender shall determine the interest rate that shall apply to the Borrowings for which an interest rate is then being determined for the applicable Interest Period and shall give notice thereof to Borrower.

                  (b) Inability to Determine Rate. In the event the Lender shall have determined (which determination shall be conclusive and binding absent manifest error) that by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, the Lender forthwith shall give telephonic notice of such determination and of the comparable source by which the rate of interest for Borrowings shall be determined, which notice shall be confirmed in writing to Borrower.

                  (c) Illegality; Termination of Commitment to Make Borrowings. Notwithstanding any other provisions of this Agreement, if any law, treaty, rule or regulation or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain Borrowings, as contemplated by this Agreement, then, and in any such event, Lender shall promptly give notice to Borrower of such determination, and the obligation of the Lender to make Borrowings shall be terminated and any Borrowings of the Lender then outstanding shall thereafter bear interest at Lender's Base Rate, as announced from time to time, minus one percent (1%).

                  (d) Borrowing During Interest Period. If Borrower makes a drawing under the Term Loan or the Line of Credit Loan while an amount is already outstanding under the Term Loan or the Line of Credit Loan, such drawing shall bear interest at the same rate as the other amounts outstanding under the Term Loan or the Line of Credit Loan until the end of the then current Interest Period, and thereafter such drawing shall have the same Interest Period as the other amounts that are outstanding under the Term Loan or the Line of Credit Loan.

         4.4.     Increased Costs, Reserve Requirements and Taxes.

                  (a) Increased Costs. Except to the extent reimbursed pursuant to other provisions of this Section 4.4, in the event that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (regardless of whether having the force of law):

                           (1) does or shall subject Lender to any additional
                  income, preference, minimum or excise tax or to any additional tax of any kind whatsoever with respect to Borrowings or change the basis of taxation of payments to such Lender of principal, commitment fees, interest or any other amount payable in regard to Borrowings (except for changes in the rate of tax on the overall gross or net income of that Lender or its foreign branch, agency or subsidiary); or

                           (2) does or shall impose, modify or hold applicable
                  any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

                           (3) does or shall impose on that Lender any other
                  condition with respect to Borrowings;

         and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Borrowing or to reduce any amount receivable hereunder; then, in any such case, Borrower shall promptly pay to Lender, within thirty (30) days of written demand therefor which notice shall describe reasonable detail the amount, nature and manner of calculating the increased cost, such additional amounts as are sufficient to compensate Lender for any such additional cost or reduced amount received.

                  (b) Capital Requirements - General. If either (i) the introduction of, or any change in, or in the interpretation by any governmental agency or court of applicable jurisdiction of, any law or regulation or (ii) compliance with any guideline, demand or order from any central bank or other governmental authority (regardless of whether having the force of law), affects or would affect in any way the amount of capital required or expected to be maintained with respect to Borrowings by Lender or any corporation controlling such Lender with the effect of reducing the rate of return on such capital to a level below the rate that Lender or such other corporation could have achieved but for such introduction, change or compliance, and Lender reasonably determines that such reduction is based on the existence of Lender's commitments as to Borrowings hereunder and other commitments of this type, then upon written demand by Lender, Borrower shall further pay to Lender from time to time as specified by Lender such additional amounts as are sufficient to reasonably compensate Lender or other corporation for such reduction.

                                   ARTICLE V.

                                    SECURITY

         5.1. Security. The Obligations (as hereinafter defined) shall be secured by the following:

                  (a) Personal Property. Borrower hereby grants to Lender a security interest in the following described property and interests in property, together with all proceeds and products thereof and all accessions thereto, as applicable:

                           (1) Equipment. All equipment or other property of Borrower, including but not limited to any Rolling Stock, together with all parts, accessories and attachments and all replacements thereof and additions thereto; provided, however, such security interest shall not extend to Rolling Stock acquired after the date of this Agreement and financed and secured by a purchase money security interest; and

                           (2) Accounts, Chattel Paper, Instruments and General Intangibles. All of Borrower's present and future accounts, accounts receivable, chattel paper, instruments, and other obligations of every kind, whether now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise, claims for a tax refund, contract rights, general intangibles, customer lists, original books and records, ledgers and account cards, computer tapes, disks and printouts, and other similar collateral whether now existing or hereafter created, acquired, or arising, and the proceeds thereof, including, but not limited, to:

                                    (A) All of the Borrower's accounts, accounts
                           receivable, chattel paper, instruments and other obligations of any kind, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, whether now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise relating to any such Accounts Receivable; and

                                    (B) All claims for tax refunds, whether now
                           existing or hereafter arising, of Borrower against any city, county, state or federal government or any agency or authority or other subdivision thereof, and the proceeds thereof; and

                                    (C) All of Borrower's contract rights and
                           general intangibles ("General Intangibles") of every kind, character and description, both now owned and hereafter acquired, including, without limitation, goodwill, trademarks, trade styles, trade names, patents, patent applications, and deposit accounts; and

                                    (D) All of Borrower's customer lists,
                           original books and records, ledger and account cards, computer tapes, discs and printouts, whether now in existence or hereafter created; and

                                    (E) All proceeds ("Proceeds") of any and all
                           of the foregoing collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereunder), any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral, and including, without limitation, all monies due or to become due in connection with any of the collateral, guaranties and security for the payment of such monies, the right of stoppage in transit, and all returned or repossessed goods arising from the sale or lease thereof;

in each case, whether now owned or hereafter acquired by the Borrower and howsoever its interest therein may arise or appear whether by ownership, lease, security interest, claim or otherwise.

                  (b) Guaranty Agreement. The Guaranty Agreements of even date herewith, executed by each of Landair Transport, Inc., Volunteer Adjustment, Inc. and Landair Transportation Properties, Inc., jointly and severally (each individually a "Guarantor" and collectively the "Guarantors"), guaranteeing to Lender, among other things, the payment of the indebtednesses evidenced by the Notes and the performance of the obligations of Borrower to Lender in connection therewith (collectively the "Guaranty Agreement").

                  (c) Guarantor Security Agreement. The Guarantor Security Agreement of even date herewith, executed by the Guarantors, granting Lender a security interest in the assets described therein to secure, among other things, the payment of the indebtednesses evidenced by the Notes and the performance of the obligations of Borrower to Lender in connection therewith (the "Guarantor Security Agreement").

                  (d) Pledge Agreement. The Pledge and Security Agreement of even date herewith, executed by Borrower, pledging to Lender all promissory notes from any of the Guarantors to Borrower, to secure, among other things, the payment of the indebtednesses evidenced by the Notes and the performance of the obligations of Borrower to Lender in connection therewith (the "Pledge Agreement").

This Agreement, the Guaranty Agreement, the Guarantor Security Agreement and the Pledge Agreement and any other instruments, documents or agreements now or hereafter securing the Obligations are herein referred to individually as a "Security Instrument" and individually and collectively as the "Security Instruments". The Security Instruments, together with the Notes and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtednesses evidenced by the Notes are herein referred to individually as a "Loan Document" and individually and collectively as the "Loan Documents".

         5.2. Obligations. Without limiting any of the provisions thereof, the Security Instruments shall secure:


                  (a) The full and timely payment of the indebtednesses evidenced by the Notes, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof,

                  (b) The full and prompt performance of all of the obligations of Borrower to Lender under the Loan Documents to which Borrower is a party,

                  (c) The full and prompt payment of all court costs, expenses and costs of whatever kind incident to the collection of the indebtednesses evidenced by the Notes, the enforcement or protection of the security interests of the Security Instruments and/or the exercise by Lender of any rights or remedies of Lender with respect to the indebtednesses evidenced by the Notes, including but not limited to attorney's fees and expenses incurred by Lender, all of which Borrower agrees to pay to Lender upon demand, and

                  (d) The full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), or the obligation to reimburse Lender with respect to any draws on letters of credit issued by the Lender on Borrower's behalf, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrower.

All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Obligations".

                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

         6.1. Condition Precedent to Loans. The obligation of Lender to advance the proceeds of either Loan to or for the account of Borrower is subject to the condition precedent that Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                  (a) Notes. The Notes, duly executed by Borrower, which Notes shall be deemed delivered as of the date all of the other conditions precedent set forth in this Section 6.1 have been met;

                  (b) Security Instruments. The Security Instruments, duly executed by the parties thereto, together with: (1) acknowledgment copies of the Financing Statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Lender, desirable to perfect the security interests created by this Agreement and the other Security Instruments or such other documents, such as certificates of title with Lender's lien noted thereon, that are necessary to perfect Lender's security interest; and (2) evidence of the public recording or filing of such of the Security Instruments as Lender deems it necessary or desirable to record or file publicly, in such offices as Lender shall require, together with evidence satisfactory to Lender of the priority of the liens, security titles and/or security interests of such Security Instruments;

                  (c) Title to Assets. Evidence satisfactory to Lender demonstrating that Borrower or a Guarantor is the owner of the collateral security described in the Security Instruments, free and clear of defects therein or claims thereto by persons other than Borrower, Guarantors and Lender;

                  (d) Guaranty Agreement. The Guaranty Agreement, duly executed by the Guarantors;

                  (e) Insurance. Evidence satisfactory to Lender of the existence of the policies of insurance required by the provisions of
         Article V of this Agreement;

                  (f) Evidence of Corporate Action by Borrower and Guarantors. Certified (as of the date of this Agreement) copies of all corporate action taken by Borrower and the Guarantors, including resolutions of their board of directors, authorizing the execution, delivery and performance of the Loan Documents to which each is a party and each other document to be delivered by Borrower or any Guarantor pursuant to this Agreement;

                  (g) Incumbency and Signature Certificates. A certificate (dated as of the date of this Agreement) of the Secretary or an Assistant Secretary of Borrower and each Guarantor certifying the names and true signatures of the officers of Borrower and each Guarantor authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower or any Guarantor under this Agreement;

                  (h) Organizational Documents. Copies of the corporate charter and other publicly filed organizational documents of Borrower and each Guarantor, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower or any Guarantor is incorporated;

                  (i) Evidence of Legal Existence/Good Standing. A certificate as to the legal existence and good standing of Borrower and each Guarantor, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower or such Guarantor is incorporated;

                  (j) Evidence of Foreign Qualifications. Certificates of the Secretaries of State or other appropriate public officials as to Borrower's and each of the Guarantor's qualifications to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted;

                  (k) Commitment Fee. The commitment fee, paid by the Borrower, in the amount of $50,000.

                  (l) Legal Opinion of Borrower and Guarantors. The legal opinion of Hunter, Smith & Davis, counsel to Borrower and Guarantors, by the date hereof, which opinion shall cover matters as Lender's attorneys shall reasonably require, without limitation: (i) Borrower and Guarantors have full authority and the legal right to carry out the terms of the Loan Documents; (ii) Borrower and Guarantors have taken all action necessary to authorize the execution and delivery of the Loan Documents; (iii) the Loan Documents will be legal, valid and binding obligations of Borrower and Guarantors enforceable in accordance with their respective terms and conditions; (iv) there are no lawsuits or other legal or regulatory actions threatened or pending against Borrower or Guarantors known to such counsel, except as disclosed by Borrower and Guarantors in Exhibit G attached hereto; and
         (v) upon the filing of the Articles of Merger with the Tennessee Secretary of State, the Merger will be duly completed and will be legally effective in accordance with the Plan of Merger and applicable Tennessee law.

         6.2. Additional Condition(s) Precedent to Loans. The obligation of Lender to make each advance of Loan proceeds to or for the account of Borrower (including the initial advance or advances) is subject to the further condition(s) precedent that on and as of the date of such advance:

                  (a) Representations and Warranties True; Absence of Default. The following statements shall be true, and Borrower's request for such advance shall constitute an affirmation by Borrower that:

                           (1) The representations and warranties contained in
                  Article VII of this Agreement are correct on and as of the date of such advance as though made on and as of such date; and

                           (2) Neither an Event of Default (as hereinafter
                  defined), nor any event that with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing, or would result from such advance; and

                  (b) Additional Documentation. Lender shall have received such other approvals, opinions and documents as Lender reasonably may request.


                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         7.1. Corporate Status. Borrower and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; and each has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower and each Guarantor is duly qualified to do business and in good standing in the State of Tennessee and in each state in which a failure to be so qualified would have a material adverse effect on Borrower's or such Guarantor's financial position or its ability to conduct its business in the manner now conducted.

         7.2. Authorization. Borrower and each Guarantor has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower or any Guarantor is a party and the performance by Borrower and each Guarantor of its obligations thereunder are within the corporate powers of Borrower and such Guarantor, have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or by-laws of Borrower or any agreement binding upon Borrower or its properties. The officer(s) executing this Agreement, the Notes and all of the other Loan Documents to which Borrower or any Guarantor is a party are duly authorized to act on behalf of Borrower or such Guarantor.

         7.3. Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms subject to applicable bankruptcy and other creditor rights laws and subject to principles of equity.

         7.4. Other Transactions. There are no prior loans, liens, security interests, agreements or other financings upon which Borrower or any Guarantor is obligated or by which Borrower or any Guarantor is bound that will in any way permit any third person to have or obtain priority over Lender as to any of the collateral security granted to Lender pursuant to this Agreement and the other Security Instruments. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower and the Guarantors under and by virtue of the Loan Documents to which Borrower or any Guarantor is a party will not result in any breach of, or constitute a default under, any loan or credit agreement, indenture, mortgage, deed of trust, security deed or agreement, lease, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or other instrument or agreement to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of their properties may be bound or affected.

         7.5. Places of Business. The records with respect to all intangible personal property constituting a part of the collateral security for the Obligations are maintained at Borrower's chief place of business and chief executive office, which has the address of 430 Airport Road, Greeneville, Tennessee 37745. All tangible personal property constituting a part of the collateral security for the Obligations, except for transportation equipment subject to a certificate of title, is or will be located at Borrower's chief place of business and chief executive office and/or at any specific locations set forth on attached Exhibit C.

         7.6. Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or any Guarantor or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except the actions listed on the attached Exhibit G, and actions, suits and proceedings that are covered by insurance or for which the Company has created reserves which in the opinion of the Borrower's management are reasonably calculated to cover claimed exposures, or which, if adversely determined, would not materially impair the ability of Borrower or any Guarantor to perform each and every one of its obligations under and by virtue of the Loan Documents; and to Borrower's knowledge, neither Borrower nor any Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority that would materially affect Borrower's or any Guarantor's business.

         7.7. Financial Statements. The financial statement(s) of Borrower and the Guarantors heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial conditions of the subjects thereof as of the date(s) thereof. Except for the transactions contemplated as a part of the Distribution, no material adverse change has occurred in the financial condition of Borrower or any Guarantor since the date(s) thereof, and no additional borrowings have been made or liabilities incurred by Borrower or any Guarantor since the date(s) thereof.

         7.8. No Defaults. With the exception of defaults or Events of Default which would not have a material adverse effect on the properties, business, results of operations, management or financial or other condition of Borrower or a Guarantor or on the ability of Borrower to perform its obligations under the Loan Documents to which it is a party, no default or event of default by Borrower or any Guarantor exists under any of the Loan Documents to which it is a party, or under any other instrument or agreement to which Borrower or any Guarantor is a party or by which Borrower, any Guarantor or any of their properties may be bound or affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any Loan Document to which it is a party.

         7.9. Compliance With Law. Borrower and each Guarantor have obtained all material licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct their businesses and affairs as heretofore conducted and as hereafter intended to be conducted, including, but not limited to, any licenses, permits and governmental approvals and authorizations relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of hazardous materials. Borrower and each Guarantor is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition and the Merger and all matters pertaining thereto), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect its ability to perform its obligations under the Loan Documents to which it is a party. Neither Borrower nor any Guarantor has received, and does not expect to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of its properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to its business, operations, property or financial condition, or which would or might materially impair its ability to perform its obligations under the Loan Documents to which it is a party.

         7.10. No Burdensome Restrictions. No instrument, document or agreement to which Borrower or any Guarantor is a party or by which it or its properties may be bound or affected materially adversely affects, or may reasonably be expected so to affect, the business, operations, property or financial condition thereof.

         7.11. Taxes. Borrower and each Guarantor has filed or caused to be filed all tax returns that to Borrower's knowledge are required to be filed (except for returns that have been appropriately extended), and each has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved) except to the extent that the failure to file such returns or pay such amounts would not have a material adverse effect on such Borrower or Guarantor. No tax liens have been filed against Borrower, any Guarantor or any of the property thereof.

         7.12. Equipment. The equipment constituting a part of the collateral for the Obligations is owned solely by Borrower or a Guarantor, and Borrower and each Guarantor has full right, power and authority to grant to Lender a valid and enforceable security interest therein. Lender's security interest in such equipment constitutes a first and prior lien upon and security interest in such equipment, and no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

         7.13. Receivables, Etc. With respect to Receivables resulting from the rendition of services to Borrower's or any Guarantor's customers, (a) each such Receivable is a valid and bona fide existing obligation created by or arising out of the rendition of services to Borrower's or a Guarantor's customers in the ordinary course of business, (b) such Receivables are owned solely by Borrower or a Guarantor and Borrower or such Guarantor has all necessary right, power and authority to grant to Lender a valid and enforceable security interest therein, (c) Lender's security interest in such Receivables constitutes a first and prior lien upon and security interest in such Receivables, and no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto, (d) each such Receivable will at all times be unconditionally owed to Borrower or a Guarantor and enforceable against the obligor(s) with respect thereto without dispute of any kind, and (e) each such Receivable constituting an Eligible Receivable is an "account", "contract right" or "chattel paper" within the meaning of the Tennessee Uniform Commercial Code and is not evidenced by any other instrument or document (except as specifically disclosed to Lender and accepted by Lender as an Eligible Receivable) that would in any way change or alter its character as an account, contract right or chattel paper.

         7.14. Merger. Borrower has completed the short-form statutory merger of Landair and Borrower, with Borrower being the surviving entity, in accordance with Tennessee Code Annotated Section 48-21-105 and with Scott M. Niswonger and John A. Tweed collectively owning not less than ninety percent (90%) of the capital stock of Borrower.


                                 ARTICLE VIII.

                            COVENANTS AND AGREEMENTS

         Borrower covenants and agrees that during the term of this Agreement:

         8.1. Payment of Obligations. Borrower will pay the indebtednesses evidenced by the Notes according to the tenor thereof, and will timely pay or perform, as the case may be, all of the other Obligations.

         8.2. Sales of Assets. Neither Borrower nor any Guarantor will sell, exchange, lease, transfer or dispose (other than in the normal course of business) of all or substantially all of its assets.

         8.3. Further Assurances. Borrower and each Guarantor will take all reasonable actions requested by Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in the collateral security described in the Security Instruments and all other security for the Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower and each Guarantor shall execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's security interests, and to cooperate with Lender in the filing or recording and renewal thereof.

         8.4.     Financial Statements.  Borrower will furnish to Lender:

                  (a) As soon as practicable and in any event within one hundred and twenty (120) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and the Guarantors as of the close of such fiscal year, the related statements of income, cash flow and shareholders' equity for such fiscal year and all notes to such financial statements, in such form and substance satisfactory to Lender and audited by independent certified public accountants satisfactory to Lender, and accompanied by the opinion of such accountants.

                  (b) As soon as practicable and in any event within forty-five (45) days after the end of each quarter-annual period of Borrower's fiscal year, a consolidated balance sheet of Borrower and the Guarantors as of the close of such quarterly period, and the related statements of income, cash flow and shareholders' equity for such quarterly period, in such form and substance satisfactory to Lender.

                  (c) Upon each drawing by Borrower under the Line of Credit Loan and at such other times as Lender may reasonably request, a Borrowing Base Certificate in the form attached hereto as Exhibit D or such other form as is reasonably requested by Lender.

                  (d) Within fifteen (15) days after the end of each month, unaudited accounts receivable statements, in form and substance satisfactory to Lender.

                  (e) Within fifteen (15) days after the end of each month, a report indicating the book value of the Rolling Stock, in form and substance satisfactory to Lender.

                  (f) With reasonable promptness, such other financial data as Lender reasonably may request.

         8.5. Maintenance of Books and Records; Inspection. Borrower and each Guarantor will maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit any person designated by Lender in writing to visit and inspect any of its properties (including but not limited to the collateral security described in the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower, Guarantor or the principal officers of Borrower or any Guarantor during reasonable business hours, all at such times as Lender reasonably may request.

         8.6. Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower will maintain or cause to be maintained for Guarantors, in amounts satisfactory to Lender:

                  (a) comprehensive public or general commercial liability insurance;

                  (b) worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender); and

                  (c) "all-risk" property/casualty insurance on its properties (including but not limited to the collateral security now or hereafter securing payment and performance of the Obligations), against such hazards and in at least such amounts as is customary in Borrower's business and with such deductible and/or self-insurance provisions as are acceptable to Lender.

         Lender agrees that the insurance coverages and self-insurance retention that Borrower presently maintains are acceptable to Lender, and Borrower agrees to obtain Lender's consent to any material changes in such insurance coverages and/or self-insurance retention.

         At the request of Lender from time to time, Borrower will deliver to Lender certificates issued by the insurer(s), specifying the details of such insurance in effect. To the extent that proceeds are payable under Borrower's or any Guarantor's policies of property/casualty insurance with respect to any damage or loss of equipment that is collateral for the Loans, such policies shall provide that such proceeds shall be payable to Borrower or the appropriate Guarantor and Lender as their respective interests may appear, and that at least thirty (30) days' prior written notice of cancellation or modification of the policy shall be given to Lender by the insurer. Borrower agrees that there shall be no recourse against Lender for the payment of premiums, commissions, assessments or advances in respect of any such policy, and at Lender's request will provide Lender with the agreement of the insurer(s) to this effect. Lender may, at its option upon an Event of Default, act as attorney for Borrower or any Guarantor in obtaining, adjusting, settling and canceling any such insurance that relates to the collateral that secures the Loans and endorsing any drafts with respect thereto, and this power, being coupled with an interest, shall be irrevocable prior to payment in full of the Loans and performance of all of the obligations of Borrower to Lender in connection therewith.

         8.7. Taxes and Assessments; Tax Indemnity. Borrower and each Guarantor will (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency,
(b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower or any Guarantor, upon their income and profits or upon any properties belonging to any of them, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of any of their properties; provided, however, that Borrower or any Guarantor in good faith may contest any such tax, assessment, governmental charge or levy so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of any transaction of Borrower or any Guarantor, which tax Lender is or may be required to withhold or pay, Borrower agrees to indemnify Lender and hold Lender harmless in connection with such taxes, and Borrower will immediately reimburse Lender for any such taxes paid by Lender and added to the Obligations pursuant to the terms hereof.

         8.8. Corporate Existence. Borrower and each Guarantor will maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law. Borrower and each Guarantor may from time to time change its name provided that Borrower or such Guarantor has given Lender advance notice of such change and has taken such actions as Lender deems necessary to insure that such change of name does not impair Lender's security interest in the Collateral or its perfection therein.

         8.9. Compliance with Law and Other Agreements. Borrower and each Guarantor will maintain its business operations and property owned or used in connection therewith in material compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, including, but not limited to, any laws, regulations or ordinances relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of hazardous materials and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower or any Guarantor is a party or by which Borrower, any Guarantor or any of their properties is bound. Without limiting the foregoing, Borrower and each Guarantor will pay all of its indebtedness promptly in accordance with the terms thereof.

         8.10. Notice of Default. Borrower will give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

         8.11. Notice of Litigation. Upon request, Borrower shall give Lender a list of all pending actions, suits, proceedings and disputes instituted by any persons whomsoever against Borrower or any Guarantor, or affecting any of Borrower's or any Guarantor's assets in connection with any applicable federal, state or local laws or regulations, or any dispute between Borrower or any Guarantor on the one hand and any governmental regulatory body on the other hand.

         8.12. ERISA Plan. If Borrower or any Guarantor has in effect, or hereafter institutes (with Lender's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. ss. 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, (c) Borrower hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be timely filed with the Internal Revenue Service and a copy delivered to Lender within thirty (30) days of the preparation thereof, and
(d) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed. Notwithstanding anything herein to the contrary, Borrower shall not be deemed to be in breach of this Agreement with regard to any breach of a warranty or covenant contained in this Section 8.12 which would not have a material adverse effect on the business operations or financial condition of such Borrower or Guarantor.

         No new Plan shall be instituted by Borrower or any Guarantor unless Lender shall have given its written consent thereto.

         8.13. Places of Business; Mobile Goods. The location of the chief place of business, chief executive office and all other places of business of Borrower and each Guarantor are set forth on Exhibit C. Upon Lender's request, Borrower shall update Exhibit C from time to time. Borrower agrees not to change the location of its places of business in Greeneville, Tennessee, or Columbus, Ohio or the location at which it maintains its records concerning the intangible collateral security for the Obligations, without thirty (30) days' prior written notice to Lender in each instance.

         8.14. Maintenance of Collateral. Borrower will maintain all tangible personal property constituting any part of the collateral security described in the Security Instruments in good condition and repair, will pay all costs and expenses incurred in the maintenance of same, and will not permit any act or occurrence that may impair the value thereof. Prior to the occurrence of an Event of Default (as hereinafter defined), Borrower or the applicable Guarantor will be entitled to possession of such tangible collateral and to use same in any lawful manner permitted hereunder, provided that such use does not cause excessive wear and tear to such collateral, nor cause it to decline in value at an excessive rate, nor violate the terms of any policy of insurance, if any, thereon.

         8.15.    Special Agreements With Respect to Receivables.

                  (a) By the execution of this Agreement, Lender shall not be obligated to do or perform any of the acts or things provided in any contracts covered hereby to be done or performed by Borrower or any Guarantor, but upon the occurrence of an Event of Default, Lender may, at its election, perform some or all of the obligations provided in said contracts to be performed by Borrower or any Guarantor, and if Lender incurs any liability or expenses by reason thereof, same shall be payable by Borrower upon demand and same shall also be secured by this Agreement and the other Loan Documents. Upon an Event of Default, Borrower will, on request from Lender, submit to Lender duplicate copies of all invoices on outstanding Receivables subject to Lender's security interest.

                  (b) Upon an Event of Default, if requested by Lender, (i) Borrower and each Guarantor will forthwith on receipt of all checks, drafts, cash and other remittances in payment of inventory sold, or in payment on account of Borrower's or any Guarantor's Receivables, deposit the same in a special bank account maintained with Lender over which Lender alone has power of withdrawal, and/or (ii) Borrower will immediately notify all account debtors to direct payments to a lockbox in accordance with a Lockbox Service Agreement entered into or to be entered into between Borrower and Lender. Said proceeds shall be deposited in precisely the form received, except for the indorsement of Borrower or the Guarantor where necessary to permit collection of items, which indorsement Borrower agrees to make or obtain, and which Lender is also hereby authorized to make on Borrower's or the Guarantor's behalf. Pending such deposit, Borrower agrees that it will not commingle any such checks, drafts, cash or other remittances with any of Borrower's other funds or property, but will hold them separate and apart therefrom and in trust for Lender until deposit thereof is made in the special account. The funds in said account and any funds collected by Lender under a Lockbox Service Agreement shall be held by Lender as additional security for the Obligations. Lender will, usually on a daily basis but in any event at least once a week, apply the whole or any part of the collected funds on deposit in the special account and from the lockbox against the Obligations; the amount, order and method of such application to be in the discretion of Lender. Any portion of said funds on deposit in the special account and from the lockbox that Lender elects not to so apply may be paid over by Lender to Borrower.

                  (c) Without limiting the provisions of subsection 8.15(b), Borrower acknowledges and agrees that upon the occurrence of an Event of Default (or an event that with the giving of notice or the passage of time or both would constitute an Event of Default), Lender will have the right to notify the account debtors obligated on any or all of Borrower's or any Guarantor's Receivables to make payment thereof direct to Lender, and to take control of all proceeds of any such Receivables. Until such time as Lender elects to exercise such right, Borrower and each Guarantor is authorized, as agent of Lender, to collect and enforce said Receivables.

                  (d) Lender shall be privileged to enjoy all the rights and remedies of Borrower and each Guarantor as to the Receivables and shall be and become subrogated to all guaranties and securities possessed by Borrower or any Guarantor or due to come into Borrower's or any Guarantor's hands, but Lender shall not be liable in any manner for exercising or refusing to exercise any rights thereby bestowed.

                  (e) Upon an Event of Default, Borrower will notify Lender promptly of all returns and recoveries of merchandise and of all disputes and claims, and Borrower will settle or adjust disputes and claims directly with customers for amounts and upon terms it considers advisable and dispose of merchandise returns as it sees fit, unless Lender directs Borrower to make such settlements, adjustments and disposals subject to Lender's approval. In all cases

         Lender will credit Borrower's loan account with only the net amounts received by Borrower in payment of Receivables.

                  (f) Borrower hereby appoints the officers of Lender and/or any other person whom Lender may designate as Borrower's attorney(s)-in-fact with full power to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come in Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules of assignments of Receivables, on notices of assignment, on financing statements, applications for noting of liens on certificates of title and other public records or documents of any kind as necessary or desirable to insure perfection or enforceability of Lender's security interests in or liens on property of Borrower granted hereunder or otherwise, on verification of accounts and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; to receive, open and dispose of all mail addressed to Borrower; to send requests for verifications of accounts to customers; and to do all other things Lender deems necessary to carry out this Agreement. Borrower hereby ratifies and approves all acts of the attorney(s) and neither Lender nor the attorney(s) for Lender will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any money remains owing to Lender from Borrower; provided, however, that Lender shall not exercise such power unless an Event of Default has occurred and is continuing hereunder.

         8.16. Debt to Worth Ratio. Borrower shall maintain as of the end of each fiscal quarter a Debt to Worth Ratio of not more than the following:

                  8.75 to 1.0 at acquisition
                  7.50 to 1.0 at March 31, 2003
                  6.25 to 1.0 at June 30, 2003
                  5.50 to 1.0 at September 30, 2003
                  4.40 to 1.0 at December 31, 2003 through September 30, 2004
                  3.00 to 1.0 at December 31, 2004 through September 30, 2005
                  2.00 to 1.0 at December 31, 2005 through September 30, 2006
                  1.50 to 1.0 at December 31, 2006 and thereafter

         8.17. Funded Debt to EBITDA. Borrower shall maintain as of the end of each fiscal quarter for the four prior quarters a Funded Debt to EBITDA Ratio of not more than the following:

                  2.25 to 1.0 at acquisition through September 30, 2003 1.65 to
                  1.0 at December 31, 2003 through September 30, 2004 1.45 to
                  1.0 at December 31, 2004 through September 30, 2005 1.10 to
                  1.0 at December 31, 2005 through September 30, 2006 1.00 to
                  1.0 at December 31, 2006 and thereafter

         8.18. Cash Flow Coverage. Borrower shall maintain as of the end of each fiscal quarter for the four prior fiscal quarters a Cash Flow Coverage Ratio of not less than 1.75 to 1.00.

         8.19. Relationship with Lender. Borrower shall maintain their material operating accounts and investment accounts with Lender and utilize Lender as their "primary depository" until the Loans have been paid in full.

         8.20. Net Worth. Borrower, Guarantors and the Other Subsidiaries shall maintain on a consolidated basis as of the end of each fiscal quarter a Net Worth of not less than the following:

                  $6,636,000 at acquisition through September 30, 2003 $10,000,000 at December 31, 2003 through September 30, 2004 $14,000,000 at December 31, 2004 through September 30, 2005 $17,000,000 at December 31, 2005 through September 30, 2006 $20,000,000 at December 31, 2006 through September 30, 2007 $23,000,000 at December 31, 2007 and thereafter

         8.21.    Capital Expenditures; Acquisitions.

                  (a) Capital Expenditures. Without the prior written consent of Lender, Borrower, Guarantors and the Other Subsidiaries shall not individually or collectively make aggregate capital expenditures in any fiscal year as follows:

         Capital Expenditures:              Fiscal Year Ending:
         --------------------               -------------------
         In excess of $5,000,000            December 31, 2003
         In excess of $13,750,000           December 31, 2004
         In excess of $13,750,000           December 31, 2005
         In excess of $16,500,000           December 31, 2006
         In excess of $16,500,000           December 31, 2007

                  (b) Acquisitions. Without the prior written consent of Lender, Borrower, Guarantors and the Other Subsidiaries shall not individually or collectively make acquisitions of stock or assets in any fiscal year where the aggregate purchase price for such stock or assets is in excess of $20,000,000.

         8.22. Indebtedness. Neither Borrower nor any Guarantor shall incur, create, assume or permit to exist any indebtedness or liability for borrowed money, or on account of deposit, advance or progress payments under contracts, or any other indebtedness or liability, including, but not limited to, indebtedness evidenced by notes, bonds, debentures or similar obligations, except:

                  (a)      Indebtedness(es) to Lender evidenced by the Notes;

                  (b) Indebtedness for borrowed money under notes and lease obligations secured by newly acquired equipment;

                  (c) Trade accounts payable, taxes payable, deferred sales, accrued employees' bonuses and withheld amounts, accrued liabilities with respect to contributions to pension plans and other similar short-term obligations incurred by Borrower or a Guarantor in the normal course of operating its business, provided that (i) the amount of such obligations shall not be unduly large, in the reasonable judgment of Lender, considering the size and nature of

         Borrower's and Guarantors' businesses, and (ii) the Borrower and Guarantors shall not be in default with respect to any of such obligations.

                  (d) Other indebtedness incurred for any purpose which is not secured, in whole or in part, by any lien or security interest upon the collateral for the Loans (unless such indebtedness is secured by a purchase money security interest in equipment acquired after the date hereof), provided that the incurring of any such indebtedness does not create or result in a violation of any other provision hereof.

         8.23. Mortgages, Liens, Etc. Neither Borrower nor any Guarantor shall create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, except for:

                  (a)      Liens securing payment of the Loans;

                  (b) Existing liens securing indebtednesses permitted under Section 8.22(b) above; and

                  (c)      Permitted Encumbrances described on Exhibit E hereto.

         8.24. Guaranties. Neither Borrower nor any Guarantor shall guarantee or otherwise in any way become or be responsible for the indebtedness or obligations of any other person, by any means whatsoever, whether by agreement to purchase the indebtedness of any other person or agreement for the furnishing of funds to any other person through the purchase of goods, supplies or services, or by way of stock purchase, or discharging the indebtedness of any other person, or otherwise, except for (i) guaranties in favor of Lender, (ii) the endorsement of negotiable instruments by Borrower or any Guarantor in the ordinary course of business for collection, and (iii) guaranties of indebtedness which are not in the aggregate in excess of twenty-five percent (25%) of the consolidated Net Worth of Borrower and Guarantors.

         8.25. Consolidation or Merger. Without the prior written consent of Lender, neither Borrower nor any Guarantor shall enter into any transaction, acquisition, merger or consolidation which would result in an acquisition by Borrower or any Guarantor of the assets of stock or other equity interests of another entity or a merger or consolidation of Borrower or any Guarantor with an entity unless (i) the merging or acquired entity is in the same line of business of Borrower or such Guarantor, (ii) the acquired assets, or the assets possessed by the merging or acquired entity, do not have a fair market value that is more than forty-nine percent (49%) of the fair market value of Borrower or such Guarantor, and (iii) the surviving entity of such merger or consolidation, if any, is the Borrower or such Guarantor. In addition to the foregoing limitations, Borrower shall not acquire, without prior written consent of Lender, the assets or stock or other equity interests of any entity if the portion of the acquisition price that is attributable to intangible assets exceeds 20% of the consideration paid or assumed by Borrower in connection with such acquisition.

         8.26. Loans and Investments. Neither Borrower nor any Guarantor shall make any loans to or investments in, or, purchase any stock, other securities or evidence of indebtedness of any person, except as follows: (i) direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, (ii) marketable securities issued by an agency of the United States government, (iii) commercial paper rated A-1 by Standard and Poors Corporation, or P-1 by Moody's Investors

Services, Inc., (iv) certificates of deposit of or bankers' acceptances accepted by domestic commercial banks in the United States of America having a combined capital and surplus of at least Ninety Million Dollars ($90,000,000.00), (v) repurchase agreements with respect to any of the foregoing, (vi) loans permitted by the provisions of Section 8.26 hereof or (vii) loans by Borrower to any Guarantor of the proceeds of the Loans for the purposes permitted hereunder pursuant to promissory notes properly pledged to Lender. This negative covenant shall be inapplicable to loans other than to Guarantors except where the transaction which is prohibited would either create or result in a violation of
Section 8.16, Section 8.17, Section 8.18, or Section 8.20 hereof, or impair, directly or indirectly, the value of the collateral for the Loans.

         8.27. Dividends, Redemptions and Other Payments. Neither Borrower nor any Guarantor shall (a) declare or pay, or set aside any sum for the payment of, any dividends or make any other distribution upon any shares of its capital stock of any class, or (b) purchase, redeem or otherwise acquire for value any shares of its capital stock of any class, or commit to do any of same, or set aside any sum therefor, or permit any subsidiary to purchase or acquire for value any shares of its capital stock of any class, or commit do to any of the same, or set aside any sum therefor, or (c) make any payment to a profit sharing plan or to any other retirement or pension plan to or for the benefit of management shareholders which exceeds (based on a percentage of compensation) similar payments made for the benefit of all employees of Borrower or the Guarantors, in such a manner which violates applicable law and/or any filings of Borrower with applicable securities agencies and stock exchanges and related restrictions and regulations; provided, however, that Borrower may make distributions to Scott M. Niswonger and John A. Tweed for purposes of paying their respective allocable portions of federal and state tax liabilities as shareholders of the Borrower in an aggregate amount not to exceed forty percent (40%) of the total amount of taxable income of Borrower during each fiscal year. This negative covenant shall be applicable only when the transaction prohibited would either create or result in a violation of Section 8.16, Section 8.17 or
Section 8.18 hereof.

         8.28. Loans to Officers and Employees. Without the prior written consent of Lender, neither Borrower nor any Guarantor shall permit or allow loans to officers and employees of Borrower or any Guarantor, in the aggregate, to exceed at any one time outstanding the sum of One Hundred Fifty Thousand Dollars ($150,000.00).

         8.29. Creation of Subsidiaries. Borrower may create additional subsidiaries, without the prior written consent of Lender, only if the following conditions are met:

                  (a) each such subsidiary is engaged in a business directly related to the Borrower's business, and

                  (b) (i) each such subsidiary guaranties the obligations of Lender hereunder and under the Notes by the execution of a Guaranty Agreement in the same form as executed by Guarantors, joins with the other Guarantors in the Security Agreement, and delivers to Borrower a promissory note in the form of the promissory notes delivered by the other Guarantors and pledged to the Lender under the Pledge Agreement, and Borrower enters into an amendment to the Pledge Agreement whereby it pledges such promissory note to the Lender; or (ii) Borrower pledges to the Lender all of the stock of such subsidiary and such subsidiary becomes an Other Subsidiary under this Agreement; and

                  (c)      each such subsidiary delivers to the Lender:

                           (1) a copy of its charter or certificate of
                  incorporation, certified by the appropriate official in its jurisdiction of organization, in form and substance satisfactory to the Lender, and a copy of its bylaws, and all amendments thereto, together with a certificate of its Secretary stating that such copy is complete and correct;

                           (2) a certificate of the appropriate governmental
                  officials stating that such subsidiary exists, is in good standing with respect to the payment of franchise and similar taxes and is duly qualified to transact business in the state;

                           (3) a certificate of the secretary of the subsidiary
                  as to the incumbency and signature of all officers of such subsidiary authorized to execute or attest to the Loan Documents to which such subsidiary is a party, together with evidence of the incumbency of each such secretary or other officer;

                           (4) with respect to such subsidiary (A) copies of the
                  resolution authorizing, approving and ratifying the Loan Documents to which such subsidiary is a party, duly adopted by the board of directors of such subsidiary, together with (B) a certificate of the secretary or other appropriate officer of such subsidiary stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the board of directors of such subsidiary and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof; and

                           (5) all other documents, instruments, agreements,
                  opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Lender and its counsel, as the Lender reasonably may request.

         8.30. Operations of Other Subsidiaries. Without the prior written permission of Lender, Borrower shall not permit the Other Subsidiaries, if any, to conduct such business which would cause the net income of the Other Subsidiaries would exceed five percent (5%) of the combined net income of the Borrower, Guarantors and Other Subsidiaries or cause the assets of the Other Subsidiaries to exceed five percent (5%) of the combined assets of the Borrower, Guarantors and Other Subsidiaries.


                                  ARTICLE IX.

                              DEFAULT AND REMEDIES

         9.1. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  (a) Borrower shall fail to pay the principal of, or interest on, the indebtedness evidenced by any of the Notes, or any other fee or charge payable by Borrower hereunder, as and within ten
         (10) days of when due and payable (provided that Borrower shall only be entitled to such ten-day grace period twice within any twelve-month period);

                  (b) Any representation or warranty made or deemed made by Borrower or any Guarantor in this Agreement or any of the other Loan Documents, or that is contained in any certificate, document, opinion or financial or other statement furnished at any time under or in connection with any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made, and, to the extent any such misrepresentation or breach of warranty is capable of being cured, the same continues thirty (30) days after notice from the Lender; provided, however, that if such misrepresentation or breach of warranty (which is capable of being cured) cannot be reasonably be cured within such thirty (30) day period, but can reasonably be cured within a sixty (60) day period, the Borrower shall have an additional period of time not to exceed sixty
         (60) days after the original notice of default, provided that the Borrower proceeds promptly, diligently and in good faith to cure such misrepresentation or breach;

                  (c) Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under this Agreement or any other Loan Document to which it is a party, and such default continues thirty (30) days after notice from the Lender; provided, however, that if such default cannot reasonably be cured within such thirty (30) day period, but can reasonably be cured in a sixty (60) day period, Borrower shall have an additional period of time not to exceed sixty (60) days after the original notice of default, provided that the Borrower proceeds promptly, diligently and in good faith to cure such default;

                  (d) Borrower or any Guarantor (1) shall generally not pay or shall be unable to pay its debts as such debts become due; or (2) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (3) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (4) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (5) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (6) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

                  (e) Borrower or any Guarantor shall be liquidated, dissolved, partitioned or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

                  (f) A default or event of default shall occur under any of the other Loan Documents, subject to applicable cure periods; or

                  (g) Borrower or any Guarantor shall (1) fail to pay any indebtedness for borrowed money in the amount of $50,000 or greater (other than the indebtednesses evidenced by the Notes), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), subject to applicable cure periods, including but not limited to any such indebtedness or obligation now or hereafter owed to Lender, or (2) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or the passage of time or both, of the maturity of such indebtedness, regardless of whether such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

         9.2. Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 6.1(d) as it relates to Borrower, the indebtednesses evidenced by the Notes as well as any and all other indebtedness and obligations of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above (including but not limited to subsection 6.1(d) as it relates to any Guarantor), Lender at any time thereafter may at its option accelerate the maturity of the indebtednesses evidenced by the Notes as well as any and all other indebtedness and obligations of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Notes:

                  (a) any obligation of Lender to advance any theretofore undisbursed proceeds of the Loans shall immediately cease and be of no further force nor effect, and Lender shall be immediately entitled to exercise any and all rights, powers, privileges, options and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

                  (b) Lender shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee; and

                  (c) Lender shall have and may exercise any and all other rights, powers, privileges, options and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         9.3. Right of Setoff. Without limitation of the foregoing, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender or any of its affiliates, and any other indebtedness at any time owing by Lender or its affiliates to or for the credit or the account of Borrower or any Guarantor, against any and all of the Obligations, irrespective of whether Lender shall have made any demand under this Agreement or the Notes or any other Loan Document and although such obligations may be unmatured. Lender agrees to notify Borrower within a reasonable time after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this
Section 9.3 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.

         9.4. Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         9.5. Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the Obligations, including but not limited to the payment of the principal of and interest on the indebtednesses evidenced by the Notes, in such order of priority as Lender shall determine in its sole discretion; and

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.


                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1. Commitment Fee. In consideration of Lender's agreement to make the Loans, Borrower shall pay to the Lender a non-refundable commitment fee in the amount of $50,000.

         10.2. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

         10.3. Integration. This Agreement and the Loan Documents contain the entire agreement among the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. The execution and delivery of this Agreement and the other Loan Documents by Borrower were not based upon any facts or materials provided by Lender, nor was Borrower induced or influenced to execute and deliver this Agreement or any other Loan Document by any representation, statement, analysis or promise made by Lender.

         10.4. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower is a party, nor consent to any departure by Borrower from compliance with the terms of any Loan Document to which it is a party, shall be effective unless the same shall be in writing and signed on behalf of Lender by a duly authorized officer of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon their mutual agreement, Lender, Borrower and the

Guarantors may amend this Agreement to extend the maturity date of either of the Loans by executing the Modification Agreement in the form of Exhibit F attached hereto.

         10.5.    Performance By Lender.

                  (a) Lender may file one or more financing statements disclosing Lender's security interests under this Agreement and the other Loan Documents without the signature of Borrower appearing thereon if permitted by law, and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the collateral security described in the Security Instruments. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or any other Security Instrument or of a financing statement is sufficient as a financing statement.

                  (b) If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the greatest default rate provided in the Notes (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations and be secured hereby until fully repaid. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         10.6. Costs and Expenses. Lender shall not bear any cost or expense whatsoever in connection with the making, administration, servicing or collection of the Loans. Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and/or administration of any of the Loan Documents, including but not limited to the fees and expenses of counsel for Lender, and local counsel who may be retained by Lender or said counsel, with respect thereto and with respect to advising Lender as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, Borrower shall pay any and all recording, indebtedness, stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and any other documents to be delivered under any such Loan Documents, and agrees to indemnify Lender and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         The provisions of this Section shall be effective regardless of whether Borrower shall be entitled to any advances hereunder and shall survive any termination of this Agreement.

         10.7. Assignment. The Notes, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtednesses evidenced by the Notes. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

         10.8. Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         10.9. Third Party Beneficiaries. This Agreement and the other Loan Documents are intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any person not a party hereto. No other person shall have any right to rely on this Agreement or the other Loan Documents, or to derive any benefit herefrom.

         10.10. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

         10.11. Severability. Any provision of this Agreement that is prohibited or unenforceable with respect to any person or circumstance or in any jurisdiction shall, as to such person, circumstance or jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision with respect to other persons or circumstances or in any other jurisdiction.

         10.12. Article and Section Headings; Terminology. Article and section headings used herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose. References herein to "Articles" and "Sections" shall be deemed to be references to Articles and Sections, respectively, of this Agreement unless the context otherwise requires. When used herein, the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate. Any reference herein to a person shall include natural persons, corporations, partnerships, limited liability companies, associations and other entities.

         10.13. Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express) to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy, or the date of mailing or delivery to such courier service, as the case may be, shall be the date of such notice, election or demand, and rejection, refusal to accept or inability to deliver because of a changed address of which no notice was sent shall not affect the validity of any notice, election or demand given in accordance with the provisions of this Agreement. For the purposes of this Agreement:

                  The address of Lender is:

                           First Tennessee Bank National Association
                           2841 E. Andrew Johnson Highway
                           Greeneville, Tennessee 37745
                           Attention: Larry Estepp
                           Telecopy Number: 423-798-2230

                  The address of Borrower is:

                           Landair Acquisition Corporation
                           430 Airport Road
                           Greeneville, Tennessee 37745
                           Attention: John A. Tweed
                           Telecopy Number: 423-783-1345

         10.14. Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. Anything in this Agreement, the Notes, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loans, acceleration of the maturity of the unpaid balance of the Loans or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the Loans shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the Loans and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Loans exceed the maximum amounts permitted from time to time by applicable law.

         10.15. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

         10.16. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of State of Tennessee without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens and security interests in collateral.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                       LENDER:

                                       FIRST TENNESSEE BANK
                                       NATIONAL ASSOCIATION


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       BORROWER:

                                       LANDAIR ACQUISITION CORPORATION


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                   EXHIBIT A-1

                             SECURED PROMISSORY NOTE
                                   (Term Loan)


$25,000,000                                                       March 5, 2003
                                                         Greeneville, Tennessee


         FOR VALUE RECEIVED, the undersigned, LANDAIR ACQUISITION CORPORATION, a Tennessee corporation (referred to herein as "Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of up to TWENTY FIVE MILLION DOLLARS ($25,000,000), payable in fifty-nine consecutive monthly installments of principal in the amount of Four Hundred Sixteen Thousand Six Hundred Sixty Seven and No/100 Dollars ($416,667.00) each beginning on _______, 2003, together with interest on the aggregate unpaid principal balance of the Term Loan evidenced hereby at the LIBOR Rate (as hereinafter defined), adjusted and determined as of March __, 2003 (the "Initial Pricing Date") with such rate to be determined monthly on the Reset Date (as hereafter defined) for each month of the remaining term of this Note, plus the Applicable Margin as specified in that certain Amended and Restated Loan and Security Agreement dated as of March __, 2003, by and among Maker and the Payee (as the same may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement), and with a sixtieth and final consecutive monthly payment of the entire outstanding principal balance and all accrued interest being due and payable on February 5, 2008.

                  The "LIBOR Rate" shall mean the London InterBank Offered Rate of interest for an interest period of one (1) month, as reported in The Wall Street Journal published on the Reset Date of each month. Each change in the rate which results from a change in the LIBOR Rate shall become effective, without notice to the undersigned, on each Reset Date following any change in the LIBOR Rate; provided, however, that if The Wall Street Journal is not published on such date, the LIBOR Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date.

                  The "Reset Date" shall mean (i) the date of this Note, for the initial period from the date hereof through _________, 2003, and (ii) the last day of every month thereafter, beginning on _________, 2003; provided, however that if such day is not a Business Day, then the first succeeding Business Day shall instead apply. For purposes of this Note and the Reset Date, the term "Business Day" shall mean any day on which commercial banks settle payments in U.S. dollars in New York City and London.

                  Notwithstanding any other provision hereof, in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated on the basis of a 360-day year for each day that all or any part of the indebtedness evidenced hereby shall be outstanding, to the extent permitted by applicable law.

                  All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects, except that payments shall be applied to accrued interest before principal.

                  The indebtedness evidenced hereby may be prepaid only in accordance with the provisions of the Loan Agreement.

                  Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default, as defined in the Loan Agreement, shall occur; or should any default or event of default occur under any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to applicable cure periods; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement or under any other instrument, document or agreement now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at a rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4%) in excess of the interest rate designated from time to time by Payee as its "Base Rate," which rate shall be adjusted on each day that said "Base Rate" changes, or (ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

                  To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to four percent (4%) of any payment hereunder that is not received by Holder within fifteen (15) days of the date on which it is due, in order to cover the additional expense incident to the handling and processing of delinquent payments; provided, however, that nothing in this provision shall be deemed to waive any other right or remedy of the Holder hereof by reason of Maker's failure to make payments when due hereunder.

                  In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any indorsers hereof agree to pay a reasonable attorney's fee, all court and other costs and the reasonable costs of any other collection efforts.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  The indebtedness and other obligations evidenced by this Note are secured by (1) the Loan Agreement, (2) the Guaranty Agreement dated as of the dated hereof executed by Landair Transport, Inc., Volunteer Adjustment, Inc. and Landair Transportation Properties, Inc. (the "Guarantors"), (3) the Security Agreement dated as of the date hereof executed by the Guarantors, and (4) certain other instruments and documents, as more particularly described in the Loan Agreement.

                  All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

                  This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

                  As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

                  IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

                                       MAKER:


                                       LANDAIR ACQUISITION CORPORATION



                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                      CERTIFICATE OF DRAW AGAINST TERM LOAN

         This Certificate of Draw Against Term Loan ("Certificate") is executed this ___ day of _______, ____ by LANDAIR ACQUISITION CORPORATION to be affixed to its original Promissory Note dated ____________, 2003, in the original principal amount of $25,000,000 payable to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION. All terms capitalized herein and not otherwise defined shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement dated as of ____________, 2003 between Borrower and the Lender (the "Loan Agreement"). Borrower hereby requests a disbursement of the Term Loan in the principal amount of: ____________.

         As of the date hereof, Borrower and Guarantors are in full compliance with all of the terms and provisions set forth in the Loan Documents, including without limitation the covenants and agreements set forth in Article VIII of the Loan Agreement, and all of the instruments and documents executed in connective therewith, and no Event of Default, as defined in Article IX of the Loan Agreement, or any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on the day and year first above written, which Certificate shall be so firmly affixed to the Note as to become a part thereof.


                                       LANDAIR ACQUISITION CORPORATION


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                       [GUARANTOR]



                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

Accepted:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION


By:
   ------------------------------------
Title:
      ---------------------------------

                                   EXHIBIT A-2

                              AMENDED AND RESTATED
                         MASTER SECURED PROMISSORY NOTE
                                (Line of Credit)

$15,000,000                                                       March 5, 2003
                                                         Greeneville, Tennessee

         FOR VALUE RECEIVED, on or before _____________, 2008 (the "Maturity Date"), the undersigned, LANDAIR ACQUISITION CORPORATION, a Tennessee corporation (referred to herein as "Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), without grace except as provided for herein, at the office of Payee at 2841 Andrew Johnson Highway, Greeneville, Tennessee 37745, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of FIFTEEN MILLION AND NO/100THS DOLLARS ($15,000,000), or such other amount as may hereafter be outstanding hereunder, whichever is less, together with interest on the outstanding principal balance hereof from date at LIBOR plus the Applicable Margin, as calculated and adjusted in accordance with the Loan Agreement (as hereinafter defined); provided that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated on the basis of a 360-day year for each day that all or any part of the indebtedness evidenced hereby shall be outstanding, to the extent permitted by applicable law.

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) business day of the first month after the date hereof, and subsequent installments being payable on the same day of each succeeding month thereafter until the Maturity Date, at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be due and payable in full.

         All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects, except that payments shall be applied to accrued interest before principal.

         The indebtedness evidenced hereby may be prepaid only in accordance with the provisions of the Loan Agreement.

         Any advance by Payee to Maker that is not evidenced by another instrument or agreement between the parties shall be conclusively presumed to have been made hereunder when such advance is either (1) deposited or credited to an account of Maker with Payee, notwithstanding that such advance was requested, orally or in writing, by someone other than Maker or that someone other than Maker is authorized to draw on such account and may or does withdraw the whole or part of such advance, or (2) made in accordance with the oral or written instructions of Maker. The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness, and no single advance increasing the outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default, as defined in the Loan Agreement (as hereinafter defined), shall occur; or should any default or event of default occur under any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby, subject to applicable cure periods; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement or under any other instrument, document or agreement now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at a rate (the "Default Rate") equal to the lesser of (i) the rate that is four percentage points (4%) in excess of Payee's Base Rate, as it varies from time to time, or (ii) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         The term "Loan Agreement" means that certain Amended and Restated Loan and Security Agreement of even date herewith, by and between Maker and Payee amending and restating a Loan and Security Agreement dated as of September 10, 1998, between Payee and Landair Corporation, a Tennessee corporation that has been merged into Maker, by means of a statutory short-form merger under Tennessee law, with Maker as the surviving entity (the "Loan Agreement").

         To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to four percent (4%) of any monthly payment hereunder that is not received by Holder within fifteen (15) days of the date on which it is due, in order to cover the additional expenses incident to the handling and processing of delinquent payments; provided, however, that nothing in this provision shall be deemed to waive any other right or remedy of the Holder hereof by reason of Maker's failure to make payments when due hereunder.

         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any indorsers hereof agree to pay a reasonable attorney's fee, all court and other costs, and the reasonable costs of any other collection efforts.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by (1) the Loan Agreement, (2) an Amended and Restated Guaranty Agreement dated as of the dated hereof executed by Landair Transport, Inc., (3) an Amended and Restated Guaranty Agreement dated as of the date hereof executed by Volunteer Adjustment, Inc., (4) an Amended and Restated Guaranty Agreement dated as of the date hereof executed by Landair Transportation Properties, Inc. (Landair Transport, Inc., Volunteer Adjustments, Inc., and Landair Transportation Properties, Inc. are collectively referred to as the "Guarantors"), (5) the Amended and Restated Security Agreement dated as of the date hereof executed by the Guarantors, (6) an Amended and Restated Pledge and Security Agreement dated as of the date hereof executed by the Maker, and (7) certain other instruments and documents as more particularly described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.


                                       MAKER:

                                       LANDAIR ACQUISITION CORPORATION


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                    EXHIBIT B

                          Outstanding Letters of Credit

                                    EXHIBIT C



Re Section 7.5, Places of Business, additional collateral locations include:


                                 [Provide List]

                                    EXHIBIT D

                    BORROWING BASE AND COMPLIANCE CERTIFICATE

                         Dated as _____________, ______




To:      First Tennessee Bank National Association
         2841 Andrew Johnson Highway
         Greeneville, Tennessee 37745
         Attn: Steven D. Mears

Re:      Amended and Restated Loan and Security Agreement dated as of
_____________, 2003 (the "Loan Agreement") by and among Landair Acquisition Corporation ("Borrower") and First Tennessee Bank National Association ("Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings given to those terms in the Loan Agreement.

1.       Computation of Borrowing Base and Availability under the Line of Credit
Loan:


         (a)      Eligible Receivables of Borrower
                  and Guarantors as defined in, and
                  excluding those accounts which
                  must be excluded under the
                  Loan Agreement              $__________________

                                                             X 80%              $ _____________________

         (b)      PLUS Fair Market Value of Real Property
                                              $__________________

                                                            X  75%              $ _____________________

         (c)      (i) PLUS Value of Rolling Stock $ _____________

                                                              X 65%             $ _____________________

                  (ii) LESS Total Outstanding Under Term Loan                   $ _____________________

         (d)      Total Borrowing Base, sum of (a), (b) and (c)(i)
                  less (c)(ii)                                                  $______________________

         (e)      LESS Total Outstanding Under Line
                  of Credit                                                     $______________________

         (f)      LESS Total of Letters of Credit                               $______________________

         (h)      LESS Total Balance of Real Property Loan                      $ _____________________


                  AVAILABILITY UNDER LINE
                  OF CREDIT                                                     $_______________________

2. Attached as Exhibit A hereto is a true and correct aging and listing of all of Borrower's and the Guarantor's accounts receivable.

3. As of the date hereof, all of the representations and warranties set forth in Article VII of the Loan Agreement are and remain true and correct with the same effect as though such representations and warranties had been made on and as of this date.

4. As of the date hereof, Borrower and Guarantors are in full compliance with all of the terms and provisions set forth in the Loan Documents, including without limitation the covenants and agreements set forth in Article VIII of the Loan Agreement, and all of the instruments and documents executed in connective therewith, and no Event of Default, as defined in Article IX of the Loan Agreement, or any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

         The undersigned certifies that the information set out herein and the Exhibit attached hereto is true and correct in all material respects as of the date hereof. The undersigned further certifies that the figures set forth hereof pertain only the Eligible Receivable as that term is defined in the Loan Agreement.


                                       LANDAIR ACQUISITION CORPORATION


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                    EXHIBIT E

            [List of Existing Liens and Other Permitted Encumbrances]


         A. Liens for taxes, assessments or similar governmental charges not in default or being contested in good faith by appropriate proceedings.

         B. Workmen's, vendors', mechanics' and materialmen's liens and other liens imposed by law incurred in the ordinary course of business, and easements and encumbrances which are not substantial in character or amount and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby.

         C. Liens in respect of pledges or deposits under social security laws, workmen's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contract (other than contracts for the payment of money), leases or statutory obligations.

         D. Liens and security interests securing the indebtedness permitted by Section 8.23(b) and Section 8.23(d) of the Loan Agreement.

         E. With respect to leased property, liens in favor of the lessors of such property arising as a matter of law or under the terms of such leases.

         F. Any other liens and encumbrances to which Lender shall consent in writing.

         G.       Any liens and security interests specifically listed below:

                   List any outstanding liens from UCC Search

                                    EXHIBIT F

                        [Form of Modification Agreement]

                             MODIFICATION AGREEMENT

         This MODIFICATION AGREEMENT dated as of _______, ____ (this "Agreement") is between LANDAIR ACQUISITION CORPORATION, a Tennessee corporation (the "Borrower"), FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association (the "Lender"), and LANDAIR TRANSPORT, INC., VOLUNTEER ADJUSTMENT, INC., and LANDAIR TRANSPORTATION PROPERTIES, INC., each a Tennessee corporation (collectively, the "Guarantors").

                                    RECITALS:

         The Borrower is indebted to the Lender pursuant to (i) a Secured Promissory Note (Term Loan) dated March 5, 2003 in the principal amount of $25,000,000 (as the same may be amended from time to time, the "Term Note") and
(ii) an Amended and Restated Master Secured Promissory Note (Line of Credit) dated March 5, 2003 in the principal amount of up to $15,000,000 (as the same may be amended from time to time, the "Line of Credit Note"). The Term Note and Line of Credit Note were issued pursuant to an Amended and Restated Loan and Security Agreement dated as of March 5, 2003 between the Borrower and the Lender, amending and restating a Loan and Security Agreement dated as of September 10, 1998, and are secured by, among other things, an Amended and Restated Guaranty Agreement from each of the Guarantors for the benefit of the Lender, each dated as of March 5, 2003, amending and restating a Guaranty Agreement, dated as of September 10, 1998 from each of the Guarantors.

         The Lender is willing to extend the maturity date of the [Line of Credit Note] [Term Note] subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby recognized, the parties hereto agree as follow:

         1. Amendment of [Line of Credit Note] [Term Note]. The maturity date of the [Line of Credit Note] [Term Note] is extended and changed to ________, and accordingly, the date of ___________ in the first paragraph of the [Line of Credit Note] [Term Note] is amended to be ____________.

         2.       No Release or Novation.

                  (a) This Amendment Agreement does not constitute a discharge or novation of the Term Note, the Line of Credit Note or the Loan Agreement and the Term Note, the Line of Credit Note, the Loan Agreement, and any other documents executed in connection with the obligations of Borrower under the Loan Agreement, as herein modified, shall continue in full force and effect and shall be fully binding upon all parties hereto. The liens of the Loan Agreement and any other documents providing security for Borrower's obligations under the Loan Agreement, Term Note and Line of Credit Note shall continue as before the execution of this Amendment Agreement and the security provided thereby shall remain in full force and effect.

                  (b) Nothing herein contained shall be deemed to release the Guarantors of their guaranty of the indebtedness of Borrower to Lender and the Guarantors shall continue to be liable for the payment of such indebtedness as specified in the Guaranty Agreements.

         3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         4. Representations and Warranties; Default. All of the respective representations and warranties of the Borrower and Guarantors outlined in the Loan Agreement, with regard to the Borrower, and the Guaranty Agreements, with regard to the Guarantors, are true and correct as of the date hereof. No Event of Default has occurred under the Loan Documents (as such term is defined in the Loan Agreement).

         5. Governing Law. This Agreement and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                       BORROWER:

                                       LANDAIR ACQUISITION CORPORATION

                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       LENDER:

                                       FIRST TENNESSEE BANK
                                       NATIONAL ASSOCIATION


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       GUARANTORS:

                                       LANDAIR TRANSPORT, INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       VOLUNTEER ADJUSTMENT, INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       LANDAIR TRANSPORTATION
                                       PROPERTIES, INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                    EXHIBIT G

                                  [Litigation]


1. Dan Patton, on Behalf of Himself and All Others Similarly Situated vs. Landair Corporation, Scott M. Niswonger, John A. Tweed, Jerry A. Armstrong, C. John Langley, Jr., Andrew J. Mantey, Courtney J. Munson, and Richard H. Roberts, Case No. 02-CV 823, filed in the Circuit Court for Greene County, Tennessee.

2. Piazza v. Landair Corporation, et al., Case No. 02CV824, filed in the Circuit Court for Greene County, Tennessee.

3. Baker v. Landair Corporation, et al., Case No. 02CV830, filed in the Circuit Court for Greene County, Tennessee.

                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT

         THIS AMENDED AND RESTATED GUARANTY AGREEMENT ("Guaranty"), made as of ____________, 2003, by VOLUNTEER ADJUSTMENT, INC., a Tennessee corporation having its address at 430 Airport Road, Greeneville, Tennessee 37745 ("Guarantor"), for the benefit of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745 ("Lender").

                              W I T N E S S E T H:

                  WHEREAS, Lender has made available to Landair Acquisition Corporation, a Tennessee corporation with principal offices in Greeneville, Tennessee, a term loan facility in the original principal amount not exceeding $25,000,000 and a line of credit in the original principal amount not exceeding $15,000,000 on the terms and conditions set forth in that certain Amended and Restated Loan and Security Agreement between Lender and Borrower dated as of the date hereof, amending and restating a Loan and Security Agreement, dated as of September 10, 1998 (the "Loan Agreement"), by and between Lender and Landair Corporation, a Tennessee corporation which has been merged into the Borrower by means of a statutory short-form merger under Tennessee Law with the Borrower as the surviving entity;

         WHEREAS, the Guarantor is an affiliate of Borrower; and

         WHEREAS, the Guarantor has agreed to guarantee the payment and performance of Borrower's obligations under the Loan Agreement, as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the anticipated benefits to the Guarantor by virtue of its relationship to the Borrower, to induce the Lender to make the Loan, the Guarantor hereby covenants and agrees as follows:

         1. Guaranteed Obligations. The Guarantor hereby guarantees to the Lender the full and prompt payment and performance of the following (hereinafter referred to collectively as "Guaranteed Obligations"): (a) the indebtedness evidenced by the Loan Agreement, principal and any and all interest accrued or to accrue thereon, including but not limited to the indebtedness evidenced by the Term Loan Note and the Line of Credit Note, and (b) the obligations required to be made or performed by the Borrower under the Loan Agreement, the Guarantor Security Agreement and the Pledge and Security Agreement (as defined in the Loan Agreement), and any and all instruments, documents and/or agreements now or hereafter evidencing, securing or otherwise related to the indebtedness evidenced by the Loan Agreement.

         2. Term of Guaranty. This Guaranty shall be a continuing, absolute and unconditional Guaranty and shall remain in full force and effect until all Guaranteed Obligations are made or performed in full by the Borrower or the Guarantor, as the case may be, provided that if such Guaranteed Obligations are made or performed in full by the Borrower, the obligations of the Guarantor hereunder shall not thereby be discharged unless a period of 91 days beginning with the date of the last such Guaranteed Obligation made or performed by the Borrower shall elapse during which no petition in bankruptcy shall be filed by or against the Borrower, and the Guarantor shall not be entitled to return of this Guaranty until expiration of such 91-day period. If for any reason any payment (including principal, interest, costs, expenses and attorney's fees) by, or undertaking of, Borrower to the Lender shall be determined at any time to be a voidable preference or otherwise shall be set aside or required to be returned or repaid, this Guaranty, nevertheless, shall remain in effect and shall be fully enforceable against the Guarantor for the undertaking or payment thus set aside, returned or repaid, as well as any obligations hereunder still outstanding, together with any costs, expenses and attorney's fees incurred by the Administrative Agent in connection with such determination.

         3. Guaranty of Payment. This is a guaranty of payment and not of collection, and the Guarantor expressly waives any right to require that any action be brought against the Borrower or any other guarantor of any of the Guaranteed Obligations or to require that resort be had to any security. The Guarantor further waives any right of the Guarantor to require that an action be brought against Borrower under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time. If the Borrower shall fail to make any Guaranteed Obligation when and as the same becomes due (whether at maturity, by acceleration or call for prepayment or otherwise), the Guarantor, upon demand, without notice other than such demand and without the necessity of further action by the Lender, shall promptly and fully make or perform such Guaranteed Obligation. The Guarantor shall pay all reasonable costs and expenses, including reasonable counsel fees and expenses, paid or incurred by the Lender in connection with the enforcement of the obligations of the Guarantor hereunder. All payments by the Guarantor shall be made in lawful money of the United States of America and may be applied to the Guaranteed Obligations as the Lender in its sole discretion deems fit. Each default in any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Guarantor binds and obligates itself for the payment and performance of the Guaranteed Obligations the same as if the Guaranteed Obligations had been contracted for by and was due from the Guarantor personally, hereby agreeing to and binding itself and its successors and assigns by all terms and conditions contained in the Loan Agreement, or any other document or other evidence of indebtedness, signed or to be signed by Borrower, and any other documents executed by the Borrower in connection therewith or as security therefor, making itself a party thereto, hereby waiving notice of any such indebtedness and of demand, presentment, protest or notice of demand or nonpayment and of any act to establish the liability of any party on any commercial or other paper, indebtedness or obligation covered by this Guaranty.

         4. Obligations Unconditional. The obligations of the Guarantor hereunder shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including without limitation (a) any compromise, settlement, release, waiver, renewal, extension, indulgence, change in or modification of (1) any of the obligations and liabilities, either original or assumed, of the Borrower contained in the Loan Agreement, the Guarantor Security Agreement, the Pledge and Security Agreement, or any documents relating thereto (collectively, the "Financing Instruments"), (2) the liens and security interests created by the Guarantor

Security Agreement and the Pledge and Security Agreement, or (3) any other security for the Borrower's obligations under the Financing Instruments, (b) any impairment, modification, release or limitation of (1) the liability of the Borrower, (2) the liens and security interests created by the Guarantor Security Agreement or the Pledge and Security Agreement, or (3) any other security for the Borrower's obligations under the Financing Instruments, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal bankruptcy laws or other statute or from the decision of any court relating thereto, (c) the assertion or exercise by the Lender of any rights or remedies under the Financing Instruments or this Guaranty or any other guaranty of the Borrower's obligations under the Loan Agreement or any delay in asserting or exercising, or failure to assert or exercise, any such rights or remedies, and (d) the assignment or sale or the purported assignment or sale of all or any part of the interest of the Borrower in the Collateral (as defined in the Loan Agreement). The liability of the Guarantor hereunder shall not be in any manner affected, diminished or impaired by any lack of diligence, neglect or omission on the part of the Lender to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any collateral or security for the Guaranteed Obligations, or to exercise any lien upon or right or appropriation or setoff of any monies, accounts, credits or property of Borrower possessed by the Lender toward the liquidation of the Guaranteed Obligations or by any application of payments or credits thereon. Any impairment of collateral is hereby specifically waived. The Lender shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Guaranteed Obligations, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against Borrower, or other persons or corporations, their properties or estates, or to resort to or exhaust its remedies against any collateral, security, property, liens or other rights whatsoever.

         5. Setoff. As security for the undertakings and obligations of the Guarantor hereunder, the Guarantor expressly grants and gives to the Lender a right of immediate setoff, without demand or notice, of the balance of every deposit account, now or at any time hereafter existing, of the Guarantor with any Lender, and a general lien upon, and security interest in, all money, negotiable instruments, commercial paper, notes, bonds, stocks, credits and/or chooses in action, or any interest therein, and any other property, rights and interests of the Guarantor or any evidence thereof, which has or at any time shall come into the possession, custody or control of any Lender, and, in the event of default hereunder, such Lender may sell or cause to be sold at public or private sale in any manner which may be lawful, all or any of such security, for cash or credit and upon such terms as such Lender may see fit, and (except as may be otherwise expressly provided by the Uniform Commercial Code, or other applicable law) without demand or notice to the Guarantor, and any Lender (unless prohibited by the Uniform Commercial Code from so doing) or any other person may purchase such property, rights or interests so sold and thereafter hold the same free of any claim or right of whatsoever kind, including any right or equity of redemption, of the Guarantor, such demand, notice, right or equity of redemption being hereby expressly waived and released.

         6. Subordination of Borrower's Indebtedness. The Guarantor hereby subordinates all indebtedness of the Borrower owing to the Guarantor, whether now existing or hereinafter arising, to the full and prompt payment of the Guaranteed Obligations, when and as the same shall become due (whether at maturity, by acceleration, or otherwise). So long as there is no default, or Event of Default, if applicable, under the Loan Agreement, or hereunder, the Guarantor may continue to receive and retain payment on said subordinated indebtedness when and as the same becomes due. Any amounts received by the Guarantor as a payment on said subordinated indebtedness subsequent to any such default, or Event of Default, if applicable, shall be retained and held in trust by such Guarantor for the benefit of the Lender.

         7. Representations of Guarantor. The Guarantor hereby makes all those representations and warranties which are made by the Borrower with respect to the Guarantor in Article VII of the Loan Agreement. Furthermore, the Guarantor represents and warrants that as of the date hereof, there has been no material adverse change in the most recent financial information given by Guarantor to the Lender.

         8. Information. The Guarantor shall provide to the Lender such information respecting the business, properties or the condition or operations, financial or otherwise, of the Guarantor as the Lender may from time to time reasonably request or which the Borrower may be required to provide with respect to the Guarantor under the Loan Agreement.

         9. Payment on Default. Upon the occurrence of an Event of Default under the Loan Agreement, the Guarantor shall immediately pay to the Lender, all amounts for which the Borrower is obligated to the Lender under the Loan Agreement and the Lender may take whatever action at law or in equity may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant, condition or agreement of the Guarantor under this Guaranty.

         10. Additional Indebtedness. The granting of credit from time to time by the Lender to Borrower, in excess of the amount to which a right of recovery under this Guaranty is limited and without notice to the Guarantor, is hereby expressly authorized and shall in no way affect or impair this Guaranty; and, in the event that the indebtedness of Borrower to the Lender shall so exceed the amount to which this Guaranty is limited, any payments by Borrower to the Lender and any collections or recovery by the Lender from any sources other than this Guaranty may first be applied by the Lender to any portion of the indebtedness which exceeds the limits of this Guaranty, provided that any amounts collected by the Lender pursuant to the exercise of any remedies under the Loan Agreement or any documents securing the obligations of Borrower under the Loan Agreement shall be applied in accordance with the applicable provisions, if any, of such documents.

         11. Assignment by the Lender. The Lender may, without any notice whatsoever to anyone, sell, assign or transfer all or any part of the Guaranteed Obligations, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the Guaranteed Obligations shall have right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as though such assignee, transferee or holder were herein by name given such rights, powers and benefits; but the Lender shall have an unimpaired right, prior and superior to that of any said assignee, transferee or holder, to enforce this Guaranty for the benefit of the Lender, as to so much of the Guaranteed Obligations that it has not sold, assigned or transferred.

         12. Actions of the Lender; Waiver of Rights. No act or omission of any kind, or at any time, on the part of the Lender in respect to any matter whatsoever shall in any way affect or impair this Guaranty. This Guaranty is in addition to and not in substitution for or discharge of any other Guaranty held by the Lender. The Guarantor waives any right of action it might have against the Lender because of exercise by the Lender in any manner howsoever of any rights granted to the Lender herein. The Guarantor further hereby expressly waives any legal requirements incident to the making or incurring of the Guaranteed Obligations by Borrower and specifically agrees that this Guaranty shall be valid and binding as to the Guarantor in any event without regard to whether or not it is enforceable against Borrower.

         13. Payments. All payments hereunder shall be made to the Lender at its office at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, or to such other address as the Lender may advise the Guarantor.

         14. Severability. If any term of this Guaranty, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

         15. Enforceability. It is the intention of the Guarantor and the Lender that the Guarantor's Obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable federal bankruptcy, state insolvency, or similar laws ("Applicable Law"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Law if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, the Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Law. This Section is intended solely to preserve the rights of the Lender hereunder to the maximum extent permitted by Applicable Law, and neither the Guarantor nor any other person shall have any right or claim under this Section that would not otherwise be available under Applicable Law.

         16. Notices. All notices to be given pursuant to this Guaranty shall be sufficient if personally delivered or if mailed by U.S. Mail, postage prepaid, certified or registered mail, return receipt requested, or forwarded by a nationally recognized overnight courier service or telecopier facsimile transmission, to the addresses of the parties hereto given above and/or telecopier numbers specified in any document(s) executed by the parties hereto, or to such other address and/or telecopier number as a party may request in writing. Any time period provided in the giving of any notice hereunder shall commence upon the date such notice is deposited in the mail or with such courier service, as applicable.

         17. General Construction. The gender and number used in this Guaranty are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

         18. Entire Agreement. The entirety of this Guaranty is set forth herein and in the documents referred to herein and there is no other verbal or other agreement, understanding or custom affecting this Guaranty. This Guaranty may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         19. Governing Law. This Guaranty and all rights, obligations and liabilities arising hereunder shall be interpreted and construed according to the laws of the State of Tennessee without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens on and security interests in collateral..

         20. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and all rights against the Guarantor arising under this Guaranty shall be for the sole benefit of the Lender.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and the Lender has caused this Guaranty to be accepted as of the date first above written.

                                       VOLUNTEER ADJUSTMENT, INC.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------
Accepted by:

FIRST TENNESSEE NATIONAL
BANK NATIONAL ASSOCIATION


By:
   --------------------------------

Title:
      -----------------------------

                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT

         THIS AMENDED AND RESTATED GUARANTY AGREEMENT ("Guaranty"), made as of ____________, 2003, by LANDAIR TRANSPORTATION PROPERTIES, INC., a Tennessee corporation having its address at 430 Airport Road, Greeneville, Tennessee 37745 ("Guarantor"), for the benefit of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Lender has made available to Landair Acquisition Corporation, a Tennessee corporation with principal offices in Greeneville, Tennessee, a term loan facility in the original principal amount not exceeding $25,000,000 and a line of credit in the original principal amount not exceeding $15,000,000 on the terms and conditions set forth in that certain Amended and Restated Loan and Security Agreement between Lender and Borrower dated as of the date hereof, amending and restating a Loan and Security Agreement, dated as of September 10, 1998 (the "Loan Agreement"), by and between Lender and Landair Corporation, a Tennessee corporation which has been merged into the Borrower by means of a statutory short-form merger under Tennessee Law with the Borrower as the surviving entity;

         WHEREAS, the Guarantor is an affiliate of Borrower; and

         WHEREAS, the Guarantor has agreed to guarantee the payment and performance of Borrower's obligations under the Loan Agreement, as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the anticipated benefits to the Guarantor by virtue of its relationship to the Borrower, to induce the Lender to make the Loan, the Guarantor hereby covenants and agrees as follows:

         1. Guaranteed Obligations. The Guarantor hereby guarantees to the Lender the full and prompt payment and performance of the following (hereinafter referred to collectively as "Guaranteed Obligations"): (a) the indebtedness evidenced by the Loan Agreement, principal and any and all interest accrued or to accrue thereon, including but not limited to the indebtedness evidenced by the Term Loan Note and the Line of Credit Note, and (b) the obligations required to be made or performed by the Borrower under the Loan Agreement, the Guarantor Security Agreement and the Pledge and Security Agreement (as defined in the Loan Agreement), and any and all instruments, documents and/or agreements now or hereafter evidencing, securing or otherwise related to the indebtedness evidenced by the Loan Agreement.

         2. Term of Guaranty. This Guaranty shall be a continuing, absolute and unconditional Guaranty and shall remain in full force and effect until all Guaranteed Obligations are made or performed in full by the Borrower or the Guarantor, as the case may be, provided that if such Guaranteed Obligations are made or performed in full by the Borrower, the obligations of the Guarantor hereunder shall not thereby be discharged unless a period of 91 days beginning with the date of the last such Guaranteed Obligation made or performed by the Borrower shall elapse during which no petition in bankruptcy shall be filed by or against the Borrower, and the Guarantor shall not be entitled to return of this Guaranty until expiration of such 91-day period. If for any reason any payment (including principal, interest, costs, expenses and attorney's fees) by, or undertaking of, Borrower to the Lender shall be determined at any time to be a voidable preference or otherwise shall be set aside or required to be returned or repaid, this Guaranty, nevertheless, shall remain in effect and shall be fully enforceable against the Guarantor for the undertaking or payment thus set aside, returned or repaid, as well as any obligations hereunder still outstanding, together with any costs, expenses and attorney's fees incurred by the Administrative Agent in connection with such determination.

         3. Guaranty of Payment. This is a guaranty of payment and not of collection, and the Guarantor expressly waives any right to require that any action be brought against the Borrower or any other guarantor of any of the Guaranteed Obligations or to require that resort be had to any security. The Guarantor further waives any right of the Guarantor to require that an action be brought against Borrower under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time. If the Borrower shall fail to make any Guaranteed Obligation when and as the same becomes due (whether at maturity, by acceleration or call for prepayment or otherwise), the Guarantor, upon demand, without notice other than such demand and without the necessity of further action by the Lender, shall promptly and fully make or perform such Guaranteed Obligation. The Guarantor shall pay all reasonable costs and expenses, including reasonable counsel fees and expenses, paid or incurred by the Lender in connection with the enforcement of the obligations of the Guarantor hereunder. All payments by the Guarantor shall be made in lawful money of the United States of America and may be applied to the Guaranteed Obligations as the Lender in its sole discretion deems fit. Each default in any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Guarantor binds and obligates itself for the payment and performance of the Guaranteed Obligations the same as if the Guaranteed Obligations had been contracted for by and was due from the Guarantor personally, hereby agreeing to and binding itself and its successors and assigns by all terms and conditions contained in the Loan Agreement, or any other document or other evidence of indebtedness, signed or to be signed by Borrower, and any other documents executed by the Borrower in connection therewith or as security therefor, making itself a party thereto, hereby waiving notice of any such indebtedness and of demand, presentment, protest or notice of demand or nonpayment and of any act to establish the liability of any party on any commercial or other paper, indebtedness or obligation covered by this Guaranty.

         4. Obligations Unconditional. The obligations of the Guarantor hereunder shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including without limitation (a) any compromise, settlement, release, waiver, renewal, extension, indulgence, change in or modification of (1) any of the obligations and liabilities, either original or assumed, of the Borrower contained in the Loan Agreement, the Guarantor Security Agreement, the Pledge and Security Agreement, or any documents relating thereto (collectively, the "Financing Instruments"), (2) the liens and security interests created by the Guarantor

Security Agreement and the Pledge and Security Agreement, or (3) any other security for the Borrower's obligations under the Financing Instruments, (b) any impairment, modification, release or limitation of (1) the liability of the Borrower, (2) the liens and security interests created by the Guarantor Security Agreement or the Pledge and Security Agreement, or (3) any other security for the Borrower's obligations under the Financing Instruments, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal bankruptcy laws or other statute or from the decision of any court relating thereto, (c) the assertion or exercise by the Lender of any rights or remedies under the Financing Instruments or this Guaranty or any other guaranty of the Borrower's obligations under the Loan Agreement or any delay in asserting or exercising, or failure to assert or exercise, any such rights or remedies, and (d) the assignment or sale or the purported assignment or sale of all or any part of the interest of the Borrower in the Collateral (as defined in the Loan Agreement). The liability of the Guarantor hereunder shall not be in any manner affected, diminished or impaired by any lack of diligence, neglect or omission on the part of the Lender to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any collateral or security for the Guaranteed Obligations, or to exercise any lien upon or right or appropriation or setoff of any monies, accounts, credits or property of Borrower possessed by the Lender toward the liquidation of the Guaranteed Obligations or by any application of payments or credits thereon. Any impairment of collateral is hereby specifically waived. The Lender shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Guaranteed Obligations, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against Borrower, or other persons or corporations, their properties or estates, or to resort to or exhaust its remedies against any collateral, security, property, liens or other rights whatsoever.

         5. Setoff. As security for the undertakings and obligations of the Guarantor hereunder, the Guarantor expressly grants and gives to the Lender a right of immediate setoff, without demand or notice, of the balance of every deposit account, now or at any time hereafter existing, of the Guarantor with any Lender, and a general lien upon, and security interest in, all money, negotiable instruments, commercial paper, notes, bonds, stocks, credits and/or chooses in action, or any interest therein, and any other property, rights and interests of the Guarantor or any evidence thereof, which has or at any time shall come into the possession, custody or control of any Lender, and, in the event of default hereunder, such Lender may sell or cause to be sold at public or private sale in any manner which may be lawful, all or any of such security, for cash or credit and upon such terms as such Lender may see fit, and (except as may be otherwise expressly provided by the Uniform Commercial Code, or other applicable law) without demand or notice to the Guarantor, and any Lender (unless prohibited by the Uniform Commercial Code from so doing) or any other person may purchase such property, rights or interests so sold and thereafter hold the same free of any claim or right of whatsoever kind, including any right or equity of redemption, of the Guarantor, such demand, notice, right or equity of redemption being hereby expressly waived and released.

         6. Subordination of Borrower's Indebtedness. The Guarantor hereby subordinates all indebtedness of the Borrower owing to the Guarantor, whether now existing or hereinafter arising, to the full and prompt payment of the Guaranteed Obligations, when and as the same shall become due (whether at maturity, by acceleration, or otherwise). So long as there is no default, or Event of Default, if applicable, under the Loan Agreement, or hereunder, the Guarantor may continue to receive and retain payment on said subordinated indebtedness when and as the same becomes due. Any amounts received by the Guarantor as a payment on said subordinated indebtedness subsequent to any such default, or Event of Default, if applicable, shall be retained and held in trust by such Guarantor for the benefit of the Lender.

         7. Representations of Guarantor. The Guarantor hereby makes all those representations and warranties which are made by the Borrower with respect to the Guarantor in Article VII of the Loan Agreement. Furthermore, the Guarantor represents and warrants that as of the date hereof, there has been no material adverse change in the most recent financial information given by Guarantor to the Lender.

         8. Information. The Guarantor shall provide to the Lender such information respecting the business, properties or the condition or operations, financial or otherwise, of the Guarantor as the Lender may from time to time reasonably request or which the Borrower may be required to provide with respect to the Guarantor under the Loan Agreement.

         9. Payment on Default. Upon the occurrence of an Event of Default under the Loan Agreement, the Guarantor shall immediately pay to the Lender, all amounts for which the Borrower is obligated to the Lender under the Loan Agreement and the Lender may take whatever action at law or in equity may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant, condition or agreement of the Guarantor under this Guaranty.

         10. Additional Indebtedness. The granting of credit from time to time by the Lender to Borrower, in excess of the amount to which a right of recovery under this Guaranty is limited and without notice to the Guarantor, is hereby expressly authorized and shall in no way affect or impair this Guaranty; and, in the event that the indebtedness of Borrower to the Lender shall so exceed the amount to which this Guaranty is limited, any payments by Borrower to the Lender and any collections or recovery by the Lender from any sources other than this Guaranty may first be applied by the Lender to any portion of the indebtedness which exceeds the limits of this Guaranty, provided that any amounts collected by the Lender pursuant to the exercise of any remedies under the Loan Agreement or any documents securing the obligations of Borrower under the Loan Agreement shall be applied in accordance with the applicable provisions, if any, of such documents.

         11. Assignment by the Lender. The Lender may, without any notice whatsoever to anyone, sell, assign or transfer all or any part of the Guaranteed Obligations, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the Guaranteed Obligations shall have right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as though such assignee, transferee or holder were herein by name given such rights, powers and benefits; but the Lender shall have an unimpaired right, prior and superior to that of any said assignee, transferee or holder, to enforce this Guaranty for the benefit of the Lender, as to so much of the Guaranteed Obligations that it has not sold, assigned or transferred.

         12. Actions of the Lender; Waiver of Rights. No act or omission of any kind, or at any time, on the part of the Lender in respect to any matter whatsoever shall in any way affect or impair this Guaranty. This Guaranty is in addition to and not in substitution for or discharge of any other Guaranty held by the Lender. The Guarantor waives any right of action it might have against the Lender because of exercise by the Lender in any manner howsoever of any rights granted to the Lender herein. The Guarantor further hereby expressly waives any legal requirements incident to the making or incurring of the Guaranteed Obligations by Borrower and specifically agrees that this Guaranty shall be valid and binding as to the Guarantor in any event without regard to whether or not it is enforceable against Borrower.

         13. Payments. All payments hereunder shall be made to the Lender at its office at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, or to such other address as the Lender may advise the Guarantor.

         14. Severability. If any term of this Guaranty, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

         15. Enforceability. It is the intention of the Guarantor and the Lender that the Guarantor's Obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable federal bankruptcy, state insolvency, or similar laws ("Applicable Law"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Law if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, the Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Law. This Section is intended solely to preserve the rights of the Lender hereunder to the maximum extent permitted by Applicable Law, and neither the Guarantor nor any other person shall have any right or claim under this Section that would not otherwise be available under Applicable Law.

         16. Notices. All notices to be given pursuant to this Guaranty shall be sufficient if personally delivered or if mailed by U.S. Mail, postage prepaid, certified or registered mail, return receipt requested, or forwarded by a nationally recognized overnight courier service or telecopier facsimile transmission, to the addresses of the parties hereto given above and/or telecopier numbers specified in any document(s) executed by the parties hereto, or to such other address and/or telecopier number as a party may request in writing. Any time period provided in the giving of any notice hereunder shall commence upon the date such notice is deposited in the mail or with such courier service, as applicable.

         17. General Construction. The gender and number used in this Guaranty are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

         18. Entire Agreement. The entirety of this Guaranty is set forth herein and in the documents referred to herein and there is no other verbal or other agreement, understanding or custom affecting this Guaranty. This Guaranty may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         19. Governing Law. This Guaranty and all rights, obligations and liabilities arising hereunder shall be interpreted and construed according to the laws of the State of Tennessee without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens on and security interests in collateral.

         20. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and all rights against the Guarantor arising under this Guaranty shall be for the sole benefit of the Lender.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and the Lender has caused this Guaranty to be accepted as of the date first above written.

                                       LANDAIR TRANSPORTATION
                                       PROPERTIES, INC.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------
Accepted by:

FIRST TENNESSEE NATIONAL BANK
NATIONAL ASSOCIATION

By:
   --------------------------------

Title:
      -----------------------------

                              AMENDED AND RESTATED
                               GUARANTY AGREEMENT

         THIS AMENDED AND RESTATED GUARANTY AGREEMENT ("Guaranty"), made as of ____________, 2003, by LANDAIR TRANSPORT, INC., a Tennessee corporation having its address at 430 Airport Road, Greeneville, Tennessee 37745 ("Guarantor"), for the benefit of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Lender has made available to Landair Acquisition Corporation, a Tennessee corporation with principal offices in Greeneville, Tennessee, a term loan facility in the original principal amount not exceeding $25,000,000 and a line of credit in the original principal amount not exceeding $15,000,000 on the terms and conditions set forth in that certain Amended and Restated Loan and Security Agreement between Lender and Borrower dated as of the date hereof, amending and restating a Loan and Security Agreement, dated as of September 10, 1998 (the "Loan Agreement"), by and between Lender and Landair Corporation, a Tennessee corporation which has been merged into the Borrower by means of a statutory short-form merger under Tennessee Law with the Borrower as the surviving entity;

         WHEREAS, the Guarantor is an affiliate of Borrower; and

         WHEREAS, the Guarantor has agreed to guarantee the payment and performance of Borrower's obligations under the Loan Agreement, as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the anticipated benefits to the Guarantor by virtue of its relationship to the Borrower, to induce the Lender to make the Loan, the Guarantor hereby covenants and agrees as follows:

         1. Guaranteed Obligations. The Guarantor hereby guarantees to the Lender the full and prompt payment and performance of the following (hereinafter referred to collectively as "Guaranteed Obligations"): (a) the indebtedness evidenced by the Loan Agreement, principal and any and all interest accrued or to accrue thereon, including but not limited to the indebtedness evidenced by the Term Loan Note and the Line of Credit Note, and (b) the obligations required to be made or performed by the Borrower under the Loan Agreement, the Guarantor Security Agreement and the Pledge and Security Agreement (as defined in the Loan Agreement), and any and all instruments, documents and/or agreements now or hereafter evidencing, securing or otherwise related to the indebtedness evidenced by the Loan Agreement.

         2. Term of Guaranty. This Guaranty shall be a continuing, absolute and unconditional Guaranty and shall remain in full force and effect until all Guaranteed Obligations are made or performed in full by the Borrower or the Guarantor, as the case may be, provided that if such Guaranteed Obligations are made or performed in full by the Borrower, the obligations of the Guarantor hereunder shall not thereby be discharged unless a period of 91 days beginning with the date of the last such Guaranteed Obligation made or performed by the Borrower shall elapse during which no petition in bankruptcy shall be filed by or against the Borrower, and the Guarantor shall not be entitled to return of this Guaranty until expiration of such 91-day period. If for any reason any payment (including principal, interest, costs, expenses and attorney's fees) by, or undertaking of, Borrower to the Lender shall be determined at any time to be a voidable preference or otherwise shall be set aside or required to be returned or repaid, this Guaranty, nevertheless, shall remain in effect and shall be fully enforceable against the Guarantor for the undertaking or payment thus set aside, returned or repaid, as well as any obligations hereunder still outstanding, together with any costs, expenses and attorney's fees incurred by the Administrative Agent in connection with such determination.

         3. Guaranty of Payment. This is a guaranty of payment and not of collection, and the Guarantor expressly waives any right to require that any action be brought against the Borrower or any other guarantor of any of the Guaranteed Obligations or to require that resort be had to any security. The Guarantor further waives any right of the Guarantor to require that an action be brought against Borrower under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time. If the Borrower shall fail to make any Guaranteed Obligation when and as the same becomes due (whether at maturity, by acceleration or call for prepayment or otherwise), the Guarantor, upon demand, without notice other than such demand and without the necessity of further action by the Lender, shall promptly and fully make or perform such Guaranteed Obligation. The Guarantor shall pay all reasonable costs and expenses, including reasonable counsel fees and expenses, paid or incurred by the Lender in connection with the enforcement of the obligations of the Guarantor hereunder. All payments by the Guarantor shall be made in lawful money of the United States of America and may be applied to the Guaranteed Obligations as the Lender in its sole discretion deems fit. Each default in any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Guarantor binds and obligates itself for the payment and performance of the Guaranteed Obligations the same as if the Guaranteed Obligations had been contracted for by and was due from the Guarantor personally, hereby agreeing to and binding itself and its successors and assigns by all terms and conditions contained in the Loan Agreement, or any other document or other evidence of indebtedness, signed or to be signed by Borrower, and any other documents executed by the Borrower in connection therewith or as security therefor, making itself a party thereto, hereby waiving notice of any such indebtedness and of demand, presentment, protest or notice of demand or nonpayment and of any act to establish the liability of any party on any commercial or other paper, indebtedness or obligation covered by this Guaranty.

         4. Obligations Unconditional. The obligations of the Guarantor hereunder shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including without limitation (a) any compromise, settlement, release, waiver, renewal, extension, indulgence, change in or modification of (1) any of the obligations and liabilities, either original or assumed, of the Borrower contained in the Loan Agreement, the Guarantor Security Agreement, the Pledge and Security Agreement, or any documents relating thereto (collectively, the "Financing Instruments"), (2) the liens and security interests created by the Guarantor

Security Agreement and the Pledge and Security Agreement, or (3) any other security for the Borrower's obligations under the Financing Instruments, (b) any impairment, modification, release or limitation of (1) the liability of the Borrower, (2) the liens and security interests created by the Guarantor Security Agreement or the Pledge and Security Agreement, or (3) any other security for the Borrower's obligations under the Financing Instruments, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal bankruptcy laws or other statute or from the decision of any court relating thereto, (c) the assertion or exercise by the Lender of any rights or remedies under the Financing Instruments or this Guaranty or any other guaranty of the Borrower's obligations under the Loan Agreement or any delay in asserting or exercising, or failure to assert or exercise, any such rights or remedies, and (d) the assignment or sale or the purported assignment or sale of all or any part of the interest of the Borrower in the Collateral (as defined in the Loan Agreement). The liability of the Guarantor hereunder shall not be in any manner affected, diminished or impaired by any lack of diligence, neglect or omission on the part of the Lender to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any collateral or security for the Guaranteed Obligations, or to exercise any lien upon or right or appropriation or setoff of any monies, accounts, credits or property of Borrower possessed by the Lender toward the liquidation of the Guaranteed Obligations or by any application of payments or credits thereon. Any impairment of collateral is hereby specifically waived. The Lender shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Guaranteed Obligations, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against Borrower, or other persons or corporations, their properties or estates, or to resort to or exhaust its remedies against any collateral, security, property, liens or other rights whatsoever.

         5. Setoff. As security for the undertakings and obligations of the Guarantor hereunder, the Guarantor expressly grants and gives to the Lender a right of immediate setoff, without demand or notice, of the balance of every deposit account, now or at any time hereafter existing, of the Guarantor with any Lender, and a general lien upon, and security interest in, all money, negotiable instruments, commercial paper, notes, bonds, stocks, credits and/or chooses in action, or any interest therein, and any other property, rights and interests of the Guarantor or any evidence thereof, which has or at any time shall come into the possession, custody or control of any Lender, and, in the event of default hereunder, such Lender may sell or cause to be sold at public or private sale in any manner which may be lawful, all or any of such security, for cash or credit and upon such terms as such Lender may see fit, and (except as may be otherwise expressly provided by the Uniform Commercial Code, or other applicable law) without demand or notice to the Guarantor, and any Lender (unless prohibited by the Uniform Commercial Code from so doing) or any other person may purchase such property, rights or interests so sold and thereafter hold the same free of any claim or right of whatsoever kind, including any right or equity of redemption, of the Guarantor, such demand, notice, right or equity of redemption being hereby expressly waived and released.

         6. Subordination of Borrower's Indebtedness. The Guarantor hereby subordinates all indebtedness of the Borrower owing to the Guarantor, whether now existing or hereinafter arising, to the full and prompt payment of the Guaranteed Obligations, when and as the same shall become due (whether at maturity, by acceleration, or otherwise). So long as there is no default, or Event of Default, if applicable, under the Loan Agreement, or hereunder, the Guarantor may continue to receive and retain payment on said subordinated indebtedness when and as the same becomes due. Any amounts received by the Guarantor as a payment on said subordinated indebtedness subsequent to any such default, or Event of Default, if applicable, shall be retained and held in trust by such Guarantor for the benefit of the Lender.

         7. Representations of Guarantor. The Guarantor hereby makes all those representations and warranties which are made by the Borrower with respect to the Guarantor in Article VII of the Loan Agreement. Furthermore, the Guarantor represents and warrants that as of the date hereof, there has been no material adverse change in the most recent financial information given by Guarantor to the Lender.

         8. Information. The Guarantor shall provide to the Lender such information respecting the business, properties or the condition or operations, financial or otherwise, of the Guarantor as the Lender may from time to time reasonably request or which the Borrower may be required to provide with respect to the Guarantor under the Loan Agreement.

         9. Payment on Default. Upon the occurrence of an Event of Default under the Loan Agreement, the Guarantor shall immediately pay to the Lender, all amounts for which the Borrower is obligated to the Lender under the Loan Agreement and the Lender may take whatever action at law or in equity may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant, condition or agreement of the Guarantor under this Guaranty.

         10. Additional Indebtedness. The granting of credit from time to time by the Lender to Borrower, in excess of the amount to which a right of recovery under this Guaranty is limited and without notice to the Guarantor, is hereby expressly authorized and shall in no way affect or impair this Guaranty; and, in the event that the indebtedness of Borrower to the Lender shall so exceed the amount to which this Guaranty is limited, any payments by Borrower to the Lender and any collections or recovery by the Lender from any sources other than this Guaranty may first be applied by the Lender to any portion of the indebtedness which exceeds the limits of this Guaranty, provided that any amounts collected by the Lender pursuant to the exercise of any remedies under the Loan Agreement or any documents securing the obligations of Borrower under the Loan Agreement shall be applied in accordance with the applicable provisions, if any, of such documents.

         11. Assignment by the Lender. The Lender may, without any notice whatsoever to anyone, sell, assign or transfer all or any part of the Guaranteed Obligations, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the Guaranteed Obligations shall have right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as though such assignee, transferee or holder were herein by name given such rights, powers and benefits; but the Lender shall have an unimpaired right, prior and superior to that of any said assignee, transferee or holder, to enforce this Guaranty for the benefit of the Lender, as to so much of the Guaranteed Obligations that it has not sold, assigned or transferred.

         12. Actions of the Lender; Waiver of Rights. No act or omission of any kind, or at any time, on the part of the Lender in respect to any matter whatsoever shall in any way affect or impair this Guaranty. This Guaranty is in addition to and not in substitution for or discharge of any other Guaranty held by the Lender. The Guarantor waives any right of action it might have against the Lender because of exercise by the Lender in any manner howsoever of any rights granted to the Lender herein. The Guarantor further hereby expressly waives any legal requirements incident to the making or incurring of the Guaranteed Obligations by Borrower and specifically agrees that this Guaranty shall be valid and binding as to the Guarantor in any event without regard to whether or not it is enforceable against Borrower.

         13. Payments. All payments hereunder shall be made to the Lender at its office at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, or to such other address as the Lender may advise the Guarantor.

         14. Severability. If any term of this Guaranty, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

         15. Enforceability. It is the intention of the Guarantor and the Lender that the Guarantor's Obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable federal bankruptcy, state insolvency, or similar laws ("Applicable Law"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Law if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, the Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Law. This Section is intended solely to preserve the rights of the Lender hereunder to the maximum extent permitted by Applicable Law, and neither the Guarantor nor any other person shall have any right or claim under this Section that would not otherwise be available under Applicable Law.

         16. Notices. All notices to be given pursuant to this Guaranty shall be sufficient if personally delivered or if mailed by U.S. Mail, postage prepaid, certified or registered mail, return receipt requested, or forwarded by a nationally recognized overnight courier service or telecopier facsimile transmission, to the addresses of the parties hereto given above and/or telecopier numbers specified in any document(s) executed by the parties hereto, or to such other address and/or telecopier number as a party may request in writing. Any time period provided in the giving of any notice hereunder shall commence upon the date such notice is deposited in the mail or with such courier service, as applicable.

         17. General Construction. The gender and number used in this Guaranty are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

         18. Entire Agreement. The entirety of this Guaranty is set forth herein and in the documents referred to herein and there is no other verbal or other agreement, understanding or custom affecting this Guaranty. This Guaranty may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         19. Governing Law. This Guaranty and all rights, obligations and liabilities arising hereunder shall be interpreted and construed according to the laws of the State of Tennessee without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens on and security interests in collateral..

         20. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and all rights against the Guarantor arising under this Guaranty shall be for the sole benefit of the Lender.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and the Lender has caused this Guaranty to be accepted as of the date first above written.

                                       LANDAIR TRANSPORT, INC.


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------
Accepted by:

FIRST TENNESSEE NATIONAL
BANK NATIONAL ASSOCIATION


By:
   --------------------------------

Title:
      -----------------------------

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of ____________, 2003 (this "Security Agreement" or this "Agreement"), is by and between LANDAIR TRANSPORT, INC., a Tennessee corporation; VOLUNTEER ADJUSTMENT, INC., a Tennessee corporation; LANDAIR TRANSPORTATION PROPERTIES, INC., a Tennessee corporation (hereinafter referred to individually as a "Guarantor" and collectively as "Guarantors"); and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee (the "Lender").

                              BACKGROUND STATEMENT:

         (a) Lender has made available to Landair Acquisition Corporation, a Tennessee corporation with principal offices in Greeneville, Tennessee ("Borrower"), a term loan facility in the original principal amount not exceeding $25,000,000 and a line of credit in the original principal amount not exceeding $15,000,000 on the terms and conditions set forth in that certain Amended and Restated Loan and Security Agreement between Lender and Borrower dated as of the date hereof (the "Loan Agreement").

         (b) Guarantors are affiliates of Borrower and have agreed, pursuant to separate Amended and Restated Guaranty Agreements dated as of the date hereof (hereinafter referred to individually as a "Guaranty Agreement" and collectively as the "Guaranty Agreements"), to guarantee the payment and performance of Borrower's obligations under the Loan Agreement, as provided in such Guaranty Agreements.

         (c) To induce the Lender to enter into the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to grant to the Lender a security interest in the Collateral described herein to secure the Guaranteed Obligations (as defined herein) on the terms and conditions set forth herein.

         NOW, THEREFORE, each Guarantor, jointly and severally, and the Lender hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. For the purposes of this Security Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

         "Accounts Receivable/General Intangibles" shall mean all of each Guarantor's present and future accounts, accounts receivable, chattel paper, instruments, and other obligations of every kind, whether now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise, claims for a tax refund, contract rights, general intangibles, customer lists, original books and records, ledgers and account cards, computer tapes, disks and printouts, and other similar collateral whether now existing or hereafter created, acquired, or arising, and the proceeds thereof, including, but not limited, to:

                  (A) All of the each Guarantor's accounts, accounts receivable, chattel paper, instruments and other obligations of any kind, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, whether now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise relating to any such Accounts Receivable; and

                  (B) All claims for tax refunds, whether now existing or hereafter arising, of each Guarantor against any city, county, state or federal government or any agency or authority or other subdivision thereof, and the proceeds thereof; and

                  (C) All of each Guarantor's contract rights and general intangibles of every kind, character and description, both now owned and hereafter acquired, including, without limitation, goodwill, trademarks, trade styles, trade names, patents, patent applications, and deposit accounts; and

                  (D) All of each Guarantor's customer lists, original books and records, ledger and account cards, computer tapes, discs and printouts, whether now in existence or hereafter created; and

                  (E) All proceeds of any and all of the foregoing collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereunder), any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing collateral, and including, without limitation, all monies due or to become due in connection with any of the collateral, guaranties and security for the payment of such monies, the right of stoppage in transit, and all returned or repossessed goods arising from the sale or lease thereof;

in each case, whether now owned or hereafter acquired by each Guarantor and howsoever its interest therein may arise or appear whether by ownership, lease, security interest, claim or otherwise.

         "Collateral" shall mean and include all of each Guarantor's Accounts Receivable/General Intangibles and Equipment now or hereafter held or received by, in transit to, or in the possession or control of such Guarantor or the Lender, and any substitutions or replacements thereof and any products and proceeds thereof, including without limitation, insurance proceeds, of the foregoing Collateral.

         "Equipment" shall mean all equipment, including the rolling stock, tractors and trailers, or other property of Guarantors (as defined in the Loan Agreement), including but not limited to the equipment listed on the attached Exhibit C, together with all parts, accessories and attachments and all replacements thereof and additions thereto.

         1.2 UCC Terms. All terms in this Security Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

         1.3 Capitalized Terms. As used herein, the term "Guaranteed Obligations" shall have the meaning assigned to such term in the Guaranty Agreements. Other terms in this Security Agreement that are capitalized but not otherwise defined herein shall have the meaning assigned such terms in the Guaranty Agreements and the Loan Agreement.

                                   ARTICLE II

                          CREATION OF SECURITY INTEREST

         To secure the prompt payment and other performance of the Guaranteed Obligations, each Guarantor hereby grants to the Lender a security interest in the Collateral of such Guarantor.

                                   ARTICLE III

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each of the Guarantors hereby represents, warrants and covenants as follows:

         3.1 Ownership of Collateral. Each of the Guarantors is, and as to any property acquired after the date hereof which is included within the Collateral, such Guarantor will be, the absolute owner of good, marketable and indefeasible title to all the Collateral of such Guarantor free and clear of all security interests, liens or rights except for (a) the security interests granted hereby and by the Guaranty Agreements and (b) liens which are permitted under the terms of the Loan Agreement ("Permitted Liens"). Each Guarantor shall, promptly on demand therefor by the Lender, deliver to the Lender any and all evidence of ownership of the Collateral.

         3.2 Perfection of Security Interest. As to those intangible assets for which perfection may be accomplished by filing under the Uniform Commercial Code, the security interests granted hereunder, when properly perfected by filing in all jurisdictions set forth on Exhibit A attached hereto, shall constitute at all times (assuming timely filing of continuation statements when due) a valid and perfected security interest vested in the Lender.

         3.3 No Financing Statements; Priority. There is no financing statement or similar filing now on file in any public office of any governmental authority covering all or any part of the Collateral, and none of the Guarantors will execute and there will not be on file in any public office of any governmental authority any such financing statement or similar filing except (a) the financing statements filed or to be filed in favor of the Lender and (b) those financing statements relating to Permitted Encumbrances under Section 8.23 of the Loan Agreement. Except for

Permitted Encumbrances under Section 8.23 of the Loan Agreement, the Lender's security interest in the Collateral is not and hereinafter shall not become subordinate or junior to the security interests, liens or claims of any other Person, including any governmental authority. Except for Permitted Liens, no Guarantor shall grant a security interest in or permit a lien or encumbrance upon any of the Collateral to anyone except the Lender, as long as any of the Guaranteed Obligations remain unpaid and the Lender's obligation to make advances to Borrower under the Loan Agreement and any Loan Documents related thereto has not terminated.

         3.4 Further Assurances. Each Guarantor shall execute and deliver to the Lender concurrently with the execution of this Security Agreement, and at any time or times hereafter at the request of the Lender, all assignments, certificates of title, conveyances, assignment statements, financing statements, renewal financing statements, security agreements, affidavits, notices and all other agreements, instruments and documents (collectively, "Other Documents") that the Lender may reasonably request, in form satisfactory to the Lender, and shall take any and all other steps reasonably requested by the Lender in order to perfect and maintain the security interests and liens granted herein and to fully consummate all of the transactions contemplated under this Security Agreement, including, without limitation, (a) recording or filing such financing statements and Other Documents as may from time to time be requested by the Lender with such governmental authorities as may be necessary or advisable in order to perfect, establish, confirm and maintain the security interest and lien created hereunder, and (b) defending the title of any Guarantor to the Collateral by means of negotiation with and, if necessary, appropriate legal proceedings against, each and every party claiming an interest therein contrary or adverse to any Guarantor's title to same. A carbon, photographic or other reproduction of this Agreement may be filed as a financing statement.

         3.5 Attorney-in-fact. Each Guarantor does hereby irrevocably make, constitute and appoint the Lender, its successors or assigns, as the true and lawful attorneys of such Guarantor with power to: (a) prepare, sign the name on, and file on behalf of such Guarantor any financing statement, renewal financing statement, notice or other similar document that in the Lender's opinion should be filed in order to perfect or continue perfected the security interests granted in this Security Agreement; (b) upon the occurrence and during the continuance of an Event of Default, to act on such Guarantor's behalf, at such Guarantor's cost, in obtaining any orders, consents, approvals, licenses or certificates required by any governmental authorities as a prerequisite to the transfer of such Guarantor's business operations or facilities relating to any of the Collateral, to the extent permitted by applicable law; and (c) upon the occurrence and during the continuance of an Event of Default, to do all other things necessary to carry out the provisions of this Security Agreement and any other Loan Documents, specifically including, without limitation, those actions described in Section 5.4 hereof relating to Accounts Receivable. Neither the Lender nor its attorneys will be liable for any act or omission or for any error of judgment or mistake of fact in the exercise of this power of attorney unless such act, omission, error or mistake shall occur as a result of the gross negligence or willful misconduct of the Lender. This power, being coupled with an interest, is irrevocable so long as any of the Guaranteed Obligations remain unpaid and the Lender's obligation to make advances to Borrower under the Loan Agreement and any Loan Documents related thereto has not terminated.

         3.6 Location of Collateral; Records. The Guarantors have possession and control of all Collateral now in existence, except for any Equipment rented, leased or on demonstration to parties other than affiliates in the ordinary course of the Guarantor's business ("Leased Goods"). The list attached hereto as Exhibit B accurately and completely describes the street address, county and state where any and all Collateral, including Leased Goods, is currently located. The offices where each Guarantor keeps all of its records, ledger sheets, correspondence, invoice documents and instruments relating to or evidencing the Collateral (collectively, the "Records") are also identified on such Exhibit B. Each Guarantor covenants and agrees that (a) such Guarantor's Records shall be kept in safe places, bearing suitable legends identifying them and all files, containers, receptacles and cabinets containing such Records; (b) such Guarantor shall not (i) relocate or cease doing business at any its locations in Greeneville, Tennessee, Atlanta, Georgia or Columbus, Ohio or (ii) other than the sale of Leased Goods in the aggregate having a fair market value of less than $10,000, remove any Collateral or Records from such specific locations, unless in each case of (i) and (ii) above such Guarantor has first given to the Lender thirty (30) days' prior written notice of such relocation, cessation of business or removal of Collateral, and, if the Lender determines, in its sole discretion, that it may not have a perfected first priority security interest in any Collateral located or to be located at such new location not listed on Exhibit B, such Guarantor has delivered to the Lender such documents, instruments and financing statements required by the Lender to perfect a first priority (subject to Permitted Liens) security interest in the Collateral located or to be located at such new location; or (c) remove any Collateral or Records from the United States of America.

         3.7 Right of Inspection. The Lender shall at all times during normal business hours and upon reasonable notice have full access to and the right to audit each Guarantor's books and records, confirm and verify the existence and location of Collateral and make photocopies of all such books and records.

         3.8 Notices and Reports. In addition to notices required to be delivered by the Guarantors to the Lender under the terms of the Guaranty Agreements, the Guarantors shall promptly notify the Lender in writing of any charge, lien, security interest, claim or encumbrance asserted against the Collateral that any Guarantor has knowledge of, any litigation or claim asserted against the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other matter materially and adversely affecting the Collateral or the Lender's interest therein; provided, however, that such notice shall not be required in circumstances in which any such charge, lien, security interest, claim, encumbrance, litigation, theft, loss or similar incident involves an amount less than $50,000. Each Guarantor shall furnish such other reports, information and data regarding the Collateral as the Lender may reasonably request from time to time.

         3.9 Landlord's Waivers. The Guarantors shall exercise their best efforts to furnish, at the Guarantors' sole cost and expense, to the Lender, if requested, landlords waivers of all liens with respect to any Collateral covered by this Agreement that is or may be located upon leased premises, such landlord's waivers to be in such form and upon such terms as are reasonably acceptable to the Lender.

                                   ARTICLE IV

                                    EQUIPMENT

         Except for any unused or obsolete Equipment, each Guarantor will keep the Equipment in good repair (normal wear and tear excepted) and maintained in a reasonable state of proper operating efficiency, and will make all necessary repairs to and replacements of Equipment so that the proper operating efficiency thereof shall at all times be maintained. No Guarantor shall permit any Equipment to become a fixture to real estate (other than the realty owned by the Guarantor) or accessions to other personal property unless specifically consented to or acknowledged by the Lender in writing.

                                    ARTICLE V

                               ACCOUNTS RECEIVABLE

         5.1 Representations and Warranties. The Guarantors, jointly and severally, represent and warrant that to the best of their knowledge (a) each Account Receivable will represent a bona fide, valid and legally enforceable indebtedness according to its terms; (b) each Account Receivable, at the time of creation thereof, except with the consent of the Lender, will be subject to no offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character other than discounts and offsets customarily given by any Guarantor in the ordinary course of its business; and (c) each Account listed on any schedule of Accounts will be genuine in all respects, will not be evidenced by an instrument or document, or if so, will be evidenced only by one original instrument or document (other than invoices) that has been duly delivered to the Lender, and will be for a liquidated amount maturing as stated in the schedule of Accounts Receivable and in the duplicate invoice covering the transaction creating such Account.

         5.2 Schedules of Accounts. Each Guarantor shall, at the written request of the Lender, make available to the Lender from time to time hereafter, at such intervals as reasonably requested and determined by the Lender, copies of all invoices and other documents relating to the Accounts Receivable and itemized schedules of all collections of Accounts Receivable, showing the name of each account debtor, the amount of each payment and such other information as the Lender shall reasonably request. Except during the existence of an Event of Default, when notice and approval shall not be necessary, upon prior notice to and approval by a Guarantor, any of the Lender's officers, employees, or agents shall have the right, at any reasonable time or times hereafter, in the Lender's name or in the name of such Guarantor, to verify the validity, amount or any other matter relating to any Accounts Receivable by mail, telephone, telegraph or otherwise.

         5.3 Prohibition against Compromises; Extensions. Without the Lender's prior written consent and except for compromises, settlements and releases which will not have a material adverse effect on such Guarantor, no Guarantor shall compromise or settle any Account Receivable for less than the full amount thereof; release, in whole or in part, any Person or property liable for the payment thereof; or allow any credit or discount thereon (other than credits for returns and those discounts granted in the ordinary course of a Guarantor's business). Each Guarantor shall promptly inform the Lender of any material disputes with any account debtor or obligor relating to Collateral and of any claimed offset and counterclaim that may be asserted with respect thereto involving $100,000 or more where such Guarantor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

         5.4 Collection of Accounts. Each Guarantor hereby authorizes the Lender, and the Lender shall have the right at any time and from time to time, during the continuance of an Event of Default, without notice to such Guarantor, subject to any restrictions imposed by applicable law, (a) to notify any or all account debtors to such Guarantor that the Lender has a security interest in such Collateral and direct all such Persons to make payments to the Lender or to a lockbox designated by the Lender of all sums owing by them to such Guarantor, and to notify postal authorities to change the address for delivery of mail to such address as the Lender may designate; (b) to receive, endorse, assign and deliver, in such Guarantor's name or in the name of the Lender, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to such Guarantor concerning Accounts Receivable; (c) to sell or assign the Accounts Receivable upon such terms as the Lender may deem advisable; (d) to sign such Guarantor's name on any invoice or bill of lading relating to any account drafts against account debtors, on schedules and assignments of Accounts Receivable, on notices of assignment, and on verifications of Accounts and on notices to account debtors; and (e) to take or bring at such Guarantor's cost, in such Guarantor's name or in the name of the Lender, all steps, actions and suits deemed by the Lender necessary to effect collections and to enforce payment of any Accounts Receivable, to settle, compromise or release in whole or in part any amounts owing on Accounts Receivable, to prosecute any action or proceeding with respect to Accounts Receivable, to extend the time of payment of any and all Accounts Receivable and to make allowances and adjustments with respect thereto. Any and all disbursements for reasonable costs and expenses incurred or paid by the Lender with respect to the enforcement, collection or protection of its interest in the Collateral, or against any Guarantor, whether by suit or otherwise, notification of account debtors and other obligors, including reasonable attorneys' fees, court costs and similar expenses, if any, shall become a part of the Guaranteed Obligations secured by the Collateral, payable on demand.

                                   ARTICLE VI

                               TAXES AND INSURANCE

         6.1 Payment of Taxes. Each Guarantor shall pay promptly, when due, all sales, use, excise, personal property, income, withholding, corporate franchise and all other taxes, assessments and governmental charges upon and relating to its ownership or use of any of its assets, income or gross receipts for which each Guarantor is or may be liable except to the extent that the failure to pay such amounts would not have a material adverse effect and such Borrower;

provided, however, that any Guarantor may, upon notice to the Lender, in good faith by appropriate proceedings and with due diligence, contest such taxes and charges if such Guarantor establishes any funded reserves reasonably requested by the Lender.

         6.2 Tax Liens. No Guarantor shall permit, or suffer to remain, and will promptly discharge when due, any lien arising from any unpaid tax, assessment, levy or governmental charge, except to the extent such unpaid tax, assessment, levy or governmental charge will not have a material adverse effect on such Guarantor or except to the extent such unpaid tax, assessment, levy or governmental charge is a Permitted Lien. In the event any Guarantor shall fail to pay any such tax, assessment, levy or governmental charge or to discharge any such lien, then the Lender, without waiving or releasing any obligation or default of such Guarantor hereunder, may at any time or times hereafter, but shall be under no obligation to do so, make such payment, settlement, compromise or release or cause to be released any such lien, and take any other action with respect thereto that the Lender deems advisable. All sums paid by the Lender in satisfaction of, or on account of any tax, levy or assessment or governmental charge, or to discharge or release any lien, and any expenses, including reasonable attorneys' fees, court costs and other charges relating thereto, shall become a part of the Guaranteed Obligations secured by the Collateral, payable on demand.

         6.3 Insurance.

                  (a) Each of the Guarantors shall keep all of the Collateral of such Guarantor insured (or maintain a sufficient amount of self-insurance, with adequate reserves, under a plan approved by Lender), at its expense, against such casualties, risks and contingencies, and in such types and amounts and with such insurance companies, as are customarily maintained by other comparable companies and as shall be reasonably satisfactory to the Lender. Each Guarantor hereby authorizes and directs all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Lender and agrees that all insurers may rely on this Agreement as evidence of such authorization; provided, however, that as long as no Event of Default has occurred and is continuing, the Lender shall pay over to the Guarantors the proceeds received by it hereunder to repair, replace or rebuild the lost or damaged Collateral on which the proceeds were paid by the insurers. Each Guarantor hereby irrevocably makes, constitutes and appoints the Lender (which appointment is specifically acknowledged to be coupled with an interest) at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

                  (b) If any Guarantor fails to obtain and maintain any of the policies of insurance or level of self-insurance required to be maintained hereunder or to pay any premium in whole or in part, then the Lender may, at the Guarantors' expense, without waiving or releasing any obligation or default by the Guarantors hereunder, on behalf of the Lender, procure the same, but shall not be required to do so. All sums so disbursed by the Lender, including reasonable attorney's fees, court costs, expenses and other charges related thereto, shall be payable by the Guarantors to the Lender on demand and shall be additional Guaranteed

Obligations hereunder secured by the Collateral. If the Lender procures any such insurance policy, the Lender shall not be liable for any deficiencies in its coverage or otherwise.

                  (c) Upon the request of the Lender, the Guarantors shall deliver to the Lender evidence that the insurance required to be maintained pursuant to this Agreement is in effect.

                                   ARTICLE VII

                                     DEFAULT

         7.1 Event of Default. Any one of the following events will constitute an "Event of Default" hereunder:

                  (a) any failure by Borrower or Guarantors to pay when due or within any applicable grace periods all or any part of the Guaranteed Obligations, or

                  (b) failure of any Guarantor to observe, perform or comply with any of the terms, provisions, conditions, covenants, warranties or representations contained in this Security Agreement, the Guaranty Agreements or any other Loan Document to which it is a party, and such default continues thirty (30) days after notice from the Lender; provided, however, that if such default cannot reasonably be cured within such thirty (30) day period, but can reasonably be cured in a sixty (60) day period, Guarantor shall have an additional period of time not to exceed sixty (60) days after the original notice of default, provided that the Guarantor proceeds promptly, diligently and in good faith to cure such default; or

                  (c) any other event of default not cured within applicable grace periods under the Loan Agreement, the Guaranty Agreements or any of the other Loan Documents.

         7.2 Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, the Lender shall have, in addition to any other rights and remedies contained in this Security Agreement or in the Guaranty Agreements, all the rights and remedies of a secured party under the Uniform Commercial Code, and all other rights and remedies provided by law, all of which shall be cumulative to the extent permitted by law. Upon the occurrence of any Event of Default and at any time thereafter, the Lender shall have the right without further notice to the Guarantors to appropriate, take possession and control of, set off and apply to the payment of any or all of the Guaranteed Obligations, any or all Collateral, in such manner as the Lender shall in its sole discretion determine, to enforce payment of the Accounts Receivable or any other Collateral, to settle, compromise or release, in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustment with respect thereto, to issue credits in the name of any Guarantor or the Lender, to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at the Lender's sole option and discretion and the Lender may bid or become purchaser at any such sale, if public, free from any right of redemption, which is hereby expressly waived. Each Guarantor agrees that the giving of ten (10) days' notice by the Lender, sent by certified mail, return receipt requested postage prepaid, to the address set forth in Section 8.5 hereof, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof to all Guarantors and each Guarantor waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by the Lender to the payment of the Guaranteed Obligations, in such order as the Lender may elect, and the Guarantors shall remain liable to the Lender for any deficiency, together with interest thereon at the rates provided in the Guaranty Agreements, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements. The balance, if any, remaining after payment in full of all of the Guaranteed Obligations, shall be paid to the Guarantors, subject to any duty of the Lender imposed by law or to the holder of any subordinate security interest in the Collateral known to the Lender.

         7.3 Attorneys' Fees and Other Expenses. During the continuance of an Event of Default, if the Lender employs counsel with respect to this Security Agreement or any other Loan Documents or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Security Agreement or the Guaranty Agreements, or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to represent the Lender in any pending or threatened litigation with respect to the affairs of any Guarantor in any way relating to any of the Collateral or to the Guaranteed Obligations or to enforce any rights of the Lender or liabilities of any Guarantor, account debtors, or any other person, firm or corporation which may be obligated to the Lender by virtue of this Security Agreement, the Guaranty Agreements, or any instrument or document now or hereafter delivered to the Lender by or for the benefit of any Guarantor, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any reasonable expenses, costs and charges relating thereto, including court costs and similar expenses, shall become a part of the Guaranteed Obligations secured by the Collateral, payable on demand, except those expenses arising out of the breach of this Security Agreement or the Guaranty Agreements caused by the gross negligence or willful misconduct of the Lender, as finally determined by a non-appealable order in any suit or proceeding described in this Section. As used herein, the term "reasonable attorneys' fees" shall mean the fees of Lender's counsel based on customary hourly rates and not a percentage of the indebtedness owing by the Guarantors.

         7.4 Assembly of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right to require each Guarantor to assemble the Collateral and make it reasonably available to the Lender at one or more of the locations listed on Exhibit C, and to take possession of the Collateral and to enter and remain upon the various premises of the Guarantors without cost or charge to the Lender, and to use the same, together with materials, supplies, books and records of any Guarantor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise. In addition, the Lender may remove from such premises the Collateral and any records with respect thereto, to the premises of the Lender or any designated agent of the Lender for such time as the Lender may desire, in order to effectively collect or liquidate the Collateral.

         7.5 No Waiver. The Lender's failure at any time or times hereafter to require strict performance by any Guarantor of any of the provisions, warranties, terms and conditions contained in this Security Agreement or the Guaranty Agreements shall not waive, affect or diminish any right of the Lender at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Security Agreement or the Guaranty Agreements, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the warranties, conditions, provisions and terms contained in this Security Agreement or the Guaranty Agreements shall be deemed to have been waived by any act or knowledge of the Lender, its agents, officers or employees except by an instrument in writing signed by an officer of the Lender and directed to the Guarantors specifying such waiver.

         7.6 Waiver by Guarantors. Except for the notices expressly provided for herein, each Guarantor waives any and all notices or demands that such Guarantor might be entitled to receive with respect to this Security Agreement by virtue of any applicable statute or law, including without limitation, demand, presentment, protest, notice of protest, notice of default, notice of intent to accelerate, release, compromise, settlement, extension or renewal of all commercial paper, accounts, contract rights, instruments, guaranties and otherwise, at any time held by the Lender on which any Guarantor may in any way be liable, notice of nonpayment at maturity of any and all Accounts Receivable and notice of any action taken by the Lender unless expressly required by this Security Agreement.

         7.7 No Marshaling. To the extent that any of the Guaranteed Obligations are now or hereafter secured by property other than the Collateral, or by a guaranty, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guaranty or endorsement upon the occurrence and during the continuance of an Event of Default, and the Lender shall have the right, in the Lender's sole discretion, to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights or any of the Guaranteed Obligations.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Binding Effect. This Security Agreement and any other instruments and documents executed and delivered pursuant hereto or to consummate the transactions contemplated hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         8.2 Governing Law. The internal laws and judicial decisions of the State of Tennessee shall govern and control the construction, enforceability, validity and interpretation of this Security Agreement, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of Tennessee.

         8.3 Survival of Agreement. All representations and warranties of each Guarantor and all terms, provisions, conditions and agreements to be performed by each Guarantor contained in this Security Agreement shall be true and correct, and satisfied, where applicable, at the time of the execution of this Security Agreement, and shall survive the execution and delivery of this Security Agreement and the Guaranty Agreements.

         8.4 Termination of Security Interest; Assignment. This Security Agreement and the security interests in the Collateral created hereby will terminate when all of the Guaranteed Obligations have been paid and finally discharged in full (provided that the Lender is no longer obligated to make advances under the Loan Agreement and any loan document related thereto). In the event of a sale or assignment by the Lender of all or any of the Guaranteed Obligations held by it, the Lender may assign or transfer its rights and interest under this Security Agreement in whole or in part to the purchaser or purchasers of such Guaranteed Obligations, whereupon such purchaser or purchasers will become vested with all of the powers, rights and responsibilities of the Lender hereunder, and the Lender will thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights, interest and responsibilities so assigned, other than liabilities arising out of actions taken prior to the date of assignment. The Guarantors may not assign this Security Agreement or any of their obligations hereunder without the express written consent of the Lender.

         8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three (3) Business Days after deposit in the United States mails, return receipt requested, with postage prepaid, and addressed to the party to be notified as follows: (a) if to the Guarantors or any of them: 430 Airport Road, Greeneville, Tennessee 37745, Attention: Matthew J. Jewel, and (b) if to the Lender: First Tennessee Bank National Association, 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, Attention: Larry Estepp, or to such other address as each party may designate for itself by like notice, or shall be deemed to have been validly served, given or delivered on the date of delivery to such party at such address if notice is given or delivered by overnight delivery service, hand, or facsimile transmitter. Each Guarantor acknowledges that any notice sent to it pursuant to this Section 8.5 shall be deemed notice to all Guarantors.

         8.6 Severability. To the extent any provision of this Security Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

         8.7 Appointment of Agent. Subject to the applicable provisions of the Guaranty Agreements, the Lender may appoint an agent to perform any and all of its duties and obligations and to exercise all of its rights hereunder.

         8.8 Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         8.10 Joint and Several Liability. The obligations, responsibilities and liabilities of the Guarantors under this Agreement are joint and several and nothing contained herein shall be interpreted to release or excuse any Guarantor from liability or responsibility for the actions or inactions of any other Guarantor or for actions or inactions not approved by or participated in by all of the Guarantors.

         8.11 Amendments. Neither this Agreement nor any of its provisions may be changed, amended or modified orally but only by an instrument in writing signed by the party against whom enforcement of the change, amendment or modification is sought.

         8.12 Conflict of Terms. If any provision contained in this Agreement is in conflict with, or is inconsistent with, any provisions of the Guaranty Agreements, the provision in the Guaranty Agreements shall control.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written by the duly authorized officers of the parties hereto.

                                       LANDAIR TRANSPORT, INC.,
                                       a Tennessee corporation

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       VOLUNTEER ADJUSTMENT, INC.,
                                       a Tennessee corporation

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       LANDAIR TRANSPORTATION
                                       PROPERTIES, INC.,
                                       a Tennessee corporation

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



                                       FIRST TENNESSEE BANK
                                       NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                         EXHIBIT A TO SECURITY AGREEMENT

            SCHEDULE OF LOCATIONS FOR FILING UCC FINANCING STATEMENTS
                                AS TO INTANGIBLES

                         EXHIBIT B TO SECURITY AGREEMENT

                LOCATIONS OF COLLATERAL AND LOCATIONS OF RECORDS

                         EXHIBIT C TO SECURITY AGREEMENT

                                LIST OF EQUIPMENT

                              AMENDED AND RESTATED
                          PLEDGE AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of ____________, 2003, is made and entered into by LANDAIR ACQUISITION CORPORATION, a Tennessee corporation with principal offices in Greeneville, Tennessee (the "Borrower"), in favor of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee ("Lender").

                                    RECITALS:

         A. Pursuant to the terms of a Loan and Security Agreement, dated as of September 10, 1998 (the "Loan and Security Agreement"), Lender has extended a line of credit loan and an equipment loan (now paid in full) to Landair Corporation ("Landair"). Landair has merged into Borrower by means of a statutory short-form merger (the "Merger") under Tennessee law, with Borrower being the surviving corporation in the Merger.

         B. Pursuant to the terms of an Amended and Restated Loan and Security Agreement of even date herewith (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the "Loan Agreement"), Borrower and Lender have amended and restated the Loan and Security Agreement to provide that Lender will make Loans to Borrower, all as more specifically described in the Loan Agreement.

         C. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement, as the context may require.

         D. It is a condition precedent to the obligations of Lender to make the Loans under the Loan Agreement that Borrower execute and deliver this Agreement to Lender.

         E. Borrower desires to execute this Agreement to satisfy the condition described in the preceding paragraph.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and in order to insure Borrower's compliance with and to induce the Lenders to extend credit under the Loan Agreement, the receipt and sufficiency of all of which are hereby acknowledged, Borrower hereby makes the following representations and warranties to Lender and hereby covenants and agrees with Lender as follows:

         SECTION 1. Security for Obligations, Etc. This Agreement is for the benefit of Lender to secure the payment and performance in full when due, whether at stated maturity, by acceleration, mandatory prepayment, declaration or otherwise, of all the Obligations of the

Borrower (as described and defined in the Loan Agreement)(the Obligations being referred to herein as the "Secured Obligations").

         SECTION 2. Definition of Notes. As used herein, the term "Notes" shall mean all promissory notes made to Borrower by any of the following corporations:
Landair Transport, Inc., a Tennessee corporation; Volunteer Adjustment, Inc., a Tennessee corporation; and Landair Transportation Properties, Inc., a Tennessee corporation (collectively referred to herein as the "Obligors"), whether such promissory notes are now owned or hereafter acquired by Borrower and now or hereafter made subject to the pledge and security interest of this Agreement (collectively, the "Pledged Notes"). Borrower represents and warrants that on the date hereof (a) the Pledged Notes consist of those described in Annex I attached hereto, and (b) Borrower is the holder and sole beneficial owner of each Pledged Note payable to it as set forth on Annex I.

         SECTION 3. Pledge of Notes, Assignment of Certain Agreements, Additional Obligors, Etc.

                  SECTION 3.1. Pledge. To secure the payment and performance of the Secured Obligations and for the purposes set forth in Section 1, Borrower hereby pledges, assigns, transfers, hypothecates, sets over and delivers to Lender, and grants to Lender a security interest in, all of Borrower's right, title and interest in and to the Notes, whether now or hereafter acquired, (including without limitation those Notes described on Annex I, as the same are amended or supplemented from time to time), together with (a) all right, title and interest of Borrower in, to and under any loan agreement or other instrument, document or agreement further evidencing, securing or otherwise relating to the indebtedness evidenced by any Pledged Note, (b) any and all principal, interest, cash, instruments or other property from time to time received, receivable, distributed or distributable in respect of, in exchange for, or in substitution for any and all such Notes, and
         (c) all proceeds of any of the foregoing (the foregoing and all such proceeds being referred to herein collectively as the "Collateral");

                  TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns; subject, however, to the terms, covenants and conditions set forth in this Agreement.

                  In furtherance of the foregoing, Borrower hereby delivers to Lender the Pledged Notes, duly endorsed in blank by Borrower.

                  SECTION 3.2. Subsequently-Acquired Notes. To the extent required by the Loan Agreement, if at any time or from time to time after the date hereof Borrower shall acquire any additional Notes (by purchase or otherwise) or Borrower shall possess any additional Notes, Borrower will forthwith deposit such Notes with Lender in pledge hereunder and deliver to Lender all certificates or instruments therefor, endorsed in blank by Borrower, and will promptly thereafter deliver to the Lender a certificate (which shall be deemed to supplement Annex I attached hereto) executed by an authorized officer of Borrower describing such Notes and certifying that the same have been duly delivered to

         Lender in pledge hereunder and that Lender has a first-priority perfected security interest therein pursuant to this Agreement.

                  SECTION 3.3. Additional Obligors. Simultaneously with the acquisition or creation of any entity that is not listed as a Guarantor under this Agreement and which has or will receive funds from the Borrower either through a direct or indirect investment by Borrower or loan from Borrower (an "Affiliate"), such Affiliate shall be deemed to be an Obligor under this Agreement, and Borrower shall pledge and deliver to Lender and grant to Lender, a security interest in all promissory notes made to Borrower by such Affiliate, and such promissory notes shall be considered to be "Pledged Notes" as such term is defined herein, (which shall be deemed to supplement Annex I attached hereto). Borrower will make direct or indirect investments or loans to Affiliates only upon the receipt by Borrower of the promissory note of the Affiliate in the form attached hereto as Exhibit A. Notwithstanding the foregoing, no Affiliate shall be permitted to borrow funds from Borrower unless such borrowing is permitted by the Loan Agreement.

         SECTION 4. Consents, Etc. Unless and until a Default shall have occurred and be continuing, Borrower shall be entitled to give consents, waivers or ratifications in respect of the Pledged Notes; provided that no consent, waiver or ratification given or any other action shall be taken that would violate or be inconsistent with any of the terms of this Agreement, the Loan Agreement or the other Loan Documents. All rights of Borrower to vote and to give consents, waivers and ratifications shall cease in case a Default shall occur and be continuing, and Section 5 hereof shall become applicable. Borrower shall not, at any time, amend, restate, supplement, waive or otherwise modify any provision of any Pledged Note, nor take any action that would release or render unenforceable any of the indebtedness or other obligations of any maker of a Pledged Note; except, in the absence of a Default, for amendments, restatements, supplements, waivers or modifications that do not adversely affect the rights of Lender and of which Borrower has notified Lender in writing.

         SECTION 5. Remedies in Case of Event of Default. If an Event of Default shall have occurred and be continuing, Lender shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, the Loan Agreement, or the other Loan Documents (as defined in the Loan Agreement) or by law, including all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code (the "UCC") in effect in any relevant jurisdiction at that time, for the protection, preservation and enforcement of its rights in respect of the Collateral, and to the extent permitted by applicable law, Lender shall be entitled, without limitation, to exercise the following rights, which Borrower hereby agrees to be commercially reasonable:

                  (a) Lender shall be entitled to receive all amounts payable in respect of the Collateral to Borrower and to enforce the payment of the Pledged Notes and to exercise all of the rights, powers and remedies of Borrower thereunder.

                  (b) Lender shall be entitled to transfer all or any part of the Collateral into Lender's name.

                  (c) Lender shall be entitled at any time or from time to time to sell, assign and deliver all or any part of the Collateral or any interest therein, at any public or private sale at any of Lender's offices or elsewhere, without demand for performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof (all of which are hereby expressly and irrevocably waived by Borrower), for cash, on credit or for other property, for immediate or future delivery, without any assumption of credit risk, and for such price or prices and on such terms as Lender in its reasonable discretion may determine. Borrower agrees that to the extent that notice of sale shall be required by law that at least ten (10) days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of whether notice of sale has been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, to marshaling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Lender may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall Lender be under any obligation to take any action whatsoever with regard thereto.

                  (d) Lender shall be entitled to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral, in its reasonable discretion.

                  (e) Lender shall be entitled, in respect of the Collateral, to execute all such contracts, agreements, deeds, documents and instruments, to bring, defend and abandon all such actions, suits or proceedings, and to take all other actions in relation to all or any part of the Collateral as Lender in its reasonable discretion may determine.

                  (f) Lender shall be entitled to appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 5 and to dismiss the same, all as Lender in its reasonable discretion may determine.

                  (g) Lender shall be entitled generally to take all such other action as Lender in its reasonable discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 5 and that Lender may or can do lawfully and to use the name of Borrower for the purposes aforesaid and in any proceedings arising therefrom.

         SECTION 6. Remedies, Etc. Cumulative. Each right, power and remedy of Lender provided for in this Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or the commencement of the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Agreement, the Loan Agreement, or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Lender of all such other rights, powers or remedies, and no failure or delay on the part of Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

         SECTION 7. Application of Proceeds. All moneys collected by Lender upon any sale or other disposition of the Collateral, together with all other moneys received by Lender hereunder shall be applied as follows:

                  (a) first, to the payment of any and all reasonable expenses and fees (including reasonable attorney's and paralegal's fees and expenses) actually incurred by Lender in obtaining, taking possession of, removing, storing and disposing of the Collateral and any and all amounts incurred by Lender in connection therewith or owing to Lender hereunder;

                  (b) next, any surplus then remaining to the payment of the other Secured Obligations in such order as required or permitted by the Loan Agreement; and

                  (c) if all of the Commitments are then terminated under the Loan Agreement, all Secured Obligations have been indefeasibly paid and performed in full and no Obligations remain unpaid, outstanding or unperformed, any surplus then remaining shall be paid to the Borrower; subject, however, to the rights of the holder of any then existing Lien encumbering same of which Lender has actual notice (without investigation);

it being understood that Borrower shall, subject to Section 1 hereof, remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and
(b) of this Section 7.

         SECTION 8. Purchases of Collateral. Upon any sale of any of the Collateral hereunder (whether by virtue of the power(s) of sale herein granted, pursuant to judicial process or otherwise), the receipt of Lender or the officer or agent making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         SECTION 9. Further Assurances. Borrower agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Lender at any time reasonably may request in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof, or to effectuate the purposes hereof or in order better to assure and confirm unto Lender its rights, powers and remedies hereunder. Without limiting the foregoing, Borrower agrees that it will join with Lender in executing and, at its own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as Lender may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Lender's security interest in the Collateral, and Borrower hereby authorizes Lender to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of Borrower where permitted by law.

         SECTION 10.  Responsibilities of Lender.

                  (a) Lender will hold all items of the Collateral at any time received under this Agreement in accordance with, and subject to, the provisions of this Agreement. It is expressly understood and agreed that the obligations of Lender as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and, to the extent not specifically waived hereunder, as required under applicable law.

                  (b) Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall have no responsibility for (i) ascertaining or taking action with respect to maturities or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

         SECTION 11. Transfer by Borrower. Borrower shall not sell or otherwise dispose of or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as otherwise expressly permitted by the Loan Agreement).

         SECTION 12. Representations and Warranties. Borrower hereby represents and warrants that (a) it is the legal, record and beneficial owner of, and has good and marketable title to, the Notes designated on Annex I as its property, subject to no Lien or restriction whatsoever, except the pledges, liens and security interests created by this Agreement; (b) it has full power, authority and legal right to pledge and assign its Collateral, to grant a security interest in its Collateral and to enter into and perform its obligations under this Agreement; (c) Borrower has obtained all requisite consents required to be obtained from any other party (including, without limitation, any stockholder, member or creditor of any Obligor) and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority is required to be obtained by Borrower in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may he required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally); (d) Borrower is a holder in due course of the Pledged Notes designated on Annex I as its Pledged Notes; and (e) the pledge, assignment and delivery of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral including all proceeds thereof superior to and prior to the rights of all other Persons therein (as provided in the UCC).

         SECTION 13. Covenants of Borrower. Borrower covenants and agrees that
(a) it will defend Lender's right, title and security interest in and to the Collateral against the claims and demands of all Persons whomever; and (b) it will have like title to and right to pledge any other property at any time hereafter constituting Collateral and likewise will defend the right thereto and security interest therein of Lender.

         SECTION 14. Borrower's Obligations Absolute, Etc. The obligations of Borrower under this Agreement shall be absolute and unconditional in accordance with the terms hereof and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of this Agreement, the Loan Agreement, any of the other Loan Documents, or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of this Agreement, the Loan Agreement, any of the other Loan Documents or any other documents, instruments or agreement referred to therein or any assignment or transfer of any thereof; (c) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (d) any furnishing of any additional security to Lender or its assignees or any acceptance thereof or any release of any security by Lender or its assignees; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Borrower, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, regardless of whether Borrower shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any Lien on any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee or security, for all or any of the Secured Obligations; or (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

         SECTION 15. Notices, Etc. All notices and other communications hereunder shall be given to Borrower and Lender at the addresses and in the manner specified in the Loan Agreement.

         SECTION 16. Power of Attorney. Borrower hereby absolutely and irrevocably makes, constitutes and appoints Lender as Borrower's true and lawful agent and attorney-in-fact (which appointment Borrower specifically acknowledges to be accompanied with an interest), with full power of substitution, in the name of Borrower, upon the occurrence and during the continuance of an Event of
Default: (a) to execute and do all such assurances, acts and things that Borrower should do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as Lender or any of its sub-agents or attorneys may, in its or their discretion, reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of Lender under this Agreement; and
(c) generally, in the
name of Borrower, to exercise all or any of the rights, powers, authorities and discretion conferred on or reserved to Lender by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to execute and deliver or otherwise perfect any deed, financing statement, assurance, agreement, instrument or act as Lender may deem proper in or for the purpose of exercising any of such powers, authorities or discretion. Borrower hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful and reasonable acts Lender or any of Lender's or attorneys shall do or purport to do in the exercise of this power of attorney, which power of attorney, being given for security, is irrevocable for the term of this Agreement.

         SECTION 17. Termination, Release. After all of the Commitments have been terminated under the Loan Agreement, all Secured Obligations have been indefeasibly paid and performed in full and no Obligations remain unpaid, outstanding or unperformed, this Agreement shall terminate, and Lender, at the request and expense of Borrower, will execute and deliver to Borrower a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Borrower (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Lender and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any proceeds at the time held by Lender hereunder.

         SECTION 18. Miscellaneous. Borrower agrees with Lender that each of the obligations and liabilities of Borrower to Lender under this Agreement may be enforced against Borrower without the necessity of joining any other Person as a party. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the respective successors and assigns of Borrower and Lender, and shall inure to the benefit of and be enforceable by Lender and its successors and assigns. Without limiting the generality of the foregoing sentence, Lender may assign or otherwise transfer any right, title or interest under the Loan Agreement, the Notes, and the other Loan Documents to any other Person in accordance with the provisions of the respective document, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein. This Agreement may be amended, changed or waived only as provided in Section 10.4 of the Loan Agreement and may be terminated only as provided in Section 17 hereof. Unless otherwise defined herein or in the Loan Agreement, terms defined in Article 9 of the UCC in the State of Tennessee are used herein as therein defined. The headings in this Agreement are for convenience of reference only and shall not limit or define the meaning of the substantive provisions hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement, which shall remain binding on all parties hereto.

         SECTION 19. Governing Law. Unless otherwise expressly set forth herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens on and security interests in the collateral.

         SECTION 20. Conflicts. In the event of any conflict between the Loan Agreement and this Agreement, the Loan Agreement shall control.

         SECTION 21. Final Agreement. This written Agreement represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                  IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                              BORROWER:

                              LANDAIR ACQUISITION CORPORATION


                              By:
                                 --------------------------------------------

                              Title:
                                    -----------------------------------------



                              LENDER:

                              FIRST TENNESSEE BANK
                              NATIONAL ASSOCIATION


                              By:
                                 --------------------------------------------

                              Title:
                                    -----------------------------------------

                                    EXHIBIT A

          [Form for promissory notes to be executed by future Obligors]


                                 PROMISSORY NOTE


$40,000,000                                          ___________________, 200__
                                                    ________________, Tennessee


         FOR VALUE RECEIVED, ON DEMAND AFTER DATE, the undersigned, _______________________________, a _________ corporation ("Maker"), promises to pay to the order of LANDAIR ACQUISITION CORPORATION, a Tennessee corporation with principal offices in Greeneville, Tennessee ("Payee"; Payee, and any subsequent holder[s] hereof, being hereinafter referred to collectively as "Holder"), the principal sum of FORTY MILLION DOLLARS ($40,000,000) or, if less, the aggregate unpaid principal amount shown on the books and records of Payee as being owed from Maker to Payee, together with interest on the unpaid principal balance at the greatest rate of interest accruing in respect of either of the Loans made to Payee pursuant to that Amended and Restated Loan and Security Agreement of even date herewith, by and among Payee and First Tennessee Bank National Association (together with any amendments thereto and/or modifications thereof, herein referred to as the "Loan Agreement", and capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement); provided that in no event shall the interest and loan charges payable in respect of the indebtedness evidenced hereby exceed the maximum amounts from time to time allowed to be collected under applicable law.

         Notwithstanding the foregoing, the entire outstanding principal balance of the indebtedness evidenced hereby, together with all accrued and unpaid interest thereon, shall be due and payable in full if:

                  (a) the Maker shall commence a voluntary case concerning itself under Title 11 of the United States Code, entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

                  (b) an involuntary case is commenced against the Maker and the petition is not dismissed within sixty (60) days after commencement of the case; or

                  (c) the Maker commences any other case or proceeding concerning itself under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction, whether now or hereafter in effect; or

                  (d) there is commenced against the Maker any such case or proceeding that remains undismissed for a period of sixty (60) days; or

                  (e) any order for relief or other order approving any such case or proceeding is entered; or

                  (f) a custodian (as defined in the Bankruptcy Code) or the like is appointed for, or takes charge of, all or any substantial part of the property of the Maker, and the same shall continue undischarged or unstayed for a period of sixty (60) days; or

                  (g)      the Maker is adjudicated insolvent or bankrupt; or

                  (h) the Maker makes a general assignment for the benefit of creditors; or

                  (i) the Maker shall fail to pay, shall state that it is unable to pay or shall be unable to pay its debts generally as they become due; or

                  (j) the Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or

                  (k) the Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or

                  (l) any action shall be taken by the Maker for the purpose of authorizing or effecting any of the foregoing.

         In the event that this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any other parties hereto agree to pay reasonable attorney's and paralegal's fees and expenses, all court and other costs and the reasonable costs of any other collection efforts.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto.

         It is the intention of Maker and Holder to conform strictly to all laws applicable to the Holder that govern or limit the interest and loan charges that may be charged in respect of the indebtedness evidenced hereby. Anything in this Note to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the loans evidenced hereby, demand for repayment of the unpaid balance of the indebtedness evidenced hereby or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible pursuant to applicable law. Maker and Holder have agreed that:

                  (a) if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Maker to Holder in respect of the indebtedness evidenced hereby shall exceed the maximum amount collectible under such applicable law, then, in that event, and notwithstanding anything to the contrary in this Note (i) the aggregate of all consideration that constitutes interest or loan charges under the law applicable to Holder that is contracted for, taken, reserved, charged or received under this Note or otherwise in connection with the indebtedness evidenced hereby under no circumstances shall exceed the maximum amounts allowed by such applicable law, and any excess shall be credited by Holder on the principal amount of the indebtedness evidenced hereby (or, to the extent the principal amount outstanding hereunder been or thereby would be paid in full, refunded to Maker), and (ii) notwithstanding any demand for repayment of the indebtedness evidenced hereby, the consideration that constitutes interest or loan charges under the law applicable to Holder may never include more than the maximum amounts allowed by such applicable law, and any excess interest or loan charges provided for herein or otherwise shall be cancelled automatically as of the date of such payment and, if theretofore paid, shall be credited by Holder on the principal amount of the indebtedness evidenced hereby (or, to the extent the principal amount of the indebtedness evidenced hereby has been or thereby would be paid in full, refunded by Holder to Maker);

                  (b) all sums paid or agreed to be paid to Holder for the use, forbearance or detention of sums due under this Note shall, to the extent permitted by applicable law, be prorated, allocated and spread throughout the full term of the indebtedness evidenced hereby until payment in full so that the rate or amount of interest and loan charges on account of the indebtedness evidenced hereby will not exceed any applicable legal limitation;

                  (c) the right to demand repayment of the indebtedness evidenced hereby does not include the right to accelerate the maturity of any interest or loan charges not otherwise accrued on the date of such acceleration, and Holder does not intend to charge or collect any unearned interest or loan charges in the event of any such acceleration; and

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, without reference to the conflicts or choice of law principles thereof, except to the extent that Federal law may be applicable to determining the maximum amount of interest that may be charged by the Holder in respect of the indebtedness evidenced hereby.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER, AND BY ITS ACCEPTANCE HEREOF, PAYEE, HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY MATTER ARISING HEREUNDER OR IN CONNECTION HEREWITH.

         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.


                                 MAKER:


                                 ----------------------------------------


                                 By:
                                    -------------------------------------

                                 Title:
                                       ----------------------------------

                                     ALLONGE


[Attached to $40,000 Promissory Note dated _______________, 200__, made by _______________________________, a ________________ corporation, payable to the order of Landair Acquisition Corporation, a Tennessee corporation]


         PAY TO THE ORDER OF FIRST TENNESSEE BANK NATIONAL ASSOCIATION UNDER THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED ____________, 2003 BETWEEN LANDAIR ACQUISITION CORPORATION AND FIRST TENNESSEE BANK NATIONAL ASSOCIATION.


                                            LANDAIR ACQUISITION CORPORATION

                                            By:
                                               -------------------------------

                                            Title:
                                                  ----------------------------

                                     ANNEX I

                                  Pledged Notes

1. $40,000,000 Promissory Note from Landair Transport, Inc. to Landair Acquisition Corporation dated _____________, 2003.

2. $40,000,000 Promissory Note from Volunteer Adjustment, Inc. to Landair Acquisition Corporation dated ____________, 2003.

3. $40,000,000 Promissory Note from Landair Transportation Properties, Inc. to Landair Acquisition Corporation dated ____________, 2003.

                                    EXHIBIT D

                   CONFIRMATION AND AGREEMENT OF NON-EXERCISE


                  For and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned holder of options to acquire shares of the common stock of Landair Corporation described below (the "Options") hereby agrees that he cannot transfer and will not exercise any of the Options, and shall only take action with respect to the Options as may be required to cash out the Options at the time of the closing of the contemplated merger of Landair Corporation into Landair Acquisition Corporation. This letter agreement shall be deemed enforceable against both Landair Corporation and the undersigned, and may not be revoked or amended absent a writing signed by the undersigned and Landair Corporation. This letter shall have no further force or effect if the Tender Offer by Landair Acquisition Company, Scott M. Niswonger and John A. Tweed to purchase all the shares of common stock of Landair Corporation is terminated for any reason.

                Option Grant Date         Number of Shares       Option Price
                                                                 $
              ----------------------     -----------------        --------------

              ----------------------     -----------------        --------------

              ----------------------     -----------------        --------------



                                         ---------------------------------
                                         Option Holder



Date:
     -----------------------


                                       29